As filed with the Securities and Exchange Commission on August 14, 2007
Registration No. 333-105055

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

PRE-EFFECTIVE AMENDMENT NO. 6 TO
FORM S-3 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BOND PRODUCTS DEPOSITOR LLC
(Exact name of registrant as specified in governing instruments)
Delaware	54-2104116
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

Bank of America Corporate Center
Charlotte, North Carolina  28255
(Address of principal executive offices)

Timothy J. Mayopoulos, Esq.
Executive Vice President and General Counsel
Bank of America Corporation
Bank of America Corporate Center
Charlotte, North Carolina  28255
(704) 386-7484
(Name and address of agent for services)

Copy to:
Siegfried Knopf
Sidley Austin LLP
787 Seventh Avenue
New York, NY  10019

Approximate date of commencement of proposed sale to the public:  From time to time on or after the effective date of this Registration Statement as determined by market conditions.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  / /
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  /X/
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  / /
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  / /
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  / /
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  / /
CALCULATION OF REGISTRATION FEE
Title of Securities to Be Registered	Offering Amount to be Registered	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Amount of Offering Price	Registration Fee(2)
Trust Certificates	$1,000,000	100%	$1,000,000	$80.90
(1)           Estimated solely for the purpose of calculating the registration fee.
(2)           Previously paid.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement includes a base prospectus with a corresponding form of prospectus supplement for offering series of certificates representing, in each case, the entire beneficial ownership interest in various issuing entities to be created from time to time, the assets of which will consist primarily of a fixed income securities or a pool of such securities satisfying the criteria set forth in the prospectus, together with certain other assets described in the prospectus all of which will be deposited in the issuing entity by Bond Products Depositor LLC.

The information in this prospectus supplement and the accompanying base prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  Neither this prospectus supplement nor the accompanying base prospectus is an offer to sell and neither document is intended to solicit an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Dated ________, 200_

Prospectus Supplement
(To Prospectus Dated _______________, 200_)

$[                    ]

Certificates, Series 200[  ] - [  ]

[________] Series 200[  ] - [  ] Trust
Issuing Entity

BOND PRODUCTS DEPOSITOR LLC
Depositor and Sponsor

	PRINCIPAL BALANCE	CERTIFICATE RATE	PRICE TO PUBLIC	UNDERWRITING DISCOUNT
[Class [ ] [Callable] [Senior] Certificate]	$_____________________	[%] [Variable] [Pass Through Rate] [ ]%	[100.00]%	%
[Class [ ] [Callable] subordinated]	$_____________________	[%] [Variable] [Pass Through Rate] [ ]%	[100.00]%	%

THE CERTIFICATES REPRESENT INTERESTS IN THE ISSUING ENTITY ONLY AND DO NOT REPRESENT AN INTEREST IN OR AN OBLIGATION OF BOND PRODUCTS DEPOSITOR LLC, THE TRUSTEE OR ANY OF THEIR AFFILIATES.

The Issuing Entity

•	is a [Delaware statutory trust] [New York common law trust] formed pursuant to a trust agreement between Bond Products Depositor LLC, as depositor, and [the trustee], as trustee, and

•
will issue ____ classes of certificates, all of which [except the class [  ] certificates] are offered hereby; the class [  ] certificates will be subordinated to the class [  ] certificates with respect to payments of principal, interest and premiums.

The Certificates

•
represent undivided beneficial interests in the assets of the issuing entity, which consist [primarily] of a [security] [pool of securities] that are described herein [as well as [describe other trust assets]],

•
are entitled to distributions of interest [monthly] [quarterly] [semi-annually] on the [___] day of each  [_____] commencing [__________] [if different, disclose distribution frequency and first and last expected distribution of principal],

•	[differ in right to payment in that the Class__ certificates are subordinated to the Class__ certificates],

•	[have the benefit of credit enhancement [briefly describe any credit enhancement or other support and identify any enhancement or support provider]],

•	currently have no trading market, [and]

•	are not insured or guaranteed by any governmental agency.

YOU SHOULD REVIEW THE INFORMATION IN “RISK FACTORS” BEGINNING ON PAGE S-[  ] OF THIS PROSPECTUS SUPPLEMENT AND BEGINNING ON PAGE [2] OF THE ACCOMPANYING BASE PROSPECTUS.

For complete information about the offered certificates, read both this prospectus supplement and the accompanying base prospectus.  This prospectus supplement must be accompanied by the base prospectus if it is being used to offer and sell the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these certificates or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus.  Any representation to the contrary is a criminal offense.

[Subject to the satisfaction of certain conditions, the underwriter[s] named below will purchase the offered certificates from Bond Products Depositor LLC.  See “Underwriting” in this prospectus supplement].  It is expected that delivery of the certificates will be made to investors in book-entry form through the facilities of The Depository Trust Company on or about [                     ], 200[  ].

Banc of America Securities LLC
____________, 200_

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS

We provide information to you about the certificates in two separate documents that progressively provide more detail about the certificates:  (a) the accompanying base prospectus, which provides general information, some of which may not apply to your series of certificates and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

As you read through these sections, cross-references will direct you to more detailed descriptions in the base prospectus attached hereto and elsewhere in this prospectus supplement.

In connection with making a decision to invest in the certificates, you should rely only on the information contained in this prospectus supplement and the accompanying base prospectus.  We have not, and the underwriter[s] [have] [has] not, authorized anyone to provide you with different or additional information.  If anyone provides you with different or additional information, you should not rely on it.  Neither Bond Products Depositor LLC (the “Depositor”) nor the underwriter[s] [is] [are] making an offer to sell the certificates or soliciting an offer to buy the certificates in any jurisdiction where the offer or sale is not permitted.

For 90 days following the date of this prospectus supplement, all dealers selling the certificates are required to deliver a copy of this prospectus supplement and the accompanying base prospectus to each potential investor.  This is in addition to the dealers’ obligation to deliver a copy of this prospectus supplement and the accompanying base prospectus to each potential investor when acting as an agent of the Depositor in soliciting offers to purchase certificates.

We include cross-references in this prospectus supplement and the accompanying base prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying base prospectus indicate the pages on which these captions are located.

[European Economic Area]

[In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter[s] represent[s] and agree[s] that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of [Class __] certificates to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts;

•	in any other circumstances which do not require the publication by the trust of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of [Class __] certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the [Class __] certificates to be offered so as to enable an investor to decide to purchase or subscribe the [Class __] certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter represents and agrees that:

•
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the [Class __] certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity;

•
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the [Class __] certificates in, from or otherwise involving the United Kingdom. ]

[This prospectus supplement and the accompanying prospectus are for distribution only to persons who (i) have professional experience in matters relating to investments falling within article 19(5) of the financial services and markets act 2000 (financial promotion) order 2005 (as amended, the "financial promotion order"), (ii) are persons falling within article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc") of the financial promotion order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the financial services and markets act 2000) in connection with the issue or sale of any [Class __] certificates may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This prospectus supplement and the accompanying prospectus is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.]

TABLE OF CONTENTS

Summary of Prospectus Supplement	S–6
Risk Factors	S–15

Debt Securities; Defaults	S–15
[Liability for Termination Payments]	S–16
[Concentration Risk]	S–17
[Subordination of the Class [ ] Certificates]	S–17
[Reinvestment Risks]	S–17
[Potential Conflicts]	S–17
Possible Early Termination Of The Issuing Entity Following The [Underlying Securities Issuer] [Underlying Securities Guarantor] Ceasing To Report Could Result In A Loss To Certificateholders	S–18
There May Not Be A Liquid Secondary Market For The Certificates	S–18

Formation of the Issuing Entity	S–19
Use of Proceeds	S–19
Affiliations, Relationships and Related Transactions	S–19
Legal Proceedings	S–20

Description of the Underlying Securities	S–20
Composition	S–21
Disclosure	S–22
Underlying Securities Events of Default	S–23
Other Material Terms of the Underlying Securities	S–23
Additional Information for Concentrated Underlying Securities	S–24
[Description of Other Deposited Assets]	S–25
[Description of the Call Warrants]	S–25
[Description of Credit Support]	S–26
[The Letter of Credit]	S–26
[The Surety Bond]	S–26
[Reserve Account]	S–27

Yield on the Certificates	S–27
Description of the Certificates	S–27

General	S–27
Definitive Certificates	S–28
[Listing on the New York Stock Exchange]	S–28
Interest	S–28
Principal	S–29
[Subordination of Class [ ] Certificates]	S–30
Distributions	S–30
[Fees and Expenses	S–33
[Advances	S–34
Allocation of Losses; Subordination	S–34
[Depositor] [Affiliate] Optional Exchange	S–35
[Restrictions on Transfer of the Class [ ] Certificates]	S–35

Description of the Trust Agreement	S–35

General	S–35
Assignment of Deposited Assets	S–36
The Trustee	S–36
Collections	S–37
Amendments	S–39
Voting of Underlying Securities	S–40
Termination	S–41

Certain Legal Aspects of the Deposited Assets	S–42
Material Federal Income Tax Considerations	S–42
Certain State Tax Considerations	S–43
ERISA Considerations	S–43
Underwriting	S–44
Ratings	S–46
Legal Matters	S–47
Index of Terms for Prospectus Supplement	S–47

You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying base prospectus are defined under the caption “Index of Terms for Prospectus Supplement” beginning on page S-[  ] in this document and under the caption “Index of Terms for Prospectus” beginning on page [  ] in the accompanying base prospectus.

The underwriters[s] may engage in transactions that stabilize, maintain or otherwise affect the price of the Certificates, including over-allotment, stabilizing and short-covering transactions in such securities and the imposition of penalty bids, in each case in connection with the offering of the Certificates.  For a description of these activities, see “UNDERWRITING” herein.

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary highlights certain of the material terms of the Deposited Assets (as defined below) and the certificates being issued by the issuing entity and offered by this prospectus supplement.  It does not contain all of the information that you need to consider in making a decision to invest in the certificates.  As a result, you should carefully read this prospectus supplement and the accompanying base prospectus in full.

Transaction Participants

Issuing Entity

The Series 200[  ]-[  ] Trust (the “Issuing Entity” or “Trust”) is a [Delaware statutory business trust] [New York common law trust] formed pursuant to the Standard Terms for Trust Agreements (the “Standard Terms”), dated as of [              ], 200 [  ] between the Depositor and [    ], as trustee (the “Trustee”) as amended by a Series Supplement (the “Series Supplement”) for the Series 200[  ]-[  ] Certificates, dated as of [                ], 200[  ], between the Depositor and the Trustee (the Series Supplement together with the Standard Terms, the “Trust Agreement”).

Depositor and Sponsor

Bond Products Depositor LLC is a Delaware limited liability company and a wholly-owned, limited-purpose subsidiary of Banc of America Securities  Holdings Corporation, which is a wholly-owned subsidiary of Bank of America Corporation.  See “The Depositor” in the accompanying base prospectus.  The Depositor is also the “sponsor” with respect to the Certificates for purposes of Rule 1101(1) under the Securities Act of 1933 and references to the “depositor” herein also include the depositor in its capacity as sponsor.

Trustee

[  ], as Trustee.  [The Trustee will be regarded as the “servicer” of the Issuing Entity for purposes of Section 1101(j) of Regulation AB under the Securities Act.]

[Administrative Agent]

[Identify any Administrative Agent].  [The Administrative Agent will be regarded as the “servicer” of the Issuing Entity for purposes of Section 1101(j) of Regulation AB under the Securities Act.]

The Certificates
[Offered] Certificates

The certificates will consist of the class [  ] [  ]% [Variable Rate] [Senior] [Callable] pass-through certificates (the “Class [  ] Certificates”) and the class [  ] [  ]% [Variable Rate]  [Subordinated] [Callable] pass-through certificates (the “Class [  ] Certificates” and together with the Class [  ] Certificates, the “Certificates”) each of which are being offered hereby.  The initial certificate principal balance of the Class [  ] Certificates will be $[                       ] and the initial certificate principal balance of the Class [  ] Certificates will be $[  ].  The Certificates will be issued pursuant to the Trust Agreement and will constitute the entire undivided beneficial ownership interest in the assets of the Issuing Entity.  Each class of Certificates represents the right to receive distributions on the assets of the Issuing Entity up to their respective certificate principal balances and interest thereon at their applicable pass-through rate.  The Certificates will be issued in [book entry form through The Depository Trust Company] [definitive form] in minimum denominations of $[1,000].

[Other Certificates

The Issuing Entity will issue the following classes of certificates each of which will not be offered under this prospectus supplement. [Describe any other classes of certificates that are issued but not offered, including any subordinated classes not rated in one of the four highest rating categories and any residual or equity interests.]  These classes will initially be held by [identify holder].]

Asset of the Issuing Entity
The Deposited Assets

The Deposited Assets will consist of:

•	the Underlying Securities (as defined below), [and]

•	[describe any interest rate swaps, currency swaps, floors, collars or other similar instruments];

•	[describe any letter of credit; surety bond; or other applicable credit support]; and

•	[any other applicable assets of the Issuing Entity].

The Underlying Securities

The Underlying Securities will have an initial aggregate principal balance of approximately $[                           ] as of [                          ], 20[  ] (the “Cut-off Date”).  The Depositor will deposit into the Issuing Entity the following fixed income securities (the “Underlying Securities”) which have the characteristics described herein under “Description of the Deposited Assets—Description of Underlying Securities” and “—Composition” and which satisfy the criteria described in “Description of the Deposited Assets—Description of Underlying Securities” in the accompanying base prospectus.  [As of the Cut-off Date, the following information will apply to the Underlying Securities to be acquired by the Depositor:

Issuer	Coupon	Principal Amount	% of Aggregate Principal Amount	Moody’s (1) Rating	S&P (1) Rating	Fitch (1) Rating

_______________
(1)	If applicable.

Underlying Securities Issuers

Each Underlying Security has been issued by a separate issuer (each, an “Underlying Securities Issuer“). [The [Underlying Securities Issuer] is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and in accordance therewith files reports and other information (including financial information) with the SEC under the Underlying Securities Issuer’s Exchange Act file number, 001-               ].  See “Description of the Deposited Assets—Composition.”

The Underlying Securities Issuers are not participating in this offering, will not receive any proceeds either from the sale of the Underlying Securities to the Depositor or from the issuance or the Certificates and have no direct obligations under the Certificates.

[Other Deposited Assets]

[The Issuing Entity’s assets will also include [describe any interest rate swaps, currency swaps, floors, caps or collars that will be used in accordance with Item 1115 of Regulation AB to alter the payment characteristics of cash flows from the Issuing Entity and whose primary purpose is not to provide credit enhancement] (the “Other Deposited Assets”).  Under the [derivative] agreement [identify the counterparty or other provider of the Other Deposited Assets] (the “Counterparty”) will be obligated to make a payment to the Issuing Entity [describe terms under which payments will be made or received] in order to provide protection against [describe currency or interest rate risks protected against].  Shortfalls due to [describe currency or interest rate risks] that are not covered by the [derivative] agreement will be borne by the Certificateholders or a [pro rata] [describe other] basis.  See “Description of the Deposited Assets—Description of Other Deposited Assets.”]

[Credit Support]

[The Certificateholders [of the [specify particular classes] Certificates] will also have the benefit of [describe any letter of credit; surety bond; or other applicable credit support] (the “Credit Support”) which will be used to support or ensure the [servicing and] [timely] [ultimate] distribution of amounts due with respect to the Underlying Securities, including providing certain coverage with respect to losses].  Under the Credit Support agreement [identify the credit support provider] (the “Support Provider”) will be obligated to make a payment to the Issuing Entity [describe terms under which payments will be made or received] in order to provide protection against [losses due to payment defaults on the Underlying Securities].  Shortfalls due to [losses on the Underlying Securities] that are not covered by the Credit Support will be borne by the Certificateholders on a [pro rata] [or describe other] basis.  See “Description of the Deposited Assets—Description of Credit Support.”]

Transaction Summary
Closing Date

Certificates are expected to be offered on or about ________, 200_ (the “Closing Date”).

Distribution Dates

Payments of interest, principal and premium (if any) on the Certificates will be made on each [monthly date] [quarterly date] [semi-annual date], or if such date is not a Business Day (as defined herein) on the following Business Day (each, a “Distribution Date”).

Final Scheduled Distribution Date

[                    ] (the “Final Scheduled Distribution Date”).

Variable Pass-Through Rates

[For each Interest Accrual Period (as defined below), the Variable Pass-Through Rate will be calculated [describe method for determining variable pass-through rates] [The initial Variable Pass-Through Rates for the Class [  ] [Senior] Certificates and the Class [  ] [Subordinated] Certificates will be approximately [  ]% and [  ]%, respectively, per annum.]] [The Pass-Through Rates applicable to the calculation of interest on the Class [  ] [Senior] Certificates and the Class [  ] [Subordinated] Certificates will be [  ]% and [  ]%, respectively, per annum.]

Interest Accrual Periods

[Interest shall accrue on the outstanding aggregate Certificate Principal Balance of each Class of Certificates at the applicable [Pass-Through] Rate on a [monthly] [quarterly] [semi-annual] basis from [  ] to [  ] (each, an “Interest Accrual Period”) and such interest shall be paid in accordance with the priority of payments set forth in this prospectus supplement.  In the case of the first Interest Accrual Period, interest shall accrue on the initial aggregate Certificate Principal Balance of each Class of Certificates at the applicable initial [Pass-Through] Rates from and including the Closing Date to but excluding [___, 200_].

Collection Period

With respect to each Distribution Date, the period beginning on [  ] and ending at the close of business on [  ] (each such period, a “Collection Period”).

Principal Distributions

The Certificate Principal Balance of each Certificate represents the maximum amount that the Certificateholder is entitled to receive as distributions allocable to principal.  Payments of principal received by the Issuing Entity on the Deposited Assets during each Collection Period will be paid to the Certificateholders on each Distribution Date in accordance with the priority of distributions set forth in this prospectus supplement.  The Certificate Principal Balance of a Certificate will be reduced by the amount of [(x)] distributions allocable to principal made to Certificateholders, [(y) losses incurred with respect to the Deposited Assets which are allocated to the Certificateholders and (z) certain expenses incurred by the Trustee with the consent of the Certificateholders].  [The Notional Amount of the Class [  ] Certificates as of any date of determination is equal to [specify].  Reference to the Notional Amount of the Class [  ] Certificates is solely for convenience in determining the basis on which distributions on the Class [  ]  Certificates will be calculated [and determining the relative voting rights of Certificateholders of Class [  ] Certificates for purposes of voting on a class-by-class basis or otherwise].  The Notional Amount does not represent the right to receive any distributions allocable to principal.]  [Shortfalls in collections of principal with respect to the Deposited Assets will be allocated to reduce the Certificate Principal Balance of the Class [  ] Certificates and after the Certificate Principal Balance of such Certificates has been reduced to zero, such shortfalls shall be applied to reduce the Certificate Principal Balance of the Class [  ] Certificates, as provided in this prospectus supplement.]

Distributions

Certificateholders will be entitled to receive on each Distribution Date, in accordance with the priority of distributions set forth in this prospectus supplement and to the extent of available funds, after payment of certain expenses of the Issuing Entity [and amounts payable to the [Other Deposited Assets Providers] [Credit Support Providers]]:

•	interest accrued on the Certificates during the related Interest Accrual Period at the applicable [Pass-Through] Rate on the outstanding Certificate Principal Balance of each class of Certificates;

•	distributions allocable to principal, in an amount equal to all payments allocable to principal received on the Deposited Assets during the applicable Collection Period; and

•
distributions allocable to premium (if any) in an amount equal to all payments of premiums (if any) received on the Underlying Securities [or from the Call Warrant Holder upon the exercise of the Call Warrant] during the applicable Collection Period.

Distributions will be made to Certificateholders only if, and to the extent that, payments are made with respect to the Deposited Assets.

[The holders of the Class [  ] Certificates will [also] be entitled to receive on each Distribution Date, distributions allocable to interest in an amount equal to [describe Stripped Interest].] [The holders of the Class [  ] Certificates will not be entitled to receive any distributions allocable to principal or premium (if any).]  See “Description of the Certificates—Distributions.”

Fees and Expenses

On each Distribution Date, the Trustee, [list any others receiving payment of fees or expenses,] will be entitled to [its][their] fees and expenses, which will be paid from amounts collected on the Deposited Assets prior to the Certificateholders receiving any distributions.  The trustee fee will be equal to [$_______] per Collection Period and [list others, the source thereof and amount or method of determination].

[Subordination; Allocation of Losses]

[The rights of the holders of the Class [  ] Certificates to receive distributions of interest, principal and premiums (if any), with respect to the Deposited Assets will be subordinated to the rights of the holders of the Class [  ] Certificates to receive interest, principal and premiums (if any).

In addition, losses attributable to the Underlying Securities are allocable first to the Class [  ] Certificates and then to the Class [  ] Certificates.  See “Description of the Certificates—Allocation of Losses; Subordination.”]

[Optional Termination]

[The Depositor may purchase the Underlying Securities in the Issuing Entity at a price equal to the par amount [or liquidation preference amount, as applicable] of the Underlying Securities in the Issuing Entity on any Distribution Date on which the aggregate principal amount of the Underlying Securities remaining in the Issuing Entity is less than [10%] of the aggregate principal amount of the Underlying Securities as of the [Cut-off Date].  This would cause the termination of the Issuing Entity and early retirement of the Certificates.

[Specify any other purchase or repurchase option of the Depositor.] See “Description of the Trust Agreement—Termination” herein and “Description of Trust Agreement—Termination” in the accompanying base prospectus.]

[Call Warrants]

The [Certificates may be called for redemption] [Underlying Securities may be purchased] by the holder of the call  warrants (the “Call Warrants”) [on or after ______] at a price equal to [describe calculation of Call Warrant exercise price].] [Describe other events which will allow the holder of the Call Warrants to call the Certificates]  [purchase the Underlying Securities].

On the closing date, the Call Warrants will initially be held by [the Depositor] [other initial holder].  The Call Warrants may be sold or transferred by [initial holder] at any time in whole or in part to one or more qualified institutional buyers (as defined in Rule 144A under the Securities Act), and further sold or transferred by any such subsequent holder(s) from time to time.  The Call Warrants are not being offered pursuant to this prospectus supplement.  See “Description of the Deposited Assets—Description of the Call Warrants”.

Optional Exchange

[The Depositor] [Banc of America Securities LLC, an affiliate of the Depositor,] [ specify other] will have a limited right to exchange certificates for a pro rata portion of the Underlying Securities.  See “Description of the Certificates – Optional Exchange” in this Prospectus Supplement and in the Prospectus.

[Other Liquidation or Amortization Events]

[Specify any other liquidation or amortization events or performance triggers that would alter transaction structure or flow of funds.]

Ratings

It is a condition to the issuance of the Certificates that the Certificates be rated at least [“    ” - insert “investment grade” rating] by at least one nationally recognized statistical rating organization which shall be [insert name of NRSRO].  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.  A security rating does not address the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Underlying Securities, the corresponding effect on yield to investors [or whether investors in the Class [  ] Certificates may fail to recover fully their initial investment].  See “Ratings.”

Specified Currency; Denominations

The Class [  ] Certificates and the Class [  ] Certificates will be denominated and payable in [U.S. dollars] (the “Specified Currency”) and will be available for purchase in minimum denominations of [$][   ] and in integral multiples of [$][  ].

Form of Certificates

[The Certificates will be issued as book-entry certificates through the facilities of The Depository Trust Company (“DTC”), except under circumstances specified herein] See “Description of the Certificates—Definitive Certificates.”  Distributions will be settled in [immediately available (same-day)] funds.

Material Federal Income Tax Considerations

Sidley Austin LLP, special tax counsel, has delivered an opinion that the Issuing Entity will be a grantor trust or a partnership for federal income tax purposes and not an association taxable as a corporation (or publicly traded partnership treated as a corporation). Although such treatment is not certain, the Trustee intends for tax reporting purposes to treat the Issuing Entity as a grantor trust and the balance of this discussion assumes that the Issuing Entity will be so classified. For a discussion of the consequences of recharacterization of the Issuing Entity as a partnership for federal income tax purposes, see “—Tax Status of the Issuing Entity—Classification as a Partnership” in “Material Federal Income Tax Consequences” in the Prospectus. Each Certificateholder will be subject to the original issue discount (“OID”) rules of the Code and Treasury Regulations with respect to such Certificates. See “Material Federal Income Tax Consequences” in this Prospectus Supplement and in the Prospectus. See “Material Federal Income Tax Considerations.”

ERISA Considerations

An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including an individual retirement account (an “IRA”) or Keogh plan (each, a “Plan”) should consult its advisors concerning the ability of such Plan to purchase Certificates under ERISA or the Code.  [Although no assurances can be given, the [Underwriter] believes that each class of Certificates will qualify as Publicly Offered Securities under regulations issued by the U.S. Department of Labor (i.e. freely tradeable, widely held and registered under the Exchange Act) and that, accordingly, the assets of the Issuing Entity should not be treated as assets of any employee benefit plan subject to ERISA by reason of an investment in the Certificates.]  See “ERISA Considerations” herein.

Risk Factors

See “Risk Factors” in this prospectus supplement and in the accompanying base prospectus for discussion of some of the factors you should carefully consider prior to making a decision to invest in the Certificates.

The following diagram outlines the structure of the transactions contemplated in this prospectus supplement.

Transaction Illustration:

RISK FACTORS

[Describe risk factors applicable to the specific Underlying Securities and any Other Deposited Assets, any Credit Support and the particular structure of the Certificates being offered, including factors affecting the yield on the Certificates and the terms thereof, as described elsewhere herein.] See “Risk Factors” and “Maturity and Yield Considerations” in the accompanying base prospectus.

Debt Securities; Defaults

The Underlying Securities are subject to credit, liquidity and interest rate risks. To the extent that a default occurs with respect to any Underlying Securities and the Trustee sells or otherwise disposes of such Underlying Securities, it is not likely that the proceeds of such sale or other disposition will be equal to unpaid principal and interest accrued thereon.

While a number of articles and research reports have been written on historical default rates, the timing of such defaults and subsequent recoveries on debt securities, there is no central source for relevant data, or a standardized method of measuring default rates, the timing of such defaults or any subsequent recoveries.  Furthermore, the historical performance of the bond markets is not necessarily indicative of their future performance.  Prospective purchasers of the certificates should consider and determine for themselves the likely level of defaults and the level of recoveries on the Underlying Securities during the term of the Certificates.

[The Underlying Securities [can be redeemed early at the option of the issuer of the Underlying Securities] [specify dates or conditions] [may amortize early as a result of [describe amortization features of specific Underlying Securities.]] If all or a significant portion of the Underlying Securities are [redeemed] [amortized] early, the Issuing Entity will be terminated and Certificateholders may receive a lower overall yield on the Certificates and a distribution of principal before the scheduled maturity of the Certificates].

[In addition, if all of the Underlying Securities are [redeemed] [amortized] early, the Issuing Entity [and the [describe Other Deposited Assets and/or Credit Support] will terminate early[, and the Issuing Entity may be required to make a termination payment in accordance with the terms of the [describe Other Deposited Assets and/or Credit Support].]

[Insert the following for “stripped certificates” only] [The Class [  ] Certificates are not entitled to distributions of principal but receive a portion of interest collections on the Underlying Securities for so long as the Underlying Securities are outstanding.  If the Underlying Securities are prepaid or redeemed early or the Issuing Entity is otherwise wound up early, returns on the Class [  ] Certificates will be adversely affected.]

NO INVESTIGATION INTO THE BUSINESS CONDITION OF THE UNDERLYING SECURITIES ISSUER HAS BEEN MADE BY THE COMPANY, UNDERWRITER OR TRUSTEE.

None of the Company, the Underwriter, or the Trustee, or any of their respective affiliates has made any investigation into the business condition, financial or otherwise, of the Underlying Securities Issuer or has verified or will verify any reports or information filed  by the Underlying Securities Issuer with the SEC or otherwise made available to the public nor can any of the Company, the Underwriter, or the Trustee, or any of their respective affiliates, assure that the Underlying Securities Issuer will continue to file such reports in the future.  Prospective investors in the Certificates should carefully consider publicly available financial and other information regarding the Underlying Securities Issuer in making their investment decision.  See “The Underlying Securities Issuer,” “Description of the Underlying Securities” herein.

[THE UNDERLYING SECURITIES ISSUER [DESCRIBE OTHER PAYMENT SOURCE] IS THE ONLY PAYMENT SOURCE.

The payments made by the Underlying Securities Issuer on the Underlying Securities are the only sources of payments for your Certificates[, except in the case where a holder of the Call Warrants exercises a Call Warrant] with respect to [your Certificates] [the Underlying Securities] [describe other payment source].  The Underlying Securities Issuer [describe other payment source] is subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions; should the Underlying Securities Issuer [or] [describe other payment source] experience financial difficulties, there could be a delay in payment, partial payment or non-payment of your Certificates.  In the event of nonpayment on the Underlying Securities by the Underlying Securities Issuer [or] [describe other payment source], you will bear the risk of such nonpayment.  See “Description of the Certificates — Recovery on Underlying Securities [or describe other payment source] Following Payment Default or Acceleration” herein.]

[Liability for Termination Payments]

[[The Swap Agreement]

[Each swap transaction] may be terminated early if:

•	[there is a default with respect to] the [related] Underlying Securities [or the Underlying Securities are redeemed early];

•	the Issuing Entity or the [Swap Counterparty] fails to make the required payments under the [Swap Agreement];

•	the [Swap Agreement] becomes illegal or invalid;

•	the Issuing Entity or the [Swap Counterparty] becomes bankrupt;

•	withholding taxes are imposed on payments made by the Issuing Entity [or Swap Counterparty under the Swap Agreement];

•	the [Swap Counterparty] is involved in a merger and disaffirms the [Swap Agreement]; or

•	[other.]

At the time of any early termination of the [Swap Agreement], the agreement may have value to either the Issuing Entity or the [Swap Counterparty]; if so, the other party will be required to pay that value as a termination payment.  The termination payment generally corresponds to the estimated cost to the Issuing Entity or the [Swap Counterparty], as the case may be, of entering into a replacement [Swap Agreement].  Such cost generally depends on the value of the remaining payments to be made by the Issuing Entity and the remaining payments to be made by the [Swap Counterparty].  The value of the [Swap Agreement] may be highly volatile, and it is not possible to estimate the maximum amount of any termination payment which may be payable by the Issuing Entity.]

[Concentration Risk]

Approximately [  ]% (in par amount) of the Underlying Securities are issued by [number of issuers] [issuers in the same industry] [describe other areas of pool concentration].  The occurrence of [downturns in the issuer’s business] [an insolvency event with respect to such issuers] [or regulatory, legal or other developments] could adversely affect the issuer and its ability to satisfy its obligations under the Underlying Securities.  Accordingly, payments on the Certificates could be adversely affected by the concentration of the Underlying Securities in any one [issuer or industry].

[Subordination of the Class [  ] Certificates]

Except as described below, the Class [  ] Certificates are fully subordinated on each Distribution Date to the Class [  ] Certificates.  No payments of interest will be made on the Class [  ] Certificates until interest on the Class [  ] Certificates has been paid in full.  No payment of principal on the Class [  ] Certificates will be made until the Class [  ] Certificates have been paid in full.  In addition, to the extent that any losses are incurred on the Underlying Securities, such losses will be borne in the first instance by holders of the Class [  ] Certificates and, thereafter, by holders of the Class [  ] Certificates.]

[Reinvestment Risks]

[In the event the Call Warrant Holder exercises the Call Warrants or the Depositor chooses to optionally terminate the Issuing Entity by purchasing the Underlying Securities (under the circumstances described herein), the Deposited Assets will be liquidated and the proceeds will be distributed to the Certificateholders in accordance with the priority of payments described in the Trust Agreement and the Certificateholders will become subject to certain reinvestment risks.  After the exercise of the Call Warrants or upon the occurrence of an optional termination, there can be no assurance that a Certificateholder will be able to reinvest any distribution it receives at a rate which will equal or exceed the rate of return such Certificateholder would have received if it’s Certificates remained outstanding until the scheduled maturity.]

[Potential Conflicts]

Various potential and actual conflicts of interest may arise from the roles of Banc of America Securities LLC (“BAS”), the Depositor and other affiliated entities (collectively the “BAS Entities”) with respect to your Certificates.  BAS may have initially underwritten or placed certain of the Underlying Securities which may be purchased by the Depositor for the Issuing Entity and will underwrite the Certificates issued by the Issuing Entity.  [In addition, a BAS Entity may function as a counterparty with respect to one or more hedge agreements entered into by the Depositor on behalf of the Issuing Entity.]

[Certain BAS Entities may have placed or underwritten certain of the Underlying Securities at original issuance, may own equity or other securities of Underlying Securities Issuers and will have provided investment banking services, advisory, banking or other services to Underlying Securities Issuers.  In its selection of Underlying Securities, the Depositor may purchase the securities of companies affiliated with any other BAS Entity provided such purchases are negotiated on an arms length basis.]

BAS Entities may also have ongoing relationships with, render services to or engage in transactions with, Underlying Securities Issuers and may also own any other equity or debt securities issued by Underlying Securities Issuers.  As a result, officers of BAS Entities may possess information relating to Underlying Securities Issuers which the Depositor may not be aware of at the time the Depositor acquires the Underlying Securities.

In addition, BAS Entities may invest in securities issued by an Underlying Securities Issuer which are senior to, or have interests different from, or adverse to, the interests of holders of the Underlying Securities purchased by the Depositor.

Possible Early Termination Of The Issuing Entity Following The [Underlying Securities Issuer] [Underlying Securities Guarantor] Ceasing To Report Could Result In A Loss To Certificateholders

The Issuing Entity will terminate if the Issuing Entity is no longer permitted under Item 1100(c)(2) of Regulation AB to refer to the [Underlying Securities Issuer’s] [Underlying Securities Guarantor’s] periodic reports filed under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including by reason of the [Underlying Securities Issuer] [Underlying Securities Guarantor] no longer being subject to the reporting requirements of, or ceasing to file periodic reports under, the Exchange Act, and information about the [obligor on] [guarantor of] the Underlying Securities no longer being available in accordance with the rules of the SEC.  If the Issuing Entity so terminates, the Underlying Securities will be sold in accordance with the trust agreement, and [unless the Call Warrants] are exercised, or are deemed exercised,] the proceeds of the liquidation of the Underlying Securities will be distributed pro rata to the Certificateholders [and the holders of the [I/O] [Name] [Certificates].  [Describe other method of allocation of liquidation proceeds between holders of Certificates and holders of [I/O] [Name] Certificates.]  [Describe whether call [warrants] may become exercisable and/or deemed to be exercised in connection with SEC Reporting Failure.]  [The termination of the Issuing Entity under these circumstances will cause an early termination of the Swap Agreement which could result in a termination payment due from the Issuing Entity to the Swap Counterparty.  See “Risk Factors — Liability for Swap Termination Payments” herein.]

There May Not Be A Liquid Secondary Market For The Certificates

Although application [has been] [will be] made to list the Certificates on the [New York Stock Exchange] [American Stock Exchange] [other], there can be no assurance that the Certificates will be approved or, once listed, will continue to be eligible for trading thereon.  There can also be no assurance as to whether there will be a secondary market in the Certificates or, if there is such a secondary market, whether such market will be liquid or illiquid.  If the secondary market for the Certificates is limited, there may be few buyers if you decide to sell your Certificates prior to their maturity date.  This may affect the price you will receive on the Certificates.  There is currently no secondary market for the Certificates.

FORMATION OF THE ISSUING ENTITY

The Issuing Entity of the Certificate will be the Series 200[  ] - [  ] Trust (the “Issuing Entity” or the “Trust”) which will be formed pursuant to the Standard Terms for Trust Agreements, dated as of [                     ], 20[  ] (the “Standard Terms”), as amended by that certain series [  ] supplement, dated as of [                     ], 20[  ] (the “Series Supplement” and together with the Standard Terms, the “Trust Agreement”), each between the Depositor and the Trustee].  At the time of the execution and delivery of the Trust Agreement, the Depositor will contribute (a) the Underlying Securities, described under “Description of the Deposited Assets—Description of the Underlying Securities” [and] (b) any Other Deposited Assets, described under “Description of the Deposited Assets—Description of Other Deposited Assets”] [and (c) [any Credit Support, described under “Description of the Deposited Assets—Description of Credit Support”] [and (d) [any other assets of the Issuing Entity]] (collectively, the “Trust Estate”)].  The Trustee, on behalf of the Certificateholders, will accept the Trust Estate and, in consideration for the receipt thereof, will deliver the Certificates to the Depositor.

The fiscal year end for the Issuing Entity will be December 31, commencing with December 31, 200[  ].

[Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a “business trust.” Several steps have been taken to minimize the risk of an Issuing Entity bankruptcy.]  [The Issuing Entity is a “business trust” and is eligible to be a debtor under the federal bankruptcy laws.  However, several steps have been taken to minimize the risk of an Issuing Entity bankruptcy.]  The transfer of the Underlying Securities has been structured so that the Issuing Entity will be the sole owner of the Underlying Securities free and clear of any lien other than the rights of the [name provider of credit support or derivative provider].  In addition, the permissible activities of the Issuing Entity are limited to issuing the Certificates, entering into and performing its obligations under the Trust Agreement, the material terms of which are described in this Prospectus Supplement and the Prospectus under “Description of the Certificates” and “Description of the Trust Agreement.”

USE OF PROCEEDS

The net proceeds received by the Depositor from the sale of the Certificates will be used to purchase the Underlying Securities and to enter into [describe any Other Deposited Assets and/or Credit Support], which will be contributed to the Issuing Entity and will collectively constitute the Deposited Assets.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[There are no affiliations between the Depositor or the Issuing Entity, the Trustee, [the Administrative Agent,] [or any credit enhancement provider or derivatives counterparty].  There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor’s understanding of the Certificates, or that relate to the Certificates or the Deposited Assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

LEGAL PROCEEDINGS

[There are no material legal proceedings pending against the Depositor, the Trustee, the Issuing Entity, [the Administrative Agent], or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.]

The assets of the Issuing Entity will consist primarily of the Underlying Securities [and] [describe Other Deposited Assets] [and] [describe any Credit Support] (collectively, the “Deposited Assets”).

Description of the Underlying Securities

The Underlying Securities (other than Underlying Securities which are issued by a government sponsored entity (a “GSE”) or the United States of America) will be purchased by the Depositor in the secondary market, either directly or through an affiliate of Banc of America Securities LLC.  No Underlying Securities Issuer is participating in this offering and none will receive any proceeds from the sale of the Underlying Securities to the Depositor or any proceeds from the issuance of the Certificates.  The Underlying Securities Issuers will have no direct obligations under the Certificates.  [Banc of America Securities LLC, an affiliate of the Depositor, participated in the initial [public] offering of certain of the Underlying Securities as a [placement agent] [underwriter]].

This prospectus supplement sets forth the material terms of the Underlying Securities but does not provide detailed information with respect to the Underlying Securities.  Prospective purchasers of the Certificates should consider carefully the financial condition of the Underlying Securities Issuers and their ability to make payments on the related Underlying Securities.

The disclosure contained herein with respect to the Underlying Securities is derived from [specify the prospectus or other offering memorandum by date and title; if such prospectus or offering document is publicly available, identify where such document may be obtained].

[Each [The] issuer[s] of the Underlying Securities is [are] subject to the information reporting requirements of the Exchange Act.] Although the Depositor has no reason to believe that any publicly available information concerning any Underlying Security or its issuer is not reliable, neither the Depositor nor [any of] the underwriter[s] has participated in the preparation of any such documents, or has made any due diligence inquiry with respect to the information provided therein.  At the time of the acquisition of any Underlying Security, events affecting the Underlying Security or its issuer may have occurred that may not yet have been publicly disclosed.  The occurrence of such events may affect the accuracy or completeness of the publicly available documents described above and may affect an Underlying Securities Issuer’s ability to make required payments on its Underlying Securities.

The Underlying Securities (i) either will have been (a) previously registered under the Securities Act or (b) are eligible for sale under Rule 144(k) of the Securities Act; and (ii) will be acquired in bona fide secondary market transactions, not from the issuer or an affiliate of the issuer of such Underlying Securities.

No investigation of the Underlying Securities or the issuer of the Underlying Securities was made by the Depositor in connection with this offering.  The underlying securities were selected for inclusion in the Issuing Entity by the Depositor based on its assessment of investor preferences, the payment characteristics of the Underlying Securities, and the price and availability of the Underlying Securities in the secondary market.

As of [specify date], the Depositor estimates that the market price of the Underlying Securities was [____]% of their principal amount plus accrued interest.  This market price is based on one or more prices reported or available to the depositor for actual sales occurring on [specify date].  The foregoing market price of the Underlying Securities is not intended to indicate the market value of the Certificates.

[The Underlying Securities, which consist of [specify each security (each of which shall meet the criteria set forth in the base prospectus under “Description of the Deposited Assets”) issued by one or more domestic entities, banking organizations, insurance companies or special purpose vehicles (including trusts, limited liability companies, partnerships or other special purpose entities)] [specify each security (each of which shall meet the criteria set forth in the base prospectus under “Description of the Deposited Assets”), in each case which represents obligations issued or guaranteed by a foreign government, political subdivision or agency or instrumentality thereof issued by [specify issuers]] [specify obligations of one or more foreign private issuers] [specify debt security or a pool of such debt securities (each of which shall meet the criteria set forth in the base prospectus under “Description of the Deposited Assets”), in each case which represents obligations of the United States of America, any agency thereof for the payment of which the full faith credit of the United States of America is pledged, or a United States government-sponsored organization created pursuant to a federal statute], have the characteristics described under “—Composition” and under this subsection”—Description of Underlying Securities.”

[Provide disclosure required pursuant to Regulation AB, Item 1107(j), if expenses incurred in connection with the selection and acquisition of the pool assets are to be paid from offering proceeds.]

Composition

As of the Cut-off Date, the following information will apply to the Underlying Securities to be acquired by the Depositor:

Name of Issuer	CUSIP	Industry Classification	Rank	Coupon	Principal Amount ($MM)	% of Underlying Securities	Maturity Date	Special Options(2)	Moody’s(3)	S&P(3) Rating	Fitch(3) Rating

[Composition of the Underlying Securities Pool as of the Cut-off Date]

(1)
[“*” denotes an Underlying Security which constitutes a Concentrated Underlying Security as of the Cut-off Date (i.e., the principal balance of such Underlying Security constitutes 10% or more of the aggregate principal balance of the Deposited Assets).]

(2)	[Describe any special put, call, redemption or conversion option applicable to each Underlying Security.]

(3)	If applicable.

[Number of Underlying Securities:	[ ]]

[Aggregate Principal Balance:	$[ ]]

[Average Principal Balance:	$[ ]]

[Largest Balance:	$[ ]]

[Weighted Average Interest Rate:	[ ]% per annum]

[Weighted Average Original Term to Maturity:	[ ] years]

[Weighted Average Remaining Term to Maturity:	[ ] years]

[Longest Remaining Term to Maturity:	[ ] years]

Any rating noted above with respect to any Underlying Security is not a recommendation to purchase, hold or sell such Underlying Security, and a rating may not remain for any given period of time or may be lowered or withdrawn entirely by a rating agency in the future.  See “Ratings” herein and “Risk Factors—Ratings of the Certificates” in the accompanying base prospectus regarding considerations applicable to the ratings of the Certificates.]\

No payment due under any of the Underlying Securities is delinquent as of the Cut-off Date or will be delinquent as of the Closing Date

[If the underlying securities are foreign assets, or affected by credit support provided by a foreign entity, describe any pertinent governmental legal or regulatory or administrative matters and any pertinent tax matters, exchange controls, currency restrictions or other economic, fiscal, monetary or potential factors that could materially affect payments on the performance of, or other matters relating to, such underlying securities or credit support.]

Disclosure

The Deposited Assets [and certain other assets described under “—Description of Other Deposited Assets”] represent the sole assets of the Issuing Entity that are available to make distributions on the Certificates.  This prospectus supplement relates only to the Certificates being offered hereby and does not relate to an offering of the Underlying Securities.  Accordingly, the information contained herein is intended primarily to describe the Underlying Securities and does not purport to set forth the detailed terms of each Underlying Security or to provide the type of information which would ordinarily be set forth in a prospectus or private offering memoranda pursuant to which the Underlying Securities may have been initially offered.

The following is a description of the material terms of the Underlying Securities.  The descriptions have been derived solely from the prospectuses or other offering memoranda related to such Underlying Securities.

Underlying Securities Events of Default

[The following is a summary of the Underlying Security Events of Default which are common to all of the Underlying Securities]:

•	[failure to make scheduled payments of interest, principal, and premium (if any) to holders of such Underlying Security when the same shall become due;]

•
[material breaches of certain representations, warranties or covenants or failure to observe or perform in any material respect any covenant or agreement which breach or failure continues for a specified period of time after notice thereof is given to the issuer of the Underlying Securities by the Underlying Securities trustee or the holders of not less than a specified percentage of such Underlying Securities;]

•
[failure by the Underlying Securities Issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the Underlying Securities Issuer or the acceleration by or on behalf of the holders thereof of such securities;]

•	[certain events of bankruptcy or insolvency relating to the Underlying Securities Issuer; [and]]

•	[describe any additional common events of default with respect to the pool of Underlying Securities.]

Other Material Terms of the Underlying Securities

[The Underlying Securities have been issued pursuant to [an] [indenture[s]] [fiscal agency agreement[s]] [certificate[s] of designation] [trust agreement[s]] between the [various] [issuer[s] of the Underlying Securities and Underlying Securities [trustee[s]] [fiscal agent[s]] [and describe others] (collectively, the “Issuer Documents”)]].  [The following summary describes the payment terms, redemption provisions, subordination provisions and material legal, financial and other covenants of the Underlying Securities].

Payment Terms and Ranking

Interest on the Underlying Securities is payable [semi-annually] [state other payment periods] on each [_____] and [____]. The maturity date of the Underlying Securities is [_______]. The Underlying Securities are [senior obligations of the Underlying Issuer that are unsecured and have the same rank as all of the Underlying Issuer’s other existing and future unsecured, unsubordinated debt][describe other ranking if not senior].  [The Underlying Securities are not subject to any mandatory redemption prior to maturity or sinking fund payments.]

[The Underlying Issuer may, without the consent of the holders of Underlying Securities, issue additional securities having the same ranking and the same interest rate, maturity and other terms as the Underlying Securities.]

Optional Redemption

[The Underlying Securities are redeemable, as a whole or in part, at the Underlying Issuer’s option [, at any time or from time to time,] [state non-call period if applicable] on at least [__] days, but not more than [__] days, prior notice to the holders of the Underlying Securities, at a redemption price equal to the greater of:

•           100% of the principal amount of the Underlying Securities to be redeemed; or

•           [describe any “make-whole” provisions.]

[Describe the material terms of any other redemption provisions or material payment terms.]

Certain covenants. [Describe material covenants.]

Limitations on Merger, Consolidation and Certain Sale of Assets.  [Describe the material terms of any limitations on mergers, consolidations and asset sales.]

Limitations on Indebtedness/ Limitation on [Sale and Leaseback][Other Financing] Transactions.  [Describe the material terms of any limitations.]

Modification of the Underlying Security issuance agreement. [Describe the material terms of amendment provisions.]

Defeasance. [Describe the material terms of provisions on defeasance.]

Other Terms. [Describe, to the extent material, other terms of the Underlying Securities.]

Applicable Law [The Underlying Security issuance agreement is governed by the laws of [_______].]

Additional Information for Concentrated Underlying Securities

With respect to all Underlying Securities which constitute 10% or more of the Deposited Assets (the “Concentrated Underlying Securities”), the following information is provided from publicly available documents: [name such issuer] is a [identify form of domestic corporation, trust, banking organization or insurance company] whose principal executive offices are located at [specify address] and who is engaged in the business of [specify the general character of the business]. [Name such obligor] is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information (including financial information) with the SEC under  its Exchange Act file number, 001-________.  The SEC maintains a database, known as “EDGAR” that can be accessed through the SEC’s web site at http://www.sec.gov as well as through certain privately run internet services.  The EDGAR database contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.  Reports, proxy statements and other information filed by the such issuer with the SEC pursuant to the informational requirements of the Exchange Act may be accessed on the EDGAR database.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the SEC’s public reference rooms. In addition, such reports and other information [can be inspected at the offices of the [New York Stock Exchange at 20 Broad Street, New York, New York 10005] [American Stock Exchange, 86 Trinity Place, New York, New York 10013]] [may be obtained from [name such obligor], according to its most recent annual report, upon written or oral request to [name such obligor]].]

[Description of Other Deposited Assets]

[The Swap Agreement will document an interest rate swap transaction between the Issuing Entity and the Swap Counterparty under which the Issuing Entity will pay to the Swap Counterparty the [fixed rate] [floating rate] coupon payments received in respect of the Underlying Securities and receive from the Swap Counterparty [floating rate] [fixed rate] payments.  The swap transaction will have the effect, subject to performance by the Swap Counterparty of its obligations under the Swap Agreement, of converting the coupon received on the Underlying Securities into the effective coupon the Issuing Entity will distribute with respect to the Certificates.]

[The Swap Agreement will document a cross-currency swap transaction between the Issuing Entity and the Swap Counterparty under which the Issuing Entity will pay to the Swap Counterparty the [foreign currency] [dollar] payments received on the Underlying Securities, and will receive from the Swap Counterparty [dollar] [foreign currency] payments.  The transaction will have the effect, subject to performance by the Swap Counterparty of its obligations under the Swap Agreement, of converting the currency of collections received on the Underlying Securities into the currency in which the Issuing Entity will make distributions with respect to the Certificates.]

 [The notional amount of the [interest rate] [currency] swap transaction will be equivalent to the principal amount of Certificates held by the Issuing Entity.  Payment dates and accrual periods under the Swap Agreement will match the Distribution Dates and interest accrual periods on the Certificates.  The [floating rate] applicable to payments during each period under the Swap Agreement will be established by the Calculation Agent on each payment date based on the value of [the [floating rate] as of the ___ day prior to the first day of the Interest Accrual Period.]  The value of [floating rate] will be determined by reference to the [screen] or in the event such [screen] [rate] is unavailable by reference to quotations from market makers obtained by the Calculation Agent.]

The significance percentage represented by the Swap Agreement is estimated by the Depositor to be [less than 10%][10% or more but less than 20%][20% or more]. The “significance percentage” of the Swap Agreement represents the Depositor’s reasonable good faith estimate of the maximum probable exposure to the credit of the derivative counterparty represented by the Swap Agreement made in substantially the same manner as that used in the Depositor’s internal risk management process in respect of similar instruments expressed as a percentage of the principal balance of the [Class [ ] Certificates]  [Underlying Securities].

[Add language regarding the Swap counterparty with respect to its organizational form and the general character of its business.  In addition, to the extent that the significance percentage is 10% or more, but less than 20% provide the financial information required pursuant to Item 1115(b)(1) of Regulation AB, or to the extent that the significance percentage is 20% or more, provide the financial information required pursuant to Item 1115(b)(2) of Regulation AB, such information to be incorporated by reference to the extent permitted under Item 1100(c)(1) of Regulation AB.]]

[Description of the Call Warrants]

[On any Business Day on or after [________] [On any Business Day after the Call Warrant Holder gives notice indicating its intention to redeem the Certificates,] the Call Warrant Holder may purchase, [in whole or in part,] the [outstanding Certificates] [Underlying Securities] from the Issuing Entity at a price equal to [the Certificate Principal Balance of the Certificates plus accrued and unpaid interest to the date of redemption] [[100]% of the unpaid principal balance of the Underlying Securities plus accrued interest to the date of purchase] [plus a premium equal to [  ].] [If a Call Warrant is exercised, [all or a portion of the] Class [  ] Certificates [and Class [  ] Certificates] will be redeemed for an amount equal to $[  ] per Class [  ] Certificate [and Class [  ] Certificate] plus accrued and unpaid interest to the date of redemption.]

[Description of Credit Support]

[On or about the Closing Date, the Depositor and [credit support provider] will enter into a [describe credit support agreement] (the “Credit Support Agreement”).  The Credit Support Agreement will be for the sole benefit of the [Class [  ] Certificates [and the Class [  ] Certificates]].  The Credit Support Agreement will constitute part of the assets owned by the Issuing Entity [to the extent provided below] and will support or ensure the [servicing and] [timely] [ultimate] distribution of amounts due with respect to the Underlying Securities, in the manner described below.]

[The Letter of Credit]

[The Letter of Credit will be irrevocable and will [support the [timely] [ultimate] remittance of amounts due with respect to the Underlying Securities [and the Other Deposited Assets].  [The maximum amount that the Trustee may draw under the Letter of Credit will initially be equal to $[  ]].

The initial amount of the Letter of Credit will be $[  ].  Thereafter, the amount of the Letter of Credit with respect to any Distribution Date will equal [the lesser of (i) [  ]% of the aggregate Certificate Principal Balance outstanding on the preceding Distribution Date (after giving effect to any payment of principal made on such preceding Distribution Date) but in any event not less than $[  ], and (ii)] the amount of the Letter of Credit on the preceding Distribution Date, plus [(a) reimbursement of certain advances under the Letter of Credit and (b) recoveries on defaulted Underlying Securities and [Other Deposited Assets] [describe other methods].  The Letter of Credit expires on [  ], 20[  ].  The Trustee will be obligated, in the event of a drawing on the Letter of Credit, to pursue appropriate remedies against the Underlying Securities, [Other Deposited Assets], any other assets of the Issuing Entity, and any realization thereon shall be paid to the letter of credit bank to the extent of any amounts owing, in the manner and priority specified herein.]]

[Add language regarding the letter of credit bank with respect to its organizational form and the general character of its business.  In addition, to the extent that the letter of credit bank is liable or contingently liable to provide payments representing 10% or more, but less than 20% of the cash flow supporting any class of the certificates, provide the financial information required pursuant to Item 1114(b)(2)(i) of Regulation AB, or to the extent that the letter of credit bank is liable or contingently liable to provide payments representing 20% or more of the cash flow supporting any class of the certificates, provide the financial information required pursuant to Item 1114(b)(2)(ii) of Regulation AB, such information to be incorporated by reference to the extent permitted under Item 1100(c)(1) of Regulation AB.]]

[The Surety Bond]

[The Surety Bond will guaranty [timely] [ultimate] distributions of the principal of and premium (if any) and interest with respect to the Class [  ] Certificates.  The Surety Bond expires on [  ], 20__.  The Trustee will be obligated, in the event of a drawing on the Surety Bond, to pursue appropriate remedies against the Underlying Securities, [Other Deposited Assets], any other assets of the Issuing Entity and any amounts realized thereon shall be paid to the Surety Bond provider to the extent of any amounts owing, in the manner and priority specified herein.]

[Add language regarding the issuer of the surety bond with respect to its organizational form and the general character of its business.  In addition, to the extent that the issuer of the surety bond is liable or contingently liable to provide payments representing 10% or more, but less than 20% of the cash flow supporting any class of the certificates, provide the financial information required pursuant to Item 1114(b)(2)(i) of Regulation AB, or to the extent that the issuer of the surety bond is liable or contingently liable to provide payments representing 20% or more of the cash flow supporting any class of the certificates, provide the financial information required pursuant to Item 1114(b)(2)(ii) of Regulation AB, such information to be incorporated by reference to the extent permitted under Item 1100(c)(1) of Regulation AB.]]

[Reserve Account]

[Certain collections with respect to the Deposited Assets not distributed with respect to the Certificates, the Deposited Assets, the Certificate Account [the Reserve Account] shall be deposited in the Reserve Account.] Amounts on deposit in the Reserve Account may be used by the Trustee to make payments of interest on the Certificates to the extent that funds to make such payments are not otherwise available.  Immediately after any Distribution Date, amounts in the Reserve Account in excess of [indicate formula] [may be distributed to the Depositor].]

YIELD ON THE CERTIFICATES

[Describe how the yield on the Certificates may be impacted by factors relating to the Deposited Assets and the manner and priority in which collections thereon are allocated to the Certificateholders of each class of the Certificates.]  See “Maturity and Yield Considerations” in the accompanying base prospectus.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Trust Agreement.  See “Description of the Trust Agreement.”  Each Certificate will represent an undivided beneficial interest in the assets of the Issuing Entity which will primarily consist of the Deposited Assets.  The Issuing Entity’s assets will be held by the Trustee for the benefit of the Certificateholders.

The Certificates will consist of [  ] classes of certificates, the class [  ] [  ] [Senior] [variable rate] [Callable] pass-through certificates (the “Class [  ] Certificates”) and the class [  ] [[  ]%] [Subordinated] [variable rate] [Callable] pass-through certificates (the “Class [  ] Certificates” and together with the Class [  ] Certificates, the “Certificates”) each of which are being offered hereby.  The Certificates will be denominated and distributions with respect thereto will be payable in the Specified Currency.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity.  The Class [  ] Certificates will have in the aggregate an initial [Certificate Principal Balance] [Notional Amount] of [$]________ (approximate) and the Class [  ] Certificates will have in the aggregate an initial [Certificate Principal Balance] [Notional Amount] of [$]________ (approximate).

The Certificates [(other than the Class [  ] Certificates (the “Definitive Classes”))] will be in registered form and will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of $[1,000] and [integral multiples thereof] [multiples of $[25] in excess thereof].

The Certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the “Clearing Agency”), except as provided below.  DTC’s nominee will be Cede & Co. No holder of an interest in any registered Certificate will be entitled to receive a definitive certificate representing such person’s interest, except as set forth below under “—Definitive Certificates.”  Unless and until definitive certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to any such Certificates shall refer to actions taken by DTC upon instructions from its participants.  See “—Definitive Certificates” below and “Description of the Certificates—Global Securities” in the accompanying base prospectus.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take actions permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more participants to whose DTC account such Certificates are credited.

Additionally, DTC will take action with respect to specified Voting Rights only at the direction and on behalf of participants whose holdings of such Certificates evidence such specified Voting Rights.  DTC may take conflicting actions with respect to Voting Rights, to the extent that participants whose holdings of Certificates evidence such Voting Rights, authorize such divergent actions.

Definitive Certificates

Definitive certificates will be issued to Certificateholders or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Clearing Agency with respect to each class of Certificates [(other than the Definitive Classes)] and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Certificateholders of the availability through DTC of definitive certificates.  Upon surrender by DTC of the definitive certificates representing the Certificates [(other than the Definitive Classes of certificates)] and receipt of instructions for re-registration, the Trustee will reissue such Certificates as definitive certificates issued in the respective principal amounts owned by the individual owners of the Certificates.  Thereafter the Trustee will recognize the holders of the definitive certificates as Certificateholders under the Trust Agreement.

[Listing on the New York Stock Exchange]

[The Certificates have been authorized for listing, upon official notice of issuance, with [the New York Stock Exchange, Inc. (the “NYSE”)].

There can be no assurance that the Certificates, once listed, will continue to be eligible for trading on [the NYSE]].

Interest

The holders of the Class [  ] Certificates shall be entitled to distributions of interest calculated on the Certificate Principal Balance of the Class [  ] Certificates at [a fixed rate equal to [  ]% per annum] [a variable rate equal to [describe variable rate calculation] and the holders of the Class [  ] Certificates shall be entitled to distributions of interest calculated on the Certificate Principal Balance of the Class [  ] Certificates at [a fixed rate of [ %] per annum] [a variable rate equal to [describe variable rate calculation]].  [The initial Variable Pass-Through Rates for the Class [  ] Certificates [,] [and] the Class [  ] Certificates will be approximately [  ]% and [  ]% per annum, respectively.]

For each Distribution Date, interest shall accrue on each Certificate during the period (i) for the first Distribution Date, beginning on and including the Closing Date and ending on but excluding [                      ], 200__, and (ii) for each succeeding Distribution Date [beginning on the first day of the month and ending on the last day of such month] [beginning on and including the prior Distribution Date, to but excluding the current Distribution Date] [describe quarterly] [describe monthly] [describe semi-annually] (in each case, the “Interest Accrual Period”).

[On each Distribution Date, the interest payable to each holder of the Class [  ] Certificates shall be equal to the product of (x) a fraction equal to the actual number of days elapsed in the related Interest Accrual Period divided by 360, (y) (i) the applicable Class [  ] Certificate Principal Balance as of the preceding Distribution Date (after giving effect to all payments of principal made on such preceding Distribution Date) (or in the case of the initial Distribution Date, the Class [  ] Certificate Principal Balance as of the Closing Date) and (ii) the Class [  ] Pass-Through Rate for the related Interest Accrual Period.  Such amounts will be distributed to Certificateholders entitled thereto who are beneficial holders of record as of the day immediately preceding such Distribution Date (in each case, the “Record Date”), to the extent that Available Funds (as defined herein) on deposit in the Certificate Account are sufficient to pay interest due on the Class [  ] Certificates.  [The right of the Class [  ] Certificateholders to receive distributions of interest will be subordinated to the rights of the Class [  ] Certificateholders to receive distributions of interest to the extent described herein.]]

[On each Distribution Date, the interest payable to each holder of the Class [  ] Certificates shall be equal to one-half] the product of (a) the Class A-[  ] Certificate Rate and (b) the applicable Certificate Principal Balance for the Class A-[  ] Certificates as of the preceding Distribution Date (after giving effect to all payments of principal made on such preceding Distribution Date) (or in the case of the initial Distribution Date, the Class [  ] Certificate Principal Balance as of the Closing Date).  Such amounts will be distributed to Certificateholders entitled thereto who are beneficial holders of record as of the day immediately preceding such Distribution Date (in each case, the “Record Date”), to the extent that Available Funds (as defined herein) on deposit in the Certificate Account are sufficient to pay interest due on the Class [  ] Certificates.  [The right of the Class [  ] Certificateholders to receive distributions of interest will be subordinated to the right of the Class [  ] Certificateholders to receive distributions of interest to the extent described herein.]]

Principal

The Certificate Principal Balance of each Certificate represents the maximum amount that the holder thereof will be entitled to receive as distributions of principal from future collections on the Deposited Assets.

The outstanding Certificate Principal Balance of each Certificate will be reduced to the extent of (x) distributions of principal thereon, (y) net losses realized on any Deposited Asset (such amounts “Realized Losses”), and (z) any Extraordinary Trust Expenses (as defined herein) incurred by the Trustee with the consent of the Certificateholders allocated thereto.

Distributions of principal will be made on a pro rata basis to the Certificateholders of each Class.  On each Distribution Date, all payments in respect of principal on the Deposited Assets received by the Trustee during the preceding Collection Period, plus any amounts received in connection with the liquidation or default of any Deposited Assets, will be distributed by the Trustee to the Certificateholders of record as of the preceding Record Date.

[The right of the Class [  ] Certificateholders to receive distributions of principal will be subordinated to the right of the Class [  ] Certificateholders to receive distributions of interest and principal to the extent described herein.]

[Subordination of Class [    ] Certificates]

[Distributions of interest on the Class [  ] Certificates will be subordinated in priority of payment to distributions of interest (but not principal or premium) due on the Class [  ] Certificates, and distributions of principal on the Class [  ] Certificates will be subordinated in priority of payment to distributions of interest and principal due on the Class [  ] Certificates.  In addition, distributions of premium, if any, on the Class [  ] Certificates, will be subordinated in priority of payment to distributions of interest, principal and premium due on the Class [  ] Certificates.]

Distributions

On each Distribution Date, the Trustee will apply the Available Funds on deposit in the Certificate Account to make the following distributions in the following order of priority:

(a)           the Trustee will apply Interest Proceeds as follows:

(i)	to the Trustee, as reimbursement for all Extraordinary Trust Expenses incurred by the Trustee in accordance with the Trust Agreement [up to [ ]];

(ii)
[to the [providers of the Other Deposited Assets] [providers of Credit Support], any amounts required to be paid or reimbursed to, or deposited with, any such person in accordance with the terms of the [Other Deposited Assets Agreement and/or Credit Support Agreement]];

(iii)	to the Class [ ] Certificateholders, the Accrued Certificate Interest for the Class [ ] Certificates;

(iv)	to the Class [ ] Certificateholders, the Accrued Certificate Interest for the Class [ ] Certificates;

(v)	[to the Reserve Account, an amount equal to [the Required Reserve Account Amount]]; [and]

(vi)	all remaining amounts, if any, to the Depositor;

(b)           the Trustee will apply Principal Proceeds as follows:

(i)	[to the Trustee as reimbursement for all Extraordinary Trust Expenses not reimbursed in clause (a)(i) above;]

(ii)	to the Class [ ] Certificateholders, up to the Class [ ] Certificate Principal Balance; and

(iii)	to the Class [ ] Certificateholders, up to the Class [ ] Certificate Principal Balance; and

(c)           the Trustee will apply Premium Proceeds (if any) as follows:

(i)
to the Class [  ] Certificateholders, [in the proportion that the Certificate Principal Balance of the Class [  ] Certificates bears to the Certificate Principal Balance of the Class [  ] Certificates]; and

(ii)	to the Class [ ] Certificateholders, [in the proportion that the Certificate Principal Balance of the Class [ ] Certificates bears to the Certificate Principal Balance of the Class [ ] Certificates].

Collections received on the Deposited Assets during any Collection Period may not be sufficient, after payment of [all] Extraordinary Trust Expenses [and payment of [all] [certain] amounts required to be paid to the Other Deposited Assets Providers [and] [or] Credit Support Providers] for such period, to make all required distributions to the Certificateholders.  To the extent Available Funds are insufficient to make any such distributions due to any such series or class, any shortfall will be carried over and will be distributable on the next Distribution Date on which sufficient funds exist to pay the shortfall.

For purposes hereof, the following terms have the following meanings:

“Accrued Certificate Interest” shall mean the interest to be distributed to the Class A-[  ] Certificates and the Class A-[  ] Certificates on each Distribution Date which shall consist of (i) previously accrued Required Interest Amount that remained unpaid on the previous Distribution Date (on a cumulative basis) with respect to each class of Certificates and (ii) Required Interest Amount accrued during the related Interest Accrual Period with respect to each class of Certificates.

“Available Funds“ means for any Distribution Date the sum of (a) all amounts actually received on or with respect to the Underlying Securities (including Liquidation Proceeds and investment income on amounts on deposit in the Certificate Account [and the Reserve Account]) during the related Collection Period with respect to such Collection Period, [(b) amounts received by the Issuing Entity as of such Distribution Date under the terms of any Credit Support Instruments described herein,] [(c)] [all amounts received by the Issuing Entity under the terms of any Other Deposited Assets,] [(d)] [all amounts transferred to the Certificate Account from the Reserve Account to cover shortfalls in the amounts available to pay the Required Interest Amount in respect of the Certificates, (e) [any additional amounts that the Depositor may remit to the Trustee from time to time according to the terms of the Trust Agreement for application as Available Funds.]

“Certificate Principal Balance“ means for any class of Certificates [(other than the Class [  ] Certificates)] as of any date of determination an amount equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such class of Certificates, (b) any reductions attributable to Certificates surrendered in exchange for Underlying Securities and (c) any reductions in the Certificate Principal Balance based on allocations to such Certificates of (i) Realized Losses allocable to principal on the Deposited Assets and (ii) Extraordinary Trust Expenses as allocated to such Class pursuant to the Series Supplement.

“Eligible Investments” means, with respect to the Certificates, any one or more of the following obligations or securities; provided, however, that the total stated return specified by the terms of each such obligation or security is at least equal to the purchase price thereof; and provided, further, that no such instrument may carry the symbol “R” in its rating; (1) direct obligations of, and obligations fully guaranteed by, the United States, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Farm Credit System, the Student Loan Marketing Association, the Resolution Funding Corporation, the Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), the Tennessee Valley Authority, the Federal Farm Credit Banks or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States of America; provided, however, that obligations of, or guaranteed by, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Farm Credit System, the Student Loan Marketing Association, the Resolution Funding Corporation, the Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), the Tennessee Valley Authority, the Federal Farm Credit Banks shall be Eligible Investments only if, at the time of investment, they have a minimum rating of [  ]; (2) demand and time deposits in, certificates of deposit of, or banker’s acceptances issued by any depository institution or trust company (including the Trustee or any agent of the Trustee acting in their respective commercial capacities) incorporated under the laws of the United States or any state and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper and/or the short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a minimum rating of [  ]; (3) repurchase agreements with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States, with an entity having a minimum rating of [  ]; (4) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State that have a minimum rating of [  ] at the time of such investment or contractual commitment providing for such investment; provided, however, that such rating shall be no lower than the rating on the Underlying Securities; (5) commercial paper having at the time of such investment a minimum rating of [  ]; and (6) a Guaranteed Investment Contract, provided that the Rating Agency Condition is met.

“Extraordinary Trust Expenses” means any and all costs, expenses or liabilities of the Trustee incurred on behalf of the Issuing Entity, which [100%] of the Certificateholders have expressly consented to and which arise out of the establishment, existence or administration of the Issuing Entity, other than [(i)] customary fees and expenses of the Trustee incurred in the ordinary course of administration of the Issuing Entity [and (ii) costs and expenses payable by a particular Certificateholder, the Trustee or the Depositor pursuant to the Trust Agreement.]

“Interest Proceeds” shall mean the portion of Available Funds which includes (i) all payments of interest (including any accrued interest) received with respect to any Deposited Assets, (ii) all payments of interest received upon a sale or other disposition of any defaulted Underlying Security, (iii) all payments of interest received as part of any recovery on any defaulted Underlying Security, (iv) the interest portion of any amount received in connection with a redemption of an Underlying Security, (v) all amendment and waiver fees, late payment fees, commitment fees and other commissions received with respect to any Deposited Asset, and (vi) any other amount the Depositor determines to characterize as “Interest Proceeds”.

[“Notional Amount” means with respect to the Class [  ] Certificates, as of any date of determination an amount equal to [specify amount].] [Holders of the Class [  ] Certificates are not entitled to receive any distributions allocable to principal.]

“Premium Proceeds“ shall mean the portion of Available Funds which includes (i) all payments of premium received from the Call Warrant Holder upon exercise of the Call Warrants, (ii) all premiums (including make whole amounts) received in connection with any redemption or other prepayment of any Underlying Security, and (iii) any other amount the Depositor determines to characterize as “Premium Proceeds”.

“Principal Proceeds” shall mean the portion of Available Funds which includes (i) all payments of principal (including principal prepayments) received with respect to any Deposited Assets, (ii) all sinking fund payments, (iii) payments of principal received upon the maturity of any Underlying Security, (iv) the principal portion of any amount received in connection with a redemption of an Underlying Security, (v) all payments received upon the sale or other disposition of any defaulted Underlying Security allocable to principal, (vi) the principal portion of any recovery received on any defaulted Underlying Security and (vii) any other amount the Depositor determines to characterize as “Principal Proceeds”.

“Rating Agency Condition” with respect to any action or occurrence, that each Rating Agency shall have been given ten (10) days (or such shorter period as may be acceptable to each Rating Agency) prior notice thereof and that each Rating Agency shall have notified the Depositor and the Trustee in writing that such action or occurrence will not result in a reduction, withdrawal or qualification of the then current rating of any Certificate.

“Required Interest Amount” means [(I) ] [for the Class [  ] Certificates, on any Distribution Date, an amount equal to the product of (x) a fraction equal to the actual number of days elapsed in the related Interest Accrual Period divided by 360, (y) (i) the applicable Class [  ] Certificate Principal Balance as of the preceding Distribution Date (after giving effect to all payments of principal made on such preceding Distribution Date) (or in the case of the initial Distribution Date, the Class [  ] Certificate Principal Balance as of the Closing Date) and (ii) the Class [  ] Pass-Through Rate for the related Interest Accrual Period] [and [(II)] for the Class [  ] Certificates, an amount equal to one-half] the product of (a) the Class A-[  ] Certificate Rate and (b) the applicable Certificate Principal Balance for the Class A-[  ] Certificates as of the preceding Distribution Date (after giving effect to all payments of principal made on such preceding Distribution Date) (or in the case of the initial Distribution Date, the Class [  ] Certificate Principal Balance as of the Closing Date).

[Notwithstanding the priorities described above, holders of the Class [  ] Certificates and the Class [  ] Certificates will be entitled to receive on any Distribution Date 100% of all principal collections received in the related Collection Period with respect to the Deposited Assets, to be distributed [on a pro rata basis] which amounts will reduce the Certificate Principal Balance of the Class [  ] Certificates and the Class [  ] Certificates, if any of the following conditions shall be satisfied:  [describe conditions, if any, by which a certain class is given 100% of the principal cash flow other than pursuant to subordination that is in effect from the Closing Date].]

[Fees and Expenses

As described under “—Distributions,” above, funds collected on the Underlying Securities that are available for distribution to Certificateholders will be net of the [trustee fee], [list any other fees or expenses to be paid or payable from cash flows on the Underlying Securities].  On each Distribution Date, the Trustee, [list any others receiving payment of fees or expenses,] will be entitled to their fees and expenses prior to the Certificateholders receiving any distributions.  The following table identifies the amount or method of determination for each fee or expense that will be paid on each Distribution Date from collections on the Underlying Securities:]

Fee or Expense	Amount
Trustee Fee(1)	[$_______] per Collection Period
[List others and purpose]	[amount or method of determination]

________________
[(1) The [fiscal] [paying] [administrative] agent will receive as compensation for its services a portion of the trustee fee which will be remitted to it by the Trustee in an amount equal to [$                   ] per Collection Period.]

[Advances

Advances, if any, are intended to maintain a regular flow of interest, principal and premium (if any) payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses.  On or before each Distribution Date, subject to the following limitations, the Trustee will be obligated to advance, or cause to be advanced, its own funds [or funds available in the Certificate Account [or the Reserve Account] that are not included in the Available Funds for the Distribution Date], in an amount equal to the sum of the [aggregate of payments of interest, principal, and premium (if any) on the Deposited Assets [(net of any Retained Interest)], that were delinquent on the related Determination Date (each such payment, an “Advance“)].

[Advances are required to be made only to the extent they are deemed by the Trustee to be recoverable from (i) late collections on the related Underlying Securities, (ii) [payments due on Other Deposited Assets, [and] [or] any Credit Support], or (iii) proceeds from the disposition of any Underlying Security [or Other Deposited Assets [and] [or] any Credit Support] (“Liquidation Proceeds”).  The Trustee will not be required to make any Advances with respect to reductions in the amount of payments on any Deposited Asset due to bankruptcy proceedings with respect to any Underlying Securities Issuer [or any Other Deposited Assets Provider [or] any Credit Support Provider ].  In addition, any Advances previously made in respect of any Underlying Security [or Other Deposited Asset [or] any Credit Support] that are deemed by the Trustee to be nonrecoverable from late collections on the related Underlying Securities, [payments due on Other Deposited Assets [and] [or] any Credit Support] or Liquidation Proceeds may be reimbursed to the Trustee out of any funds in the Certificate Account received on the Deposited Assets prior to the distributions on the Certificates.]

Allocation of Losses; Subordination

[The subordination described herein provided by the Class [  ] Certificates is designed to protect holders of the Class [  ] Certificates from certain losses and other shortfalls with respect to the Deposited Assets.  As a result, losses and other shortfalls with respect to the Deposited Assets will be borne by the Class [  ] Certificates, to the extent described below, only if such losses and other shortfalls are not so covered by reductions in the Certificate Principal Balance of the Class [  ] Certificates, or the coverage in respect thereof has been exhausted.]

[Realized Losses will be allocated on any Distribution Date as follows:  [describe allocation among the various classes].]

[The [Surety Bond] [Letter of Credit] [Credit Support Agreement] [Reserve Account] protects holders of the Class [  ] Certificates from losses and other shortfalls with respect to the Underlying Securities.  However, the amount drawable on the [Surety Bond] [Letter of Credit] [Credit Support Agreement] [the amount on deposit in the Reserve Account] is limited as set forth under “Description of the Deposited Assets—[Description of Credit Support] [The Letter of Credit] [The Surety Bond] [Reserve Account]” and amounts thereunder could be exhausted or the provider of the  [Surety Bond] [Letter of Credit] [Credit Support Agreement] could fail to make payments when required.  Any resulting losses and other shortfalls will be borne by the Class [  ] Certificates on a pro rata basis [or state other method of allocation].]

[Depositor] [Affiliate] Optional Exchange

If [the Depositor] [Banc of America Securities LLC , an affiliate of the Depositor,] is the beneficial owner of certificates, it will have a limited right to exchange an equal proportionate amount of the certificates of each class for a pro rata portion of the Underlying Securities.  The exercise of this exchange right by [the Depositor] [Banc of America Securities LLC] will be subject to the terms and limitations set forth in the prospectus under “Description of the Certificates—Optional Exchange” including but not limited to the following: (1) the minimum principal balance of each class of certificates that may be the subject of any exchange will be $[500,000]; (2) any exchange must occur on [specify distribution date or other periodic date certain] and no more than one exchange may occur during any calendar quarter; (3) the trustee must be provided with at least 30 days’ prior notice of the exchange [and (4)  the swap counterparty must consent to the exchange].

[Restrictions on Transfer of the Class [  ] Certificates]

[Because the Class [  ] Certificates are subordinate to the Class [  ] Certificates to the extent set forth herein, the Class [  ] Certificates may not be purchased by or transferred to a Plan except upon the delivery of an opinion of counsel as described herein.  See “ERISA Considerations.”]

DESCRIPTION OF THE TRUST AGREEMENT

General

The following summary of material provisions of the Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the detailed provisions of the Trust Agreement, a copy of which is available upon request from the Trustee.

The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the registration statement.  A Current Report on Form 8-K relating to the Certificates which contains a copy of the Standard Terms and the Series 20[  ]-[  ] Series Supplement, as executed will be filed by the Depositor with the SEC following the issuance and sale of the Certificates.  The assets of the Issuing Entity created under the Trust Agreement will consist of:

•	the Deposited Assets [(exclusive of any Retained Interest, which is not part of the Issuing Entity)];

•	all payments on or collections in respect of the Deposited Assets due after the Cut-off Date, together with any proceeds thereof[;]

•	[the Certificate Account [and the Reserve Account] [;]

•	[the rights of the Depositor under the purchase agreements between the Depositor and each seller of the Underlying Securities, to the extent assigned to the Issuing Entity][;]

•	[the rights of the Depositor under all other agreements related to the [Other Deposited Assets] [and] [the Credit Support]; [and]

•	[the rights of the Depositor under the Call Warrants].

Reference is made to the accompanying base prospectus for important information in addition to that set forth herein regarding the Issuing Entity, the terms and conditions of the Trust Agreement and the Certificates.  The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

Assignment of Deposited Assets

On the [Closing Date], the Depositor will contribute to the Issuing Entity:

(i)  the Underlying Securities, [(ii)] [the Other Deposited Assets,] [and (iii) the Credit Support], together with all interest, principal, and premium (if any) received on or with respect to such Deposited Assets after the Cut-off Date.  The Deposited Assets will not include amounts received as principal, interest, and premium (if any) for periods prior to the [Cut-off Date] [and amounts received in respect of any Retained Interest].  The Trustee will concurrently deliver to the Depositor, the Certificates in consideration for the Depositor’s contribution of the Deposited Assets to the Issuing Entity.  Each Underlying Security will be identified in a schedule appearing as an exhibit to the Trust Agreement.  Such schedule will include certain statistical information with respect to each Underlying Security as of the [Cut-off Date], and in the event any Underlying Security is a Concentrated Underlying Security, such schedule will include, to the extent applicable, information regarding the payment terms thereof [, the Retained Interest, if any, with respect thereto,] the maturity or term thereof, the rating, if any, thereof and certain other information with respect thereto.

In addition, with respect to each Underlying Security, the Depositor will promptly deliver, or cause to be delivered, to the Trustee, all documents necessary to transfer ownership of each such Underlying Security to the Trustee.  [In addition, the Depositor shall deliver to the Trustee all documents related to the [Other Deposited Assets and/or Credit Support] in accordance with the terms of the Trust Agreement.]  The Trustee will review such documents within [  ] days of its receipt thereof, and will promptly notify the Depositor of any missing or defective documents.  The Trustee will hold such documents in trust for the benefit of the Certificateholders.

The Trustee

[               ], a [               ] [                 ], (or any successor trustee), will act as Trustee for the Certificateholders and the Trust pursuant to the Trust Agreement.  The Trustee’s offices are located at [  ] and its telephone number is [  ].  The Trustee will hold custody of the Underlying Securities for the benefit of the Certificateholders and will collect payments made on the Underlying Securities and distribute these amounts as described under “Description of the Certificates—Distributions” in this Prospectus Supplement.  [Provide disclosure regarding the Trustee’s relevant experience, duties and responsibilities, and any other material disclosure under Item 1108 or 1109 of Regulation AB.]

[As compensation for its services under the Trust Agreement, the Trustee shall be entitled to receive a periodic fee, which shall be paid by the Depositor and not from the Deposited Assets.  [On each Distribution Date the Depositor will pay to the Trustee an amount equal to [one half] [one quarter] [one twelfth] of the annual Trustee’s Fee.  Failure by the Depositor to pay such amount on any Distribution Date shall not entitle the Trustee to any payment or reimbursement from the Depositor, nor shall such failure release the Trustee from its duties under the Trust Agreement.] Extraordinary Trust Expenses shall not be paid out of the Deposited Assets unless [100%] of the Certificateholders of each of the Class [  ] and Class [  ] Certificates then outstanding vote to require the Trustee to incur such Extraordinary Trust Expenses.]

[The Trust Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Issuing Entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates or the performance of the Trustee’s duties under the Trust Agreement, other than any loss, liability or expense:

•	that constitutes a specific liability of the Trustee under the Trust Agreement; or

•
that is incurred by reason of willful misconduct, bad faith or negligence in the performance of the Trustee’s duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee’s obligations and duties under the Trust Agreement.]

The Trustee may resign or may be removed by the Depositor at any time, in which event the Depositor will be obligated to appoint a successor trustee.  Any successor trustee must be a [bank or trust company] organized, in good standing, conducting business, and authorized to exercise corporate trust powers, under the laws of the United States or any state thereof, have combined capital and surplus of at least $[50,000,000], and be subject to supervision or examination by U.S. federal or state banking authorities.  Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by such successor trustee.

[The Trustee will be regarded as the “servicer” of the Trust for purposes of Section 1101(j) of Regulation AB under the Securities Act.]

Collections

General.  The Trustee will make reasonable efforts to collect all scheduled payments due on the Deposited Assets and will pursue such collection procedures, if any, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the Trust Agreement, [and [describe any related instrument governing any Other Deposited Assets and/or Credit Support]] and provided that, it shall not be required to expend or risk its own funds.

Realization upon Defaulted Deposited Assets and Exchanged Securities.  In the event of the occurrence of an Event of Default with respect to any Underlying Security or an acceleration of the date of maturity of any Underlying Security in connection with a default thereon, or upon the exchange by an Underlying Securities Issuer of an Underlying Security for a new security, the Depositor shall, within __ days of the occurrence of such event [instruct the Trustee to make a distribution “in-kind” of the related Underlying Security to the Certificateholders on a pro rata basis in proportion to their outstanding Certificate Principal Balances] [instruct the Trustee to sell such Underlying Security and distribute the proceeds of such sale to the Certificateholders pro rata in accordance with their respective Certificate Principal Balances.]

“In-Kind” Distributions by the Depositor.  If the Depositor instructs the Trustee to make an “in-kind” distribution to the Certificateholders, individual Certificateholders may elect to either (x) receive such “in-kind” distribution or (y) have the Depositor (or its Affiliate) sell their allocable share of such Underlying Security (or security received in exchange for any Underlying Security), in lieu of receiving such “in-kind” distribution.  If a Certificateholder determines to accept an “in-kind” distribution, the Trustee shall distribute to such Certificateholder its pro rata share of the related Underlying Security (or security received in exchange for any Underlying Security).  If as a result of any minimum denomination requirements applicable to the Underlying Securities (or securities received in exchange for any Underlying Securities), the Trustee cannot make a full distribution to such Certificateholders of their pro rata share of such Underlying Securities (or securities received in exchange for any Underlying Securities), the Depositor will instruct the Trustee to sell, in accordance with the Bidding Procedures described below under “Collections—Bidding Procedures,” the portion of such securities which cannot be sold in compliance with the applicable minimum denomination requirements.  The amount of the Underlying Securities (or securities received in exchange for any Underlying Securities), to be sold by the Trustee will equal the difference between such Certificateholder’s pro rata share of such Underlying Securities (or securities received in exchange for any Underlying Securities), held by the Issuing Entity and the maximum amount of such Underlying Securities (or securities received in exchange for any Underlying Securities), that can be distributed to such Certificateholder in compliance with the applicable minimum denomination requirements with respect to such Underlying Securities (or securities received in exchange for any Underlying Securities).

Sale by the Depositor.  In the event the Underlying Securities (or securities received in exchange for any Underlying Securities), subject to distribution, are to be sold rather than distributed in kind, as described herein; the Depositor will instruct the Trustee to  sell such Underlying Securities (or securities received in exchange for any Underlying Securities), in accordance with the Bidding Procedures described below and upon disposition of such Underlying Securities (or securities received in exchange for any Underlying Securities), the Trustee will distribute the proceeds of such sale to the Certificateholders.

Bidding Procedures.  Prior to selling any Underlying Securities or securities received in exchange for any Underlying Securities (or securities received in exchange for any Underlying Securities), the  Trustee shall solicit bids from not less than 3 dealers in such securities (which bidders may include Banc of America Securities LLC) for the sale of such securities with settlement thereof on or before the third Business Day after such sale.

[Each bid shall be solicited from a financial institution with not less than $100 million in assets under management or $100 million in invested assets.]

Liquidated Underlying Securities.  If an Underlying Security (or security received in exchange for any Underlying Security) is liquidated and the proceeds of such liquidation are less than the sum of (i) the outstanding principal balance of the Underlying Security (or security received in exchange for any Underlying Security), (ii) interest accrued thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the Trustee in connection with such liquidation to the extent reimbursable from the assets of the Issuing Entity under the Trust Agreement, the Issuing Entity will realize a loss in an amount equal to such difference.  The Trustee will be entitled to withdraw or cause to be withdrawn from the net proceeds recovered on any Underlying Security (or security received in exchange for any Underlying Security), prior to the distribution of such proceeds to Certificateholders, amounts representing its compensation with respect to such Underlying Security (or security received in exchange for any Underlying Security), including unreimbursed administrative expenses incurred to liquidate such Underlying Security (or security received in exchange for any Underlying Security) and any unreimbursed advances of delinquent payments made with respect to such Underlying Security (or security received in exchange for any Underlying Security).

[Defaulted Other Deposited Assets/Credit Support Agreement].  [Upon discovery or notice that a default has occurred with respect to the [describe Other Deposited Assets Agreement and/or Credit Support Agreement], the Trustee, on behalf of the Certificateholders, will present claims under the [describe Other Deposited Assets Agreement and/or Credit Support Agreement], and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder.  All collections by, or on behalf of, the Trustee under the [describe Other Deposited Assets Agreement and/or Credit Support Agreement] are to be deposited in the Certificate Account.

Underlying Securities Reporting Failure.  Information   about   [Underlying   Securities   Issuer][Underlying   Securities Guarantor] is not provided in this prospectus supplement,  and instead reference is made to  reports,  proxy  statements  and other  information  of  [Underlying Securities  Issuer][Underlying  Securities Guarantor] made publicly available by [Underlying Securities  Issuer][Underlying Securities Guarantor] pursuant to its periodic  reports  filed  under  the  Exchange  Act.  If the  Issuing Entity is no longer permitted under applicable SEC regulations AB to refer to such reports, proxy statement  and  other  information,  including  by  reason  of  the  [Underlying Securities  Issuer][Underlying  Securities Guarantor] no longer being subject to the reporting  requirements  of, or ceasing to file periodic  reports under, the Exchange Act, the Issuing Entity will be  terminated,  thus causing a liquidation  of any Underlying  Securities held in the Issuing Entity (an "SEC Reporting  Failure").  [Unless the  call   warrants are  exercised,  or are  deemed  exercised,  as described  below,  the] [The]  proceeds  of the  liquidation  of the  Underlying Securities  will be distributed  pro  rata to the  Certificateholders  [and the holders of the [[I/O][Name] Certificates] [and the Call Warrants will expire worthless].  [Describe other method of allocation of liquidation proceeds between  holders  of  Certificates  and  holders of  [I/O][Name]  Certificates.] [Describe whether Call Warrants may become exercisable and/or deemed to be exercised in connection with SEC Reporting Failure.] [Describe whether Issuing Entity may delist the Certificates and move to terminate its Exchange Act reporting obligations in lieu of liquidating the Underlying Securities in the event of an SEC Reporting Failure.].

Amendments

The Trust Agreement may be amended by the Depositor and the Trustee, without notice to, or consent of, the Certificateholders, for specified purposes, including:

•	to cure any ambiguity or mistake or to correct or supplement any provision in the Trust Agreement which may be defective or inconsistent with any other provision therein;

•
to add covenants, restrictions or obligations of the Depositor or to modify any provisions of the Trust Agreement provided that such addition or modification shall not adversely affect the interests of the Certificateholders in any material respect;

•	to add or supplement any Credit Support for the benefit of any Certificateholders;

•	to evidence and provide for the acceptance of appointment under the Trust Agreement of a successor trustee; and

•	to comply with any requirements imposed by the Code.

Without limiting the generality of the foregoing, the Trust Agreement may also be modified or amended from time to time by the Depositor and the Trustee with the consent of the Certificateholders representing the Required Percentage-Amendment of the aggregate Voting Rights of those Certificates to which such modification or amendment relates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Underlying Securities which are required to be distributed on any Certificate without the consent of all of the holders of such Certificates, (ii) adversely affect in any material respect the interests of the holders of any Class of Certificates in a manner other than as described in (i), without the consent of the holders of such Class evidencing  not  less than the Required Percentage—Amendment of the aggregate Voting Rights of such Class or (iii) reduce the Required Percentage—Amendment of the aggregate Voting Rights of such Class  without the consent of the holders of all Certificates of such Class then Outstanding.

The Trustee will not enter into any amendment or modification of the Trust Agreement which would adversely affect in any material respect the interests of the holders of any class of Certificates without the consent of the holders of [100%] of such class of Certificates; provided, however, that no such amendment or modification will be permitted which would alter the status of the Issuing Entity as a grantor trust for federal income tax purposes or cause the Issuing Entity to be required to register as an Investment Company under the Investment Company Act of 1940, as amended.  Further, no amendment will be permitted which would adversely affect in any material respect the interests of any Class of Certificateholders without confirmation by each Rating Agency that such amendment would not result in a downgrading or withdrawal of its rating of such Certificates.

The holders of the Certificates will have 100% of the Voting Rights with respect to the Issuing Entity.  The percentage of the Voting Rights that is required for modifying or amending  the Trust Agreement (the “Required Percentage—Amendment”) is [   ]% of the Voting Rights; provided, however, that if the Rating Agency Condition is not satisfied with respect to such modification or amendment, the Required Percentage --Amendment will be increased to [100]% of the aggregate Voting Rights.  Notwithstanding any other provision of the Trust Agreement, the amendment provisions of the Trust Agreement will not be amended without the unanimous consent of the Certificateholders.

Voting of Underlying Securities

The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by DTC and except as otherwise limited by the Trust Agreement but will only do so if and as directed in writing by the holders of the outstanding Certificates.  In the event that the Trustee receives a request from DTC for its consent to any amendment, modification or waiver related to the Underlying Securities, or receives any other solicitation requiring a vote or other action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date.  The Trustee shall request instructions from the Certificateholders as to what action it should take on behalf of such Certificateholder with respect to the request.  The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative Certificate Principal Balances [or Notional Amounts] of the Certificates, as applicable]) as the Certificates of the Issuing Entity were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) alter the status of the Issuing Entity as a grantor trust for federal income tax purposes, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of an event of default with respect to the Underlying Securities or an event which with the passage of time would become an event of default with respect to the Underlying Securities and with the unanimous consent of all holders of outstanding Certificates or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default of the Underlying Securities and only with the consent of Certificateholders representing 100% of the aggregate voting rights of each outstanding class of Certificates; provided further that any exchanged or substituted security must satisfy the criteria set forth in the accompanying base prospectus supplement for inclusion herein as an Underlying Security.  The Trustee will not be liable for any failure to act resulting from any Certificateholder’s late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

In the event that an offer is made by any Underlying Securities Issuer to issue new obligations in exchange for any of the Underlying Securities or any other offer is made for the Underlying Securities, the Trustee will notify the Certificateholders of such offer as promptly as practicable.  The Trustee must reject any such offer unless an event of default with respect to the Underlying Securities has occurred, the Trustee is directed by the affirmative vote of 100% of the Certificateholders to accept such offer and the Trustee has received the tax opinion described above.  The Depositor will sell or distribute in kind any security which an Underlying Securities Issuer proffers in exchange for an existing Underlying Security in accordance with the procedures for “in kind” distributions and the bidding procedures described herein.  See, “Description of the Trust Agreement—Collections.”

[If an event of default under any Underlying Security occurs and is continuing and if directed by all the holders of outstanding Class [  ]

Certificates and[, unless the Class [  ] Certificates are no longer outstanding, by all the holders of outstanding Class [  ] Certificates,] the Trustee will vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable.  In connection with a vote concerning whether to declare the acceleration of the Underlying Securities, the Certificateholders’ interests of each class may differ and the interests of either class may differ from holders of other outstanding debt securities of the Underlying Securities Issuer[s].]

Termination

The Issuing Entity and the interests of Certificateholders will terminate upon the earlier to occur of the (i) distribution to the Certificateholders of all amounts held in all of the Accounts specified in the Series Supplement and required to be paid to such Certificateholders pursuant to the Series Supplement on the Distribution Date succeeding the final payment on, or other liquidation of (which may include redemption or other purchase thereof by the applicable Underlying Securities Issuer), the last Underlying Security remaining in the Issuing Entity or the disposition of all property acquired upon liquidation of any such Underlying Security [and the termination of all of the Deposited Assets in the Issuing Entity other than the Underlying Securities (the “Other Deposited Assets”) and Credit Support,] and (ii) distribution in full of all amounts due to the Class [  ] and Class [  ] Certificateholders.  The Trustee shall provide written notice of any termination to the Certificateholders.

Upon presentation and surrender of the Certificates by the Certificateholders to the Trustee at the principal office of the Trustee on the Final Scheduled Distribution Date or the Distribution Date succeeding the earlier to occur of the occurrences specified in clauses (i) and (ii) above, the Trustee will distribute to each Holder presenting and surrendering its Certificates, the amount otherwise distributable on such Distribution Date in respect of the Certificates so presented and surrendered.  The other circumstances under which the interests of Certificateholders in the Issuing Entity will terminate are described in “Description of the Trust Agreement—Termination” in the accompanying base prospectus.

[The Depositor has the Right to Effect the Early Retirement of the Certificates Under Limited Circumstances.  The Depositor will have the right to purchase all remaining Underlying Securities in the Issuing Entity and thereby effect early retirement of the Certificates on any Distribution Date, on or after the date on which the aggregate outstanding principal amount of such Underlying Securities is reduced to less than [ten percent (10%)] of the aggregate principal amount of the Underlying Securities as of the Cut-Off Date; provided, however, that the right to exercise any such option is contingent on such exercise being consistent with the Depositor’s and the Issuing Entity’s continued satisfaction of the applicable requirements for an exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder.  The purchase price payable by the Depositor in such event shall be not less than the aggregate outstanding principal amount of such Underlying Securities on the date of purchase.  See “Description of the Trust Agreement—Termination” in the accompanying base prospectus.

CERTAIN LEGAL ASPECTS OF THE DEPOSITED ASSETS

[Describe any applicable legal aspects of the Deposited Assets or issues relating to the enforceability by the Certificateholders of the security interest, if any, securing such Deposited Assets.]

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material federal income tax consequences of the purchase, ownership and disposition of the Certificates.

Sidley Austin LLP, special tax counsel, has delivered an opinion that the Issuing Entity will not be classified as a corporation or as a publicly traded partnership taxable as a corporation for federal income tax purposes and, therefore, will not be subject to federal income tax.. Although the matter is not entirely free from doubt, the parties will agree to treat the Issuing Entity as a “grantor trust” for federal income tax purposes.  The Certificateholders, therefore, will be deemed to own directly their proportionate shares of the Underlying Securities allocable to their classes of certificates and will generally be required to report on their federal income tax returns their proportionate shares of the issuing entity’s income and deductions in accordance with their own methods of accounting. For a discussion of the consequences of recharacterization of the Issuing Entity as a partnership for federal income tax purposes, see “—Tax Status of the Issuing Entity — Classification as a Partnership” in “Material Federal Income Tax Consequences” in the Prospectus.

[INSERT DISCUSSION OF TAX CHARACTERIZATION OF UNDERLYING SECURITIES AS APPROPRIATE]

In general, each certificate will be treated as a synthetic debt instrument issued on the date it is acquired by the holder of such certificate. Each Certificateholder will be subject to the original issue discount (“OID”) rules of the Code and Treasury Regulations with respect to such certificates. Under those rules, the Certificateholder (whether on the cash or accrual method of accounting) will be required to include in income the OID on its certificate as it accrues on a daily basis, on a constant yield method regardless of when cash payments are received. The amount of OID on the certificates generally will be equal to the excess of all amounts payable on the certificate over the amount paid to acquire the certificate and the constant yield used in accruing OID generally will be the yield to maturity of the certificate as determined by such holder based on that holder’s purchase price for the certificate. The amount of OID that is reported in income in any particular year will not necessarily bear any relationship to the amount of distributions, if any, paid to a holder in that year.

Payments made on a certificate to a person that is not a U.S. Person and has no connection with the United States other than holding its Certificate generally will be made free of United States federal withholding tax, provided that (i) the holder is not related (directly or indirectly) to certain other specified persons and (ii) the holder complies with certain identification and certification requirements imposed by the IRS.

See “Material Federal Income Tax Consequences” in the Prospectus.

CERTAIN STATE TAX CONSIDERATIONS

[Describe any applicable state tax consequences that may arise, including as a result of the specific nature of the Deposited Assets relating to a given series of Certificates or the degree of servicing required with respect to such Deposited Assets.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain requirements on (i) an employee benefit plan (as defined in Section 3(3) of ERISA), (ii) a plan described in Section 4975(e)(1) of the Code, including an individual retirement account (“IRA”) or Keogh plan or (iii) any entity whose underlying assets include plan assets of any such plan by reason of a plan’s investment in the entity (each, a “Plan”).  In accordance with ERISA’s fiduciary standards, before investing in a Certificate, a plan fiduciary should determine whether such an investment is permitted under the Plan’s governing instruments and is appropriate for the Plan in view of its investment policy and the composition of its portfolio.

ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of Section 4975 of the Code (collectively, “Parties in Interest”). The Underlying Securities Issuer, the Underwriters, the Trustee and their respective affiliates may be Parties in Interest with respect to many Plans.  There are a number of prohibited transaction exemptions that, depending upon the circumstances of a Plan’s investment in Certificates, could apply to exempt from the penalties imposed on prohibited transactions some or all prohibited transactions arising in connection with the Plan’s investment, including, but not limited to: PTCE 84-14 (for certain transactions determined by an independent qualified professional asset manager); PTCE 91-38 (for certain transactions involving bank collective investment funds); PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts):  PTCE 95-60 (for certain transactions involving insurance company general accounts):  and PTCE 96-23 (for certain transactions effected by in-house asset managers).  There is no assurance that any of these exemptions would apply with respect to all transactions involving the trust’s assets.  A Plan fiduciary considering an investment in Certificates should consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

If an investment in Certificates by a Plan were to result in the assets of the Issuing Entity being deemed to constitute “plan assets” of such Plan, certain aspects of such investment, including the operations of the Issuing Entity and the deemed extension of credit between the Underlying Securities  Issuer and the holder of a Certificate (as a result of the Underlying Securities being deemed to be “plan assets”), as well as subsequent transactions involving the Issuing Entity or its assets, might constitute or result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code unless exemptive relief were available under an applicable exemption issued by the United States Department of Labor (the “DOL”).  Neither ERISA nor the Code defines the term “plan assets.” Under Section 2510.3-101 of the DOL regulations (the “Regulation”), a Plan’s assets may include the assets of an entity if the Plan acquires an “equity interest” in such entity.  This is called the “look-through rule.”  Thus, if a Plan acquired a Certificate, for certain purposes (including the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code), the Plan would be considered to own an undivided interest in the underlying assets of the Issuing Entity, unless an exception applied under the Regulation.

Under the Regulation, “publicly-offered securities” qualify for an exception to the generally applicable “look-through” rule described in the preceding paragraph. A “publicly-offered security” is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering, and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

[It is anticipated that the Certificates will meet the criteria of the “publicly offered securities” exemption.  There are no restrictions imposed on the transfer of Certificates; the Certificates will be sold pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act; and although no assurances can be given, it is anticipated that the Certificates will initially be sold to 400 or more beneficial owners independent of the Issuing Entity and of each other.]

Nothing herein shall be construed as a representation that an investment in the Certificates would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan.  Any Plan or any other entity the assets of which are deemed to be “Plan Assets,” such as an insurance company investing assets of its general account, proposing to acquire the certificates should consult with its counsel.

 [The [Underwriter] intends to [limit equity participation in the Issuing Entity by Benefit Plan Investors (as defined under DOL Regulation Section 2510.3-101(f)(2)) to less than 25% of any class of Certificates] [prohibit investors using assets of employee benefit plans subject to Title I of ERISA or Section 4975 of the Code (including assets of an insurance company general account) from acquiring [the offered class of Certificates]].  Accordingly, each purchaser of [the offered class of Certificates] will be required to make representations with respect to [whether or not it is a Benefit Plan Investor and whether or not it has discretionary authority or control with respect to the assets of the Issuing Entity or any person who provides investment advice for a fee (direct or indirect) with respect to such assets] [whether or not it is using assets of employee benefit plans subject to Title I of ERISA or Section 4975 of the Code, as applicable].

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated as of [  ] relating to the Certificates, the Depositor has agreed to sell and [Banc of America Securities LLC (an affiliate of the Depositor)] [each of the underwriters named below, including [Banc of America Securities LLC] [has] [have severally] agreed to purchase, the [Certificates] [the principal amount of each class of Certificates set forth below opposite its name]].

Class [ ] Underwriters	Principal Amount of Class [ ] Certificates
Banc of America Securities LLC	$
[ ]	$
Total
Class [ ] Underwriters	Principal Amount of Class [ ] Certificates
Banc of America Securities LLC	$
[ ]	$
Total

In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby, if any of the Certificates are purchased.

The Underwriters propose initially to offer the Class [  ] Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of [  ]% of the principal amount of the Class [  ] Certificates.  The Underwriters may allow, and such dealers may reallow, concessions not in excess of [  ]% of the principal amount of the Class [  ] Certificates to certain brokers and dealers.

After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

The Underwriters of the Class [  ] Certificates propose initially to offer the Class [  ] Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of [  ]% of the principal amount of the Class [  ] Certificates.  The Underwriters may allow, and such dealers may reallow, concessions not in excess of [  ]% of the principal amount of the Class [  ] Certificates to certain brokers and dealers.  After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

The Depositor will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and/or contribute to payments the Underwriters may be required to make in respect thereof.

In addition to the underwriting discount to be paid to the Underwriters as set forth on the cover page hereto, the Depositor has agreed to reimburse the Underwriters for their reasonable out-of-pocket costs and expenses incurred in connection with the offering, including the reasonable fees and disbursements of Underwriters’ counsel.

In connection with the sale of these Certificates, the underwriters may engage in:

•	over-allotments, in which members of the syndicate selling these Certificates sell more Certificates than the issuer actually sold to the syndicate, creating a syndicate short position;

•	stabilizing transactions, in which purchases and sales of these Certificates may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

•
syndicate covering transactions, in which members of the selling syndicate purchase these Certificates in the open market after the distribution has been completed in order to cover syndicate short positions; and

•
penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of these Certificates originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of these Certificates to be higher than it would be otherwise be.  These transactions, if commenced, may be discontinued at any time.

[Each Underwriter has represented and agreed that:

•
it has not offered or sold, and will not offer or sell, any Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995;

•
it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom; and

•
it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue or sale of Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.]

In the ordinary course of their respective businesses, the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and investment banking and other transactions with Underlying Securities Issuers and their affiliates.

Banc of America Securities LLC is an affiliate of the Depositor, and the participation by Banc of America Securities LLC in the offering of the Certificates complies with [Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.] regarding underwriting securities of an affiliate.

RATINGS

[It is a condition to the issuance of the Certificates that the Certificates be rated not lower than [specify ratings applicable to each class] by [Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. (“S&P”)] [Moody’s Investors Service, Inc. (“Moody’s”)] [and] [Fitch Inc. (“Fitch Ratings”)] (the “Rating [Agency] [Agencies]”).  The ratings address the likelihood of the receipt by the Certificateholders of payments described in the Trust Agreement, and are based primarily on the credit quality of the Underlying Securities [and any providers of Other Deposited Assets and/or Credit Support], as well as on the relative priorities of the Certificateholders of each class of the Certificates with respect to collections and losses with respect to the Underlying Securities.  The rating on the Certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Underlying Securities, the corresponding effect on yield to investors, or whether investors in the Class [  ] Certificates [specify class with Notional Amount] may fail to recover fully their initial investment.]

[A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.  Each security rating should be evaluated independently of any other security rating.]

[The Depositor has not requested a rating on the Certificates by any rating agency other than the Rating [Agency] [Agencies].  However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency.

A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates by the Rating [Agency] [Agencies].]

LEGAL MATTERS

Certain legal matters relating to the issuance of the Certificates and the federal income tax consequences of such issuance will be passed upon for the Depositor and for the Underwriter[s] by Sidley Austin LLP, New York, New York.

INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

Page

Accrued Certificate Interest	S–31
Advance	S–34
Available Funds	S–31
Call Warrants	S–11
Certificate Principal Balance	S–31
Certificates	S–6, S–27
Class [ ] Certificates	S–6, S–27
Clearing Agency	S–28
Closing Date	S–9
Collection Period	S–9
Concentrated Underlying Securities	S–24
Counterparty	S–8
Credit Support	S–8
Credit Support Agreement	S–26
Cut–off Date	S–7
Definitive Classes	S–27
Deposited Assets	S–20
Depositor	S–2
Distribution Date	S–9
DOL	S–43
DTC	S–12
Eligible Investments	S–31
ERISA	S–13, S–43
Exchange Act	S–8
Extraordinary Trust Expenses	S–32
Final Scheduled Distribution Date	S–9
Fitch Ratings	S–46
GSE	S–20
Interest Accrual Period	S–9, S–29
Interest Proceeds	S–32
IRA	S–13, S–43
Issuer Documents	S–23
Issuing Entity	S–6
Liquidation Proceeds	S–34
Moody’s	S–46
Notional Amount	S–32
NYSE	S–28
Other Deposited Assets	S–8, S–41
Parties in Interest	S–43
Plan	S–13, S–43
Premium Proceeds	S–32
Principal Proceeds	S–33
Rating [Agency] [Agencies]	S–46
Rating Agency Condition	S–33
Realized Losses	S–29
Record Date	S–29
Regulation	S–43
Required Interest Amount	S–33
S&P	S–46
Series Supplement	S–6, S–19
Specified Currency	S–12
Standard Terms	S–6, S–19
Support Provider	S–8
Trust	S–6, S–19
Trust Agreement	S–6, S–19
Trust Estate	S–19

Trustee	S–6
Underlying Securities	S–7
Underlying Securities Issuer	S–8

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Date ________, 200_

Prospectus

Trust Certificates
(Issuable in series by separate issuing entities)

Bond Products Depositor LLC
Depositor and Sponsor

Consider carefully the risk factors beginning on page 2 and in this prospectus.

The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the depositor, the trustee, any administrative agent of the trustee or any of their affiliates.  The certificates will not be obligations of and will neither be insured nor guaranteed by the U.S. government or any U.S. government agency.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

Each issuing entity –

•	will be a trust formed under a trust agreement entered into by Bond Products Depositor LLC and a trustee,

•	will issue a series of asset backed certificates consisting of one or more classes of certificates,

•	will own a debt security or a pool of such debt securities,

•	may own

•	certain derivative products and/or credit support agreements,
•	securities of government-sponsored enterprises which are not obligations of and are neither insured nor guaranteed by the U.S. government or any U.S. government agency,
•	treasury securities, and
•	other assets described in this prospectus.

The certificates –

•	will represent undivided beneficial interest in the issuing entity and will be paid only from the issuing entity’s assets,

•
will be denominated and sold for U.S. dollars or for one or more foreign or composite currencies and any payments to certificateholders may be payable in U.S. dollars or in one or more foreign composite currencies,

•	will be issued as part of a designated series which may include one or more classes of certificates and one or more forms of credit enhancement, and

•	at the time of their issuance, will be rated in one of the investment grade categories assigned by one or more nationally recognized rating agencies.

The certificateholders –

•	will receive interest and principal payments only from the assets deposited with each issuing entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved these certificates or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

BANC OF AMERICA SECURITIES LLC

[____________], 200_

OVERVIEW OF THE INFORMATION IN THIS

PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the certificates in two separate documents that progressively provide more detail:  (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

•	the currency or currencies in which the interest, principal, and premium, if any, will be paid;

•	the number of classes of such series and, with respect to each class of such series, its designation, aggregate principal amount or, if applicable, notional amount, and authorized denominations;

•
information concerning the type, characteristics and specifications of the securities deposited with the relevant issuing entity (the “Underlying Securities”) and any other assets described in this prospectus that are deposited with the issuing entity including any credit support for such series or class (together with the Underlying Securities, the “Deposited Assets”);

•
the relative rights and priorities of payment of each such class (including the method for allocating collections from the Deposited Assets to the certificateholders of each class and the relative ranking, if any, of the claims of the certificateholders of each class to the Deposited Assets);

•	the name of the trustee and the administrative agent, if any, for the series;

•	the Pass-Through Rate (as defined below) or the terms relating to the applicable method of calculation thereof;

•	the time and place of distribution to certificateholders (a “Distribution Date”) of any interest, principal and premium (if any);

•	the date of issue of the certificates;

•	ratings of the certificates;

•	the method for selling the certificates;

•	the Final Scheduled Distribution Date (as defined in the related prospectus supplement), if applicable;

•	the offering price; and

•
any exchange rights, call rights, redemption terms and any other specific terms of the certificates of each series or class which in each case shall include only the structural features described in this prospectus.

See “Description of the Certificates—General” for a listing of other items that may be specified in the applicable prospectus supplement.

In this prospectus and in the accompanying prospectus supplement, the terms “Depositor,” “sponsor,” “we,” “us” and “our” refer to Bond Products Depositor LLC.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including any information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering the certificates in any state or other jurisdiction where the offer is not permitted.  We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

You can find a listing of pages where capitalized and other important terms used in this prospectus and the accompanying prospectus supplement are defined under the caption “Index of Terms for Prospectus” beginning on page 65 in this document and under the caption “Index of Terms for Prospectus Supplement” in the accompanying prospectus supplement.

We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
REPORTS TO CERTIFICATEHOLDERS	1
IMPORTANT CURRENCY INFORMATION	2
RISK FACTORS	2
THE DEPOSITOR AND SPONSOR	5
USE OF PROCEEDS	7
FORMATION OF THE ISSUING ENTITIES	7
MATURITY AND YIELD CONSIDERATIONS	8
DESCRIPTION OF THE CERTIFICATES	10
General	10
Distributions	13
Interest on the Certificates	15
Principal of the Certificates	23
Foreign Currency Certificates	23
Dual Currency Certificates	23
Call Right	24
Optional Exchange	24
Issuing Entity Liquidation Events	26
Global Securities	26
DESCRIPTION OF DEPOSITED ASSETS	28
General	28
Description of the Underlying Securities	29
Private Sector Securities	31
Government Securities	35
Principal Economic Terms of Underlying Securities	38
Interest Rate and Currency Derivatives	38
Credit Support	39
Collections	41
DESCRIPTION OF THE TRUST AGREEMENT	41
General	41
Assignment of Deposited Assets	41
Collection and Other Administrative Procedures	42
Realization upon Defaulted Deposited Assets or Exchanged Securities	43
Retained Interest	44
Trustee and Administrative Agent Compensation and Expenses	44
Advances in Respect of Delinquencies	44
Certain Matters Regarding the Administrative Agent and the Depositor	45
Administrative Agent Termination Events; Rights Upon Administrative Agent Termination Event	46
Modification and Waiver	47
Reports to Certificateholders; Notices	48
Evidence as to Compliance	49
Trustee, Administrative Agent and Sub-administrative agent, as Servicer	50
Replacement Certificates	50
Termination	50
Duties of the Trustee	51
The Trustee	51
LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES	51

i

CURRENCY RISKS	52
Exchange Rates and Exchange Controls	52
Payment Currency	53
Foreign Currency Judgments	54
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	54
Tax Status of the Issuing Entity	55
Income of U.S. Certificateholders	55
Interests in the Underlying Securities in Full	56
Strip Certificates	57
Fixed Rate and Floating Rate Certificates	58
Special Considerations for Underlying Securities That Include trust Preferred	58
Deductibility of Trust’s Fees and Expenses	59
Sale or Exchange by Certificateholders	59
Special Considerations for Underlying Securities Denominated in a Foreign Currency	60
Income of Non-U.S. Certificateholders	61
Information Reporting and Backup Withholding	63
Proposed Reporting Regulations	63
State and Local Tax Considerations	63
Possible Alternative Treatment of the Underlying Securities	63
UNDERWRITING	64
LEGAL OPINIONS	65

ii

WHERE YOU CAN FIND MORE INFORMATION

Each issuing entity is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”).  We file on behalf of each issuing entity reports or Forms 10-D and 10-K and other information with the SEC.  For each series of certificates those reports will be filed under the name of the issuing entity of the certificates.  The prospectus supplement will state the name and the SEC file number (known as the “CIK number”) for the issuing entity under which reports about the related series of certificates and the issuing entity may be found.  The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The internet address of this site is http://www.sec.gov.  Generally, each issuing entity’s filings will be limited to reports filed on Form 10-D in connection with each distribution date and annual reports on Form 10-K.  Because of the limited nature of these reports we do not intend to make them available on any web site of our own or of any other transaction party.  We do not intend to send any financial reports to certificateholders.

We filed a registration statement relating to the certificates with the SEC.  This prospectus is part of the registration statement, but the registration statement includes additional information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents.  We are incorporating by reference all documents that we have filed with the SEC pursuant to the Exchange Act prior to the date of this prospectus.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement or any other prior filing.  For each offering of certificates, incorporate by reference any future SEC reports on Forms 8-K or 10-D filed pursuant to the Exchange Act by or on behalf of the issuing entity of those certificates until we terminate our offering of the certificates.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at:  Bond Products Depositor LLC, 100 North Tryon Street, Charlotte, North Carolina  28255, telephone:  (888) 583-8900.

REPORTS TO CERTIFICATEHOLDERS

Unless and until definitive certificates (as defined below) are issued, on each Distribution Date unaudited reports containing information concerning each issuing entity will be prepared by the trustee and sent on behalf of each issuing entity only to Cede & Co., as nominee of DTC and registered holder of the certificates.  See “Description of the Certificates—Global Securities” and “Description of the Trust Agreement—Reports to Certificateholders; Notices.”

These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.  We will cause to be filed with the SEC on behalf of each issuing entity those periodic reports as are required under the Exchange Act.

IMPORTANT CURRENCY INFORMATION

References herein to “U.S. dollars,” “U.S.$,” “USD,” “dollar” or “$” are to the lawful currency of the United States.

Purchasers are required to pay for each certificate in the global currency in which the certificate is denominated.  Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States.  However, if requested by a prospective purchaser of a certificate denominated in a currency other than U.S. dollars, Banc of America Securities LLC (“BAS”) will arrange for the exchange of U.S. dollars into such currency to enable the purchaser to pay for the certificate.  Requests must be made on or before the fifth Business Day (as defined below) preceding the date of delivery of the certificate or by a later date as determined by BAS.  Each exchange will be made by BAS on the terms and subject to the conditions, limitations and charges that BAS may from time to time establish in accordance with its regular foreign exchange practice.  All costs of exchange will be borne by the purchaser.

RISK FACTORS

In connection with your investment in the certificates of any series of class, you should consider, among other things, the following risk factors and any other risk factors described in the applicable prospectus supplement.

Limited Liquidity.  Prior to the issuance of any series of certificates there will not be a public market for those securities.  We cannot predict the extent to which a trading market will develop or how liquid that market might become or for how long it may continue.

Legal Aspects.  A prospectus supplement may set forth legal considerations that are applicable to a specific series or class of certificates being offered in connection with that prospectus supplement or the assets deposited in or assigned to the related issuing entity.

No Recourse.  The certificates will not represent a recourse obligation of, or interest in, the Depositor or any of its affiliates.  The certificates of each series will not be insured or guaranteed by any government agency or instrumentality, the Depositor, any person affiliated with the Depositor or any issuing entity.  Any obligation of the Depositor with respect to the certificates of any series will only be pursuant to limited representations and warranties or for its failure to deliver to the trustee certain documents with respect to the Underlying Securities as required in the trust agreement.  The Depositor does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty.  If the Depositor were required to repurchase an Underlying Security, its only sources of funds to make a repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of the Underlying Security to the Depositor, or from a reserve fund established to provide funds for repurchases.  The Depositor is not obligated to, and will not, establish or maintain a reserve fund.

Credit Support; Limited Assets.  The only material assets expected to be in each issuing entity are the Deposited Assets corresponding to the related series of certificates as identified in the related prospectus supplement.  The issuing entity for any series (or class of such series) of certificates will include assets which will be used to make payments on the certificates, to ensure the servicing of the Underlying Securities and/or provide credit enhancement.  However, the certificates do not represent obligations of the Depositor, any trustee, any administrative agent or any of their affiliates.  Credit enhancement, if any, for a series of certificates will be described in the related prospectus supplement.  Certificateholders’ receipt of distributions will depend entirely on such issuing entity’s receipt of payments with respect to the Deposited Assets and any credit enhancement identified in the related prospectus supplement.  See “Description of Deposited Assets.”

Payments on the Underlying Securities may be Subordinate to other Obligations of the Issuer of the Underlying Securities.  Payments on the Underlying Securities may be subordinate to other obligations of the issuer of the Underlying Securities and such issuer may not be permitted to make payments on the Underlying Securities unless it has paid amounts due on its obligations which are senior to the Underlying Securities.  In the event the Underlying Securities issuer does not have sufficient funds to pay all amounts due on its securities, such subordination may cause investors in the certificates to suffer a greater loss than if payments on the Underlying Securities were not subordinated.

Maturity and Redemption Considerations.  The timing of any distribution with respect to any series (or of any class within such series) of certificates is affected by a number of factors, including:

•	the performance of the related Deposited Assets;

•
the extent of any early redemption, repayment or extension of maturity of the related Underlying Securities (including acceleration resulting from any default or rescheduling resulting from the bankruptcy or similar proceeding with respect to the issuer of the Underlying Securities);

•	the existence of any call option entitling the call holder to purchase from the related issuing entity the related Underlying Securities;

•	the existence of any call option entitling the call holder to purchase the certificates from you; and

•	the manner and priority in which collections from the Underlying Securities and any other Deposited Assets described in this prospectus are allocated to each class of such series.

These factors may be influenced by a variety of accounting, tax, economic, social and other factors.  The related prospectus supplement will discuss any calls or other redemption options, any extension of maturity provisions and other terms applicable to the certificates or to the Underlying Securities, which in each case shall include only those structural features that are described in this prospectus and any other Deposited Assets described in this prospectus.  See “Maturity and Yield Considerations.”

Ratings of the Certificates.  At the time of issue, the certificates of any given series (or each class of such series that is offered hereby) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies.  The rating of any series or class of certificates is based primarily on the related Deposited Assets and the relative priorities of the certificateholders of such series or class to receive collections from, and to assert claims against, the related issuing entity.  The rating is not a recommendation to purchase, hold or sell certificates and it does not indicate market price or suitability for a particular investor.  In addition, the rating does not address the likelihood that the principal amount of any series or class will be paid prior to any final legal maturity date.  We cannot be certain that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the rating agency in the future.

Global Securities.  The certificates of each series (or, if more than one class exists, each class of such series) will initially be represented by one or more global securities deposited with a Depositary (as defined below) and purchasers will not receive individual certificates.  Consequently, unless and until individual definitive certificates of a particular series or class are issued, purchasers will not be recognized as certificateholders under the related trust agreement.  Until such time, purchasers will only be able to exercise the rights of certificateholders indirectly through the Depositary and its respective participating organizations.  The ability of any purchaser to pledge a certificate to persons or entities that do not participate in the Depositary’s system, or to otherwise act with respect to a certificate, may be limited.  See “Description of the Certificates—Global Securities” and “Limitations on Issuance of Bearer Certificates” and any further description contained in the related prospectus supplement.

Foreign Issuers.  The Underlying Securities may include obligations of foreign issuers.  Consequently, it may be difficult for the applicable issuing entity as a holder of the Underlying Securities to obtain or realize upon judgments in the United States against the obligor.  Even if an issuer is amenable to suit in the United States, the enforceability of any judgment obtained may be limited by a lack of substantial assets which can be levied upon in the United States or the inability to obtain recognition and enforcement of the judgment in the issuer’s country.  Because the Underlying Securities may represent direct or indirect obligations of foreign issuers, certificateholders should consider the political, economic and other risks attendant on holding the obligations of a foreign issuer which are not typically associated with an investment in securities of a domestic issuer.  Such risks include:

•	future political and economic developments;

•	moratorium on payment or rescheduling of external debts;

•	confiscatory taxation;

•	imposition of any withholding tax;

•	exchange rate fluctuations;

•	political or social instability or diplomatic developments; and

•	the imposition of additional governmental laws or restrictions.

Currency Risks.  The certificates of any given series (or class within such series) may be denominated in a currency other than U.S. dollars.  An investment in a certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a U.S. dollar-denominated security.  Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency.  Such risks generally depend on factors over which the issuing entity has no control, such as economic and political events and the supply of and demand for the relevant currencies.  In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future.  Past fluctuations in any particular exchange rate do not necessarily indicate, however, fluctuations in the rate that may occur during the term of any certificate.  Depreciation of the Specified Currency for a certificate against the U.S. dollar would decrease the effective yield of such certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.  This prospectus does not describe all the risks of an investment in such certificates, and the Depositor disclaims any responsibility to advise prospective purchasers of such risks as they exist from time to time.  Prospective purchasers should consult their own financial and legal advisors as to the risks entailed by an investment in certificates denominated in a currency other than U.S. dollars.  See “Currency Risks.”

Passive Nature of the Issuing Entities.  The trustee with respect to any series of certificates will hold the Deposited Assets for the benefit of the certificateholders and certain other assets described in this prospectus.  Unless an issuing entity has issued a call option (or similar right) with respect to some or all of the related Underlying Securities, or has the right to put some or all of the related Underlying Securities to a third party, each issuing entity will generally hold the related Underlying Securities to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any issuer of Underlying Securities or the value of the Underlying Securities.  Under specified circumstances the holders of the certificates may direct the trustee to dispose of the Underlying Securities or take certain other actions in respect of the Deposited Assets.

Issuing Entity May Include Derivative Products.  An issuing entity may include various interest rate and currency derivative instruments, including interest rate and currency swaps, puts, calls, floors, caps and collars that will be used to alter the payment characteristics of cashflows from the Underlying Securities and whose primary purpose is not to provide credit enhancement.

Fluctuations in securities, currency and interest rates, prices, yields and returns may have a significant effect on the yield to maturity of derivatives or the levels of support that derivatives can provide to an issuing entity.  In addition, derivatives may be limited to covering only certain risks.  Continued payments on derivatives may be affected by the financial condition of the counterparties thereto (or, in some instances, the guarantor thereunder).  There can be no assurance that counterparties will be able to perform their obligations.  Failure by a counterparty (or the related guarantor, if any) to make required payments may result in the delay or failure to make payments on the related securities and risks.  In addition, the notional amounts on which payments are made may vary under certain circumstances and may not bear any correlation to principal amounts of the related securities.  The terms and risks of the relevant derivatives will be described in the related prospectus supplement.

Review of Available Information.  Each prospective purchaser of certificates may obtain and evaluate any publicly available information concerning each issuer of Underlying Securities (each, an “Underlying Securities Issuer”) as it might obtain and evaluate if it were investing directly in the Underlying Securities or in other securities issued by the Underlying Securities Issuer.  The publicly available information concerning the Underlying Securities Issuers is important in considering whether to invest in or sell the certificates.  None of the Depositor, the trustee or any of their affiliates has undertaken, or will undertake, any investigation of the accuracy or completeness of such documents or the financial condition or creditworthiness of any Underlying Securities Issuer in connection with the acquisition of the Underlying Securities or otherwise.  The issuance of the certificates of any series should not be construed as an endorsement by the Depositor or the trustee or any of their affiliates of the financial condition or business prospects of any Underlying Securities Issuer.

THE DEPOSITOR AND SPONSOR

Bond Products Depositor LLC was established as a limited liability company in the State of Delaware on April 22, 2003 and is a wholly-owned, limited-purpose subsidiary of Banc of America Securities Holdings Corporation, which is a wholly-owned subsidiary of Bank of America Corporation.  The principal office of Bond Products Depositor LLC is located at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina  28255.  Its telephone number is (888) 583-8900.

Bond Products Depositor LLC will act as both the depositor of each issuing entity and as the sponsor of each offering of certificates under this prospectus and is generally referred to as the “Depositor” both in this prospectus and the accompanying prospectus supplement.

The limited liability company agreement of the Depositor provides that it may conduct any lawful activities necessary or incidental to acquiring, owning, holding, pledging and transferring debt securities, such as those described in this prospectus under “Description of the Deposited Assets—Description of the Underlying Securities,” serving as depositor of one or more trusts that may issue and sell certificates and arranging for credit support and derivatives such as those described under “Description of the Deposited Assets—Interest Rate and Currency Derivatives” and “—Credit Support.”

Any certificates offered under this prospectus will, at the time of their issuance, be rated in one of the investment grade categories assigned by one or more nationally recognized rating agencies.  In addition, pursuant to the terms of the trust agreement, the Depositor (or a trust formed by the Depositor) may not issue any securities which would result in the lowering of the then current ratings of the outstanding certificates of any series.

The Depositor has no prior securitization experience.  For its securitization program, the Depositor intends to periodically evaluate conditions in the U.S. fixed-income capital markets for investment grade credits in order to identify economic opportunities to offer certificates under this prospectus.  The Depositor’s ability to conduct offerings under this prospectus will be dependent on whether it can acquire fixed-income securities in the secondary market that meet the eligibility criteria set forth under “Description of Deposited Assets – Description of the Underlying Securities” in this prospectus and structure a series of certificates backed by such securities.

Each series of certificates offered under this prospectus will be backed by the fixed-income securities that were acquired by the Depositor for that purpose and will also be backed by or subject to any other assets arranged for by the Depositor that are described in this prospectus.  The Depositor may also offer certificates issued through these transactions in private placements that are exempt from registration under the Securities Act of 1933 (the “Securities Act”).  In each such offering, Banc of America Securities LLC, an affiliate of the Depositor, will act as managing or sole underwriter or, in the case of any private placement, as an initial purchaser of the certificates.

The Depositor will not undertake any investigation of the issuer of the underlying securities it acquires for purposes of issuing a series of certificates in connection with the acquisition of the securities or otherwise.  The issuance of the certificates of any series should not be construed as an endorsement by the Depositor of the financial condition or business prospects of any issuer of the securities backing a series of certificates.

The Depositor will have not have any obligation for payments on the certificates of any series, and will have no other obligations with respect to the certificates following their issuance or the related trust except to the limited extent set forth in the trust agreement.  The rights and duties of the Depositor under the trust agreement following the issuance of a series of certificates will include and generally be limited to (i) removing the trustee and appointing a successor trustee in the event of the trustee's resignation or removal, (ii) furnishing to the trustee the names and addresses of holders of the certificates, and (iii) providing for the payment of the fees of the trustee and providing indemnification to the trustee for certain extraordinary expenses up to the limits specified in the trust agreement, except to the extent that, as set forth in the related prospectus supplement, such fees and expenses are to be paid from the assets of the issuing entity.

The Depositor’s organizational documents set out a number of provisions intended to prevent the Depositor from being consolidated with Bank of America Securities Holding Corporation or its affiliates in the event of an insolvency proceeding with respect to Bank of America Securities Holding Corporation or such affiliates.  These include requirements that the Depositor must provide for the payment of its liabilities with its own assets, that the Depositor must maintain separate company records, books and financial statements, that the Depositor must not commingle its funds or other assets with those of its affiliates, that at all times at least one member of the Depositor’s board of managers must be independent with respect to the Depositor and its affiliates and that the Depositor can not itself seek bankruptcy protection without the unanimous vote of its board of managers, including the independent member of the board.  The limited activities of the Depositor are also intended to prevent the Depositor from having any indebtedness that could result in the initiation of any insolvency proceeding in relation to the Depositor.

USE OF PROCEEDS

The net proceeds to be received from the sale of each series or class of certificates (whether or not offered hereby) will be used by the Depositor to purchase the related Underlying Securities and acquire any related Interest Rate Derivatives, Currency Derivatives and Credit Support (each as defined herein) including, if specified in the related prospectus supplement, making required deposits into any Reserve Account or the applicable Certificate Account (each, as defined below) for the benefit of the certificateholders of such series or class.  Any remaining net proceeds, if any, will be used by the Depositor for general corporate purposes.

FORMATION OF THE ISSUING ENTITIES

A separate issuing entity will be created for each series of certificates issued.

Each issuing entity will be a trust that will be formed as either a statutory business trust or a common law trust and will be referred to in this prospectus and the related prospectus supplement as the “issuing entity” or the “trust”.  The Underlying Securities that will constitute the Deposited Assets for a series of certificates will be selected for inclusion in the Issuing Entity by the Depositor based on its assessment of investor preferences, the payment characteristics of the Underlying Securities, and the price and availability of the Underlying Securities in the secondary market.  No Underlying Security will be delinquent or non-performing as of the Cut-off Date or the Closing Date.  An Underlying Security will be considered delinquent and non-performing if it any portion of any payment due thereunder is past due.

The Depositor will assign the Deposited Assets for each series of certificates to the trustee named in the applicable prospectus supplement, in its capacity as trustee, for the benefit of the certificateholders of such series.  See “Description of the Trust Agreement—Assignment of Deposited Assets.”  The trustee named in the applicable prospectus supplement will administer the Deposited Assets pursuant to the trust agreement and will receive a fee for these services.  The trustee or any administrative agent named in the applicable prospectus supplement will perform the tasks as are specified therein and in the trust agreement and will receive a fee for these services as specified in the prospectus supplement.  See “Description of the Trust Agreement—Collection and Other Administrative Procedures” and “—Trustee and Administrative Agent Compensation and Expenses.”

The Depositor’s assignment of the Deposited Assets to the trustee will generally be without recourse.  To the extent provided in the applicable prospectus supplement, the obligations of the trustee or administrative agent, if applicable, will consist primarily of:

•	contractual and administrative obligations, if any, under the trust agreement; and

•
an obligation, if any, to make cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under “Description of the Trust Agreement—Advances in Respect of Delinquencies.”

The obligations of the trustee or the administrative agent, if any, named in the applicable prospectus supplement to make advances will be limited to amounts which the trustee or the administrative agent believes ultimately would be recoverable under any credit support, insurance coverage, the proceeds of liquidation of the Underlying Securities or from other sources available for such purposes.

Each issuing entity will consist of:

•	the Underlying Securities, and all payments on or collections in respect of those Underlying Securities received on or after the Cut-off Date specified in the related prospectus supplement;

•	any interest rate or currency swaps, floors, collars or caps as specified therein and described under “Description of Deposited Assets—Interest Rate and Currency Derivatives”;

•
the credit support, if any, provided with respect to any class within such series that are specified as being part of the related trust in the applicable prospectus supplement, as described therein and under “Description of Deposited Assets—Credit Support;”

•	such assets as from time to time identified as deposited in the related Certificate Account;

•	property, if any, acquired on behalf of certificateholders by foreclosure or repossession and any revenues received thereon;

•	the Certificate Account and any Reserve Account;

•	the rights of the Depositor relating to any breaches of representations or warranties by the seller of any Underlying Security; and

•	the rights of the trustee in any cash advances, reserve fund or surety bond, if any, as described under “Description of the Trust Agreement—Advances in Respect of Delinquencies.”

MATURITY AND YIELD CONSIDERATIONS

Each prospectus supplement will contain any applicable information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or an extension of maturity.  The provisions of the Underlying Securities with respect to redemption, repayment or an extension of maturity will affect the weighted average life of the related series of certificates.

The effective yield to holders of the certificates of any series (and class within such series) may be affected by aspects of the Deposited Assets or the manner and priorities of allocations of collections with respect to the Deposited Assets between the classes of a given series.  With respect to any series of certificates, the Underlying Securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option or any series of certificates subject to a third- party call option, the yield to maturity of such series (or class within such series) may be affected by any optional or mandatory redemption or repayment or an extension of maturity of the related Underlying Securities, or the exercise of third-party call option prior to the stated maturity of the related series of certificates.  A variety of tax, accounting, economic, and other factors will influence whether an issuer exercises any right of redemption in respect of its securities or whether a third-party exercises its rights under any call option.  In certain cases, the rate of redemption may be influenced by prepayments on the obligations a government sponsored entity issuer holds for its own account.  All else remaining equal, if prevailing interest rates fall below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase.  Similarly, the likelihood that a third party will exercise its call option with respect to the certificates will increase if prevailing interest rates fall below the weighted average interest rate of the Underlying Securities.  There can be no certainty as to whether any Underlying Security redeemable at the option of its issuer or subject to a third-party call option will be redeemed or called prior to its stated maturity.

The Underlying Securities will be subject to acceleration upon the occurrence of specified Underlying Security Events of Default (as defined below).  The maturity and yield on the certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Underlying Securities by the holders thereof.  See “Description of Deposited Assets -- Private Sector Securities — Events of Default” and “— Government Securities — Events of Default.”  If an issuer of Underlying Securities becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected.  A variety of factors influence the performance of private debt issuers and correspondingly may affect the ability of an issuer of Underlying Securities to satisfy its obligations under the Underlying Securities, including the issuer’s operating and financial condition, leverage and various social, geographic, legal and economic factors.  In addition, if the Underlying Securities are issued by a foreign government and the foreign government issuer or guarantor repudiates or places any limitation or moratorium on the payment of external indebtedness or imposes any confiscatory or withholding tax, the timing and amount of payments on the certificates may be materially and adversely affected.  A variety of factors could influence a foreign government’s willingness or ability to satisfy its obligations under the related Underlying Securities.  We cannot predict the probability of a moratorium or other action affecting any Underlying Security.

The extent to which the yield to maturity of any certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

The yield to maturity of any series (or class) of certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such certificates, to the extent that the Pass-Through Rate (as defined below) for such series (or class) is based on variable or adjustable interest rates.  With respect to any series of certificates representing an interest in a pool of government, foreign government or corporate debt securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such certificates may affect the yield on the certificates.

A variety of economic, social, political, tax, accounting and other factors may affect the degree to which any of the Underlying Securities are redeemed or called (whether by the applicable obligor or pursuant to a third-party call option) or the maturity of such Underlying Securities is extended, as specified in the related prospectus supplement.  There can be no assurance as to the rate or likelihood of redemption, third-party call or extension of maturity of any Underlying Security.  The applicable prospectus supplement will, to the extent available, provide further information with respect to any such experience applicable to the related Underlying Securities.  In addition, the applicable prospectus supplement for each series of certificates will set forth additional information regarding yield and maturity considerations applicable to such series (and each class within such series) and the related Deposited Assets.

DESCRIPTION OF THE CERTIFICATES

Each series of certificates will be issued pursuant to a separate trust agreement among the Depositor, the administrative agent, if any, and the trustee named in the related prospectus supplement.  Each trust agreement will consist of a standard terms for that agreement, which will contain terms that may be applicable to more than one series of certificates, and the series supplement that will contain terms applicable only to that series.  A form of the trust agreement is attached as an exhibit to the registration statement.  The provisions of the trust agreement may vary depending upon the nature of the certificates to be issued thereunder and the nature of the Deposited Assets.  The following summaries describe certain provisions of the trust agreement which may be applicable to each series of certificates.  The applicable prospectus supplement for a series of certificates will describe any provision of the trust agreement that materially differs from the description thereof contained in this prospectus.  The following summaries do not purport to be complete and are subject to the detailed provisions of the form of trust agreement for a full description of such provisions, including the definition of certain terms used, and for other information regarding the certificates.  As used herein with respect to any series, the term “certificate” refers to all the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires.

A copy of the trust agreement relating to each series of certificates will be filed with the SEC following the issuance of such series.  The filing will be made as an exhibit to a Current Report on Form 8-K or, if one or more of the classes of such series are to be listed on a national securities exchange, on a Form 8-A For Registration of Certain Classes of Securities.  Once they are filed, these reports, including the trust agreement as filed, will be available to you through the SEC, either in paper form or through the internet.  The Depositor will establish each trust as a separate filer with the SEC and, upon doing so, all Exchange Act reporting for the trust, including the filing of the related series supplement, will be made under the trust’s name, as that name is reflected in the SEC’s filings system.  See “Where You Can Find More Information”.

General

Each series (or classes within such series) of certificates will be issued under a separate trust agreement and will represent the entire beneficial ownership interest in the trust for the series created pursuant to the trust agreement.  Each class will be allocated certain relative priorities to receive specified collections from such trust, as identified and described in the applicable prospectus supplement.  See “Description of Deposited Assets—Collections.”

Reference is made to the related prospectus supplement for a description of the following terms of the series (and, if applicable, classes within such series) of certificates in respect of which this prospectus and such prospectus supplement are being delivered:

•	the title of such certificates;

•	the series of such certificates and, if applicable, the number and designation of classes of such series;

•	information concerning the type, characteristics and material terms of the Deposited Assets being deposited into the related trust by the Depositor

•
with respect to any Underlying Securities that have the same or an affiliated obligor and which, at the time of such deposit, represent 10% or more of the aggregate principal balance of all Underlying Securities held by the related trust (“Concentrated Underlying Securities”), the name of each obligor, the organizational form and general character of the business of each obligor, the material terms of such Underlying Securities and of the agreements with each obligor involving the Underlying Securities, and reference to financial information concerning the obligor in accordance with the SEC’s Regulation AB as described below under “Description of Deposited Assets—Description of the Underlying Securities”;

•	with respect to any Underlying Securities, the market price of the securities and the basis on which the market price was determined;

•	the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each class thereof;

•
the dates on which or periods during which such series or classes within such series may be issued (each, an “Original Issue Date”), the offering price thereof and the applicable Distribution Dates on which the principal, interest and premium, if any, on such series or classes within such series will be distributable and the related Record Dates (as defined in the related prospectus supplement), if any;

•
if applicable, the relative rights and priorities of each class (including the method for allocating collections from and defaults or losses on the Underlying Securities to the certificateholders of each class);

•
whether the certificates of such series or each class within such series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the “Pass-Through Rate”) for each such class including, if fixed, the applicable rate (the “Fixed Pass-Through Rate”), or, if variable, the terms relating to the particular method of calculation thereof applicable to such series or each class within such series (the “Variable Pass-Through Rate”);

•
the option, if any, of any certificateholder of such series or class to withdraw a portion of the assets of the related trust in exchange for surrendering such certificateholder’s certificate or the option, if any, of the Depositor or administrative agent, if any, or another third party to purchase or repurchase any Underlying Securities (in each case to the extent not inconsistent with the Depositor’s continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;

•
the terms of any call option relating to such series or class, including the date or dates such call option may be exercised and the price payable to holders of the certificates of such series or class upon exercise of such call option;

•
the rating of each series or each class within such series offered hereby which in each case shall be provided by at least one nationally recognized statistical rating organization and shall be within one of its four highest rating categories signifying “investment grade”;

•	the denominations in which such series or class within such series will be issuable;

•
whether the certificates of any class within a given series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions (“Strip Certificates”), and the applicable terms thereof;

•
whether the certificates of such series or of any class within such series are to be issued as registered certificates or bearer certificates or both and, if bearer certificates are to be issued, whether coupons will be attached thereto; whether bearer certificates of such series or class may be exchanged for registered certificates of such series or class and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made;

•
whether the certificates of such series or of any class within such series are to be issued in the form of one or more global securities and, if so, the identity of the Depositary (as defined below), if other than The Depository Trust Company, for such global security or securities;

•
if a temporary certificate is to be issued with respect to such series or any class within such series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a permanent certificate of such series or class will be credited to the account of the persons entitled thereto on such Distribution Date;

•
if a temporary global security is to be issued with respect to such series or class, the terms upon which beneficial interests in such temporary global security may be exchanged in whole or in part for beneficial interests in a permanent global security or for individual definitive certificates of such series or class and the terms upon which beneficial interests in a permanent global security, if any, may be exchanged for individual definitive certificates of such series or class;

•
if other than U.S. dollars, the currency applicable to the certificates of such series or class for purposes of denominations and distributions on such series or each class within such series (the “Specified Currency”) and the circumstances and conditions, if any, when such currency may be changed, at the election of the Depositor or a certificateholder, and the currency or currencies in which any principal of or any premium or any interest on such series or class are to be distributed pursuant to such election;

•
all applicable Required Percentages and Voting Rights (each, as defined below) relating to the manner and percentage of votes of certificateholders of such series and each class within such series required with respect to certain actions by the Depositor, the administrative agent, if any, or trustee under the trust agreement or with respect to the applicable trust; and

•
any other terms of such series or class within such series of certificates that are included in the structural features described in this prospectus and are not inconsistent with the provisions of the trust agreement relating to such series.

Unless otherwise indicated in the applicable prospectus supplement, certificates of each series (including any class of certificates not offered hereby) will be issued only as registered certificates and will be payable only in U.S. dollars.

Unless otherwise specified in the applicable prospectus supplement, the U.S. dollar equivalent of the public offering price or purchase price of a certificate having a Specified Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfer in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the “Market Exchange Rate”) for such Specified Currency on the applicable issue date.  As specified in the applicable prospectus supplement such determination will be made by the Depositor, the trustee, the administrative agent, if any, or an agent thereof as exchange rate agent for each series of certificates (the “Exchange Rate Agent”).

Unless otherwise provided in the applicable prospectus supplement, registered certificates may be transferred or exchanged for like certificates of the same series and class at the corporate trust office or agency of the applicable trustee in the City and State of New York, subject to the limitations provided in the trust agreement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.  Bearer certificates will be transferable by delivery.

Provisions with respect to the exchange of bearer certificates will be described in the applicable prospectus supplement.  Unless otherwise specified in the applicable prospectus supplement, registered certificates may not be exchanged for bearer certificates.  The Depositor may at any time purchase certificates at any price in the open market or otherwise.  Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held or resold or surrendered to the trustee for cancellation of such certificates.

Distributions

Distributions allocable to interest, principal, and premium (if any) on the certificates of each series (and class within such series) will be made in the Specified Currency for such certificates by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement (the “Determination Date”).  If the Specified Currency for a given series or class within such series is other than U.S. dollars, the administrative agent, if any, or otherwise the trustee will arrange to convert all payments in respect of each certificate of such series or class to U.S. dollars in the manner described in the following paragraph.  The certificateholder of a registered certificate of a given series or class within such series denominated in a Specified Currency other than U.S. dollars may (if the applicable prospectus supplement and the terms of such certificate so indicate) elect to receive all distributions in respect of such certificate in the Specified Currency by delivery of a written notice to the trustee and administrative agent, if any, for such series not later than fifteen calendar days prior to the applicable Distribution Date, except under the circumstances described under “Currency Risks—Payment Currency” below.  Any such election will remain in effect until revoked by written notice to such trustee and administrative agent, if any, received by each of them not later than fifteen calendar days prior to the applicable Distribution Date.

Unless otherwise specified in the applicable prospectus supplement, in the case of a registered certificate of a given series or class within such series having a Specified Currency other than U.S. dollars, the amount of any U.S. dollar distribution in respect of such registered certificate will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Distribution Date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such Distribution Date, of the aggregate amount payable in such Specified Currency on such payment date in respect of all registered certificates.  In the event the Exchange Rate Agent receives only one bid quotation by the time and date described in the preceding sentence, the Exchange Rate Agent shall use such quote which may be from the Exchange Rate Agent.  All currency exchange costs will be borne by the certificateholders of such registered certificates by deductions from such distributions.  If no such bid quotations are available, such distributions will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Depositor’s control, in which case such distributions will be made as described under “Currency Risks—Payment Currency” below.  The applicable prospectus supplement will specify such information with respect to bearer certificates.

Unless otherwise provided in the applicable prospectus supplement and except as provided in the succeeding paragraph, distributions with respect to certificates will be made (in the case of registered certificates) at the corporate trust office or agency of the trustee specified in the applicable prospectus supplement in The City of New York or (in the case of bearer certificates) at the principal London office of the applicable trustee; provided, however, that any such amounts distributable on the Final Distribution Date of a certificate will be distributed only upon surrender of the related certificate at the applicable location set forth above.  Distribution on a bearer certificate will be made by mail to an address in the United States or by wire transfer to an account maintained by the certificateholder thereof in the United States.

Unless otherwise specified in the applicable prospectus supplement, distributions on registered certificates in U.S. dollars will be made, except as provided below, by check mailed to the registered certificateholders of such certificates (which, in the case of global securities, will be a nominee of the Depositary); provided, however, that, in the case of a series or class of registered certificates issued between a Record Date and the related Distribution Date, interest for the period beginning on the issue date for such series or class and ending on the last day of the related interest accrual period ending immediately prior to or coincident with the next Distribution Date will, unless otherwise specified in the applicable prospectus supplement, be distributed on the next succeeding Distribution Date to the registered certificateholders of the registered certificates of such series or class on the related Record Date.  A certificateholder of $10,000,000 (or the equivalent thereof in a Specified Currency other than U.S. dollars) or more in aggregate principal amount of registered certificates of a given series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the trustee for such series not later than fifteen calendar days prior to the applicable Distribution Date.

Simultaneously with the election by any certificateholder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such certificateholder shall provide appropriate wire transfer instructions to the trustee for such series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

Except as otherwise specified in the applicable prospectus supplement, “Business Day” with respect to any certificate means any day, other than a Saturday or Sunday, that is:

•	not a day on which banking institutions are authorized or required by law or regulation to be closed in

(a)	The City of New York or

(b)
if the Specified Currency for such certificate is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of the euro, shall be Brussels, Belgium) and

•
if the Pass-Through Rate for such certificate is based on LIBOR, a London Banking Day.  “London Banking Day” with respect to any certificate means any day on which dealings in deposits in the Specified Currency of such certificate are transacted in the London interbank market.  The Record Date with respect to any Distribution Date for a series or class of registered certificates shall be specified as such in the applicable prospectus supplement.

Interest on the Certificates

General.  Each class of certificates (other than certain classes of Strip Certificates) of a given series may have a different Pass-Through Rate, which may be a Fixed or Variable Pass-Through Rate, in each case as described below.  In the case of Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, “Stripped Interest”) described in the related prospectus supplement.  For purposes hereof, “Notional Amount” means the notional principal amount specified in the applicable prospectus supplement on which interest on Strip Certificates will be calculated on each Distribution Date.

Reference to the Notional Amount of a class of Strip Certificates herein or in a prospectus supplement does not indicate that such certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term “Notional Amount” is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related prospectus supplement.

Fixed Rate Certificates.  Each series (or, if more than one class exists, each class within such series) of certificates with a Fixed Pass-Through Rate (“Fixed Rate Certificates”) will bear interest, on the outstanding Certificate Principal Balance (as defined below) (or Notional Amount, if applicable), from its Original Issue Date, at the Fixed Pass-Through Rate stated on the face thereof and in the applicable prospectus supplement until the earlier of (i) the final scheduled distribution date with respect to such certificates and (ii) the date on which the Certificate Principal Balance of such certificates has been reduced to zero (or in the case of Strip Certificates with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable prospectus supplement, the Pass-Through Rate for such series or any such class or classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies (or other reasons, if any, as set forth in the applicable prospectus supplement), in accordance with a schedule or otherwise, all as described in such prospectus supplement.  Interest on each series or class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date as specified in such prospectus supplement.  Each such distribution of interest shall include interest accrued through the day specified in the applicable prospectus supplement.

Floating Rate Certificates.  Each series (or, if more than one class exists, each class within such series) of certificates with a Variable Pass-Through Rate (“Floating Rate Certificates”) will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date to but excluding the first Interest Reset Date for such series or class at the initial Pass-Through Rate set forth on the face thereof and in the applicable prospectus supplement (“Initial Pass-Through Rate”).  Thereafter, the Pass-Through Rate on such series or class for each Interest Accrual Period (as defined below) will be determined by reference to an interest rate index (the “Base Rate”), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any.  The “Spread” is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to such series or class, and the “Spread Multiplier” is the percentage that may be specified in the applicable prospectus supplement as being applicable to such series or class, except that if so specified in the applicable prospectus supplement, the Spread or Spread Multiplier on such series or any such class or classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies (or other reasons, if any, as set forth in the applicable prospectus supplement), in accordance with a schedule or otherwise, all as described in such prospectus supplement.  The applicable prospectus supplement, will designate one of the following Base Rates as applicable to a Floating Rate Certificate:

•	LIBOR (a “LIBOR Certificate”);

•	the Commercial Paper Rate (a “Commercial Paper Rate Certificate”);

•	the Treasury Rate (a “Treasury Rate Certificate”);

•	the Federal Funds Rate (a “Federal Funds Rate Certificate”);

•	the CD Rate (a “CD Rate Certificate”);

•	the prime loan rates or base lending rates of major U.S. banks (a “Prime Rate Certificate”);

•	the constant maturities swap rate (a “CMS Rate Certificate”); or

•	such other Base Rate as shall be a recognized interest rate index on which funds are commonly borrowed in the U.S. capital markets and shall in no event be based on a commodity or equity index.

The “Index Maturity” for any series or class of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated.  “H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publications, published by the Board of Governors of the Federal Reserve System.  “Composite Quotations” means the daily statistical release entitled “Composite 3:30 p.m. Quotations for U.S. Government Securities” published by the Federal Reserve Bank of New York.

As specified in the applicable prospectus supplement, Floating Rate Certificates of a given series or class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis):  (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any Interest Accrual Period specified in the applicable prospectus supplement (“Maximum Pass-Through Rate”) and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such Interest Accrual Period (“Minimum Pass-Through Rate”).  In addition to any Maximum Pass-Through Rate that may be applicable to any series or class of Floating Rate Certificates, the Pass-Through Rate applicable to any series or class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, if any, as the same may be modified by United States law of general application.

The Depositor will appoint, and enter into agreements with, agents (each, a “Calculation Agent”) to calculate Pass-Through Rates on each series or class of Floating Rate Certificates.  The applicable prospectus supplement will set forth the identity of the Calculation Agent for each series or class of Floating Rate Certificates.  All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given series or class.

The Pass-Through Rate on each class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the “Interest Accrual Period” for such class, and the first day of each Interest Accrual Period will be the “Interest Reset Date”), as specified in the applicable prospectus supplement.  Interest Reset Dates with respect to each series, and any class within such series of Floating Rate Certificates, will be specified in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such series or class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such certificate (or, in the case of a Strip Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the applicable prospectus supplement) by an accrued interest factor.  Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated.  Unless otherwise specified in the applicable prospectus supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360, in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates, CD Rate Certificates, Prime Rate Certificates and CMS Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates.  For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

All percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward), unless another rounding convention is specified in the related prospectus supplement.

Interest on any series (or class within such series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the Interest Accrual Periods as and to the extent set forth in the applicable prospectus supplement.

Upon the request of the holder of any Floating Rate Certificate of a given series or class, the Calculation Agent for such series or class will provide the Pass-Through Rate then in effect and, if determined, the Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

(1)           CD Rate Certificates.  Each CD Rate Certificate will bear interest for each Interest Accrual Period at the Pass-Through Rate calculated with reference to the CD Rate, the Spread and/or the Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the “CD Rate” for each Interest Accrual Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Accrual Period (a “CD Rate Determination Date”) and will be the rate for negotiable certificates of deposit having the Index Maturity designated in the applicable prospectus supplement as published in H.15(519) under the heading “CDs (Secondary Market).”  In the event that such rate is not published prior to 3:00 p.m., New York City time, on the CD Rate Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the “CD Rate” for such Interest Accrual Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable prospectus supplement as published in Composite Quotations under the heading “Certificates of Deposit.”  If by 3:00 p.m., New York City time, on such CD Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the “CD Rate” for such Interest Accrual Period will be calculated by the Calculation Agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related prospectus supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the “CD Rate” for such Interest Accrual Period will be the same as the CD Rate for the immediately preceding Interest Accrual Period (or, if there was no such Interest Accrual Period, the Initial Pass-Through Rate).

The “CD Rate Calculation Date” pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day and (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

(2)           CMS Rate Certificates.  Each CMS Rate Certificate will bear interest for each Interest Accrual Period at the Pass-Through Rate calculated with reference to a constant maturity swap rate and the Spread or Spread Multiplier, if any, as specified in such certificate and the applicable prospectus supplement.

The “CMS Rate” for each Interest Accrual Period will be determined by the Calculation Agent for such CMS Rate Certificate as of the second U.S. Government Securities Business Day prior to the Interest Reset Date for such Interest Accrual Period (a “CMS Rate Determination Date”) by multiplying (i) the principal amount specified in the applicable prospectus supplement, (ii) the rate displayed in the Moneyline Telerate Page 42276 for such Interest Accrual Period and (iii) the actual number of days in the related Interest Accrual Period, divided by 360 (calculated on the basis of a 360-day year of twelve 30-day months).

The “Moneyline Telerate Page 42276 Swap Rate” shall be the rate displayed on the Moneyline Telerate Page 42276 by 11:00 a.m., New York City time, on the CMS Rate Calculation Date (which we describe below) pertaining to the CMS Rate Determination Date under the heading (or any successor heading) “RATES AS AT 11:00 EST under the column for the Index Maturity specified in the applicable prospectus supplement for such CMS Rate Determination Date.  If the above rate is no longer displayed on the relevant page, or if not displayed by 11:00 a.m., New York City time, on the CMS Rate Calculation Date, then the CMS Rate will be the rate for U.S. Dollar swaps with a maturity of the Index Maturity designated in the applicable prospectus supplement, expressed as a percentage, which appears on the Reuters Screen ISDAFIX1 Page as of 11:00 a.m., New York City time, on the CMS Rate Calculation Date.  If that information is no longer displayed by 11:00 a.m., New York City time, on the CMS Rate Calculation Date, then the CMS Rate will be a percentage determined on the basis of the mid-market semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market at approximately 11:00 a.m., New York City time, on the CMS Rate Calculation Date.  For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the Index Maturity designated in the applicable prospectus supplement commencing on that CMS Rate Determination Date with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/ 360 day count basis, is equivalent to “LIBOR Moneyline Telerate” with a maturity of three months. The Calculation Agent will select the five swap dealers after consultation with the Depositor and will request the principal New York City office of each of those dealers to provide a quotation of its rate.  If at least three quotations are provided, the CMS Rate for that CMS Rate Determination Date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, none of the highest and one of the lowest quotations.  If fewer than three swap dealers selected by the Calculation Agent are quoting as described above, the CMS Rate will be the CMS Rate in effect on that CMS Rate Determination Date or, if that CMS Rate Determination Date is the first CMS Rate Determination Date, the Initial Pass-Through Rate.

“CMS Rate Calculation Date” pertaining to any CMS Rate Determination Date shall be the next succeeding Business Day.

“Reuters Screen ISDAFIX1 Page” means the display on the Reuters Money 3000 Service (or any successor services) on the “ISDAFIX1” page (or any other page as may replace that page on that service) for the purpose of displaying rates or prices comparable to that floating rate payment).

“U.S. Government Securities Business Day” means, any day except for a Saturday, Sunday or a day on which The Bond Market Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

(3)           Commercial Paper Rate Certificates.  Each Commercial Paper Rate Certificate will bear interest for each Interest Accrual Period at the Pass-Through Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the “Commercial Paper Rate” for each Interest Accrual Period will be determined by the Calculation Agent for such Commercial Paper Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Accrual Period (a “Commercial Paper Rate Determination Date”) and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading “Commercial Paper.”  In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Commercial Paper Rate Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the “Commercial Paper Rate” for such Interest Accrual Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading “Commercial Paper”.  If by 3:00 p.m., New York City time, on such Commercial Paper Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the “Commercial Paper Rate” for such Interest Accrual Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated “AA” or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the “Commercial Paper Rate” for such Interest Accrual Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Accrual Period (or, if there was no such Interest Accrual Period, the Initial Pass-Through Rate).

“Money Market Yield” shall be a yield calculated in accordance with the following formula:

Money Market Yield =	D X 360 X 100
360 - (D X M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the specified Index Maturity.

The “Commercial Paper Rate Calculation Date” pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

(4)           Federal Funds Rate Certificates.  Each Federal Funds Rate Certificate will bear interest for each Interest Accrual Period at the Pass-Through Rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the “Federal Funds Rate” for each Interest Accrual Period shall be the effective rate on the Interest Reset Date for such Interest Accrual Period (a “Federal Funds Rate Determination Date”) for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective)”.  In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Federal Funds Rate Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the “Federal Funds Rate” for such Interest Accrual Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading “Federal Funds/Effective Rate”.  If by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the “Federal Funds Rate” for such Interest Accrual Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading “Federal Funds (Effective)”; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date, the “Federal Funds Rate” for such Interest Accrual Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Accrual Period (or, if there was no such Interest Accrual Period, the Initial Pass-Through Rate).  Unless otherwise specified in the applicable prospectus supplement, in the case of a Federal Funds Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rate in effect with respect to each such day in such week.

The “Federal Funds Rate Calculation Date” pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

(5)           LIBOR Certificates.  Each LIBOR Certificate will bear interest for each Interest Accrual Period at the Pass-Through Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

With respect to LIBOR indexed to the offered rate for U.S. dollar deposits, unless otherwise specified in the applicable prospectus supplement,

“LIBOR” for each Interest Accrual Period will be determined by the Calculation Agent for any LIBOR Certificate as follows:

(i)           On the second London Banking Day prior to the Interest Reset Date for such Interest Accrual Period (a “LIBOR Determination Date”), the Calculation Agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable prospectus supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date.

“Reuters Screen LIBO Page” means the display designated as page “LIBOR” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).  If at least two such offered rates appear on the Reuters Screen LIBO Page, “LIBOR” for such Interest Accrual Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Certificate.

(ii)           If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time.  If at least two such quotations are provided, “LIBOR” for such Interest Accrual Period will be the arithmetic mean of such quotations.  If fewer than two such quotations are provided, “LIBOR” for such Interest Accrual Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as specified in this sentence, “LIBOR” for such Interest Accrual Period will be the same as LIBOR for the immediately preceding Interest Accrual Period (or, if there was no such Interest Accrual Period, the Initial Pass-Through Rate).

If LIBOR with respect to any LIBOR Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable prospectus supplement will set forth the method for determining such rate.

(6)           Prime Rate Certificates.  Prime rate certificates will pay distributions at the interest rates, calculated with reference to the prime rate and the spread and/or the spread multiplier, if any, specified in the applicable prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the “prime rate” means, with respect to any record date, that rate on that date, as published in H.15(519) under the heading “Bank Prime Loan.”  If that rate is not published by 9:00 a.m., New York City time, on the calculation date pertaining to that record date the prime rate will be the arithmetic mean of the rates of interest publicly announced by each bank named on the “Reuters Screen NYMF Page” as that bank's prime rate or base lending rate as in effect for that record date.  “Reuters Screen NYMF Page” means the display designated as page “NYMF” on the Reuters Monitor Money Rates Service, or any other page that may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.  If fewer than four but more than one rate appears on the Reuters Screen NYMF Page for that record date the prime rate will be the arithmetic mean of the prime rates, quoted on the basis of the actual number of days in the year divided by 360, as of the close of business on that record date by four major money center banks in The City of New York.  If fewer than two rates appear on the Reuters Screen NYMF page, the prime rate will be the arithmetic mean of the prime rates in effect for the record date as furnished in The City of New York by at least three substitute banks or trust companies organized and doing business under the laws of the United States, or any U.S. state, in each case having total equity capital of at least $500,000,000 and subject to supervision or examination by federal or state authority.  The banks and trust companies referred to above will be selected by the calculation agent after consultation with the Depositor.  However, if the banks or trust companies that the calculation agent selects are not quoting those rates, the distribution rate for the period commencing on the distribution reset date following the record date will be the distribution rate borne by the prime rate certificates on the record date.  If the prime rate must be calculated then that calculation will be performed by the calculation agent.

(7)           Treasury Rate Certificates.  Each Treasury Rate Certificate will bear interest for each Interest Accrual Period at the Pass-Through Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the “Treasury Rate” for each Interest Accrual Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Accrual Period of direct obligations of the United States (“Treasury bills”) having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading “U.S. Government Certificates-Treasury bills-auction average (investment)” or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Treasury Rate Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury.  In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Treasury Rate Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the “Treasury Rate” for such Interest Accrual Period shall be calculated by the Calculation Agent for such Treasury Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the “Treasury Rate” for such Interest Accrual Period will be the same as the Treasury Rate for the immediately preceding Interest Accrual Period (or, if there was no such Interest Accrual Period, the Initial Pass-Through Rate).

The “Treasury Rate Determination Date” for such Interest Accrual Period will be the day of the week in which the Interest Reset Date for such Interest Accrual Period falls on which Treasury bills would normally be auctioned.  Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday.  If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Accrual Period commencing in the next succeeding week.  Unless otherwise specified in the applicable prospectus supplement, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

The “Treasury Rate Calculation Date” pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

Principal of the Certificates

Unless the related prospectus supplement provides otherwise, each certificate (other than certain classes of Strip Certificates) will have a “Certificate Principal Balance” which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal from the future cash flow on the Deposited Assets and any other assets included in the related issuing entity.  Amounts collected on the Deposited Assets generally will be applied to accrued interest on, then to principal of, and then to premium (if any) on, each such certificate of the class or classes entitled thereto (in the manner and priority specified in such prospectus supplement) until the aggregate Certificate Principal Balance of such class or classes has been reduced to zero.  The outstanding Certificate Principal Balance of a certificate will be reduced to the extent of (x) distributions of principal thereon, (y) if applicable pursuant to the terms of the related series, by the amount of any net losses realized on any Deposited Assets (“Realized Losses”) allocated thereto and (z) if applicable pursuant to the terms of the related series, any Extraordinary Trust Expenses consented to by the Certificateholders.  Unless the related prospectus supplement provides otherwise, the initial aggregate Certificate Principal Balance of all classes of certificates of a series will equal the outstanding aggregate principal balance of the related Underlying Securities as of the applicable Cut-off Date.  The initial aggregate Certificate Principal Balance of a series and each class thereof will be specified in the related prospectus supplement.  Distributions of principal to any class of certificates will be made on a pro rata basis among all the certificates of such class.  Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.

Foreign Currency Certificates

If the specified currency of any certificate is not U.S. dollars (a “Foreign Currency Certificate”), certain provisions with respect thereto will be set forth in the related prospectus supplement which will specify the denominations, the currency or currencies in which the principal and interest with respect to such certificate are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the certificates.

Dual Currency Certificates

Certificates may be issued as dual currency certificates (“Dual Currency Certificates”), in which case payments of principal and/or interest in respect of Dual Currency Certificates will be made in such currencies, and rates of exchange will be calculated upon such bases, as indicated in the certificates and described in the related prospectus supplement.  Other material terms and conditions relating to Dual Currency Certificates will be set forth in the certificates and the related prospectus supplement.

Call Right

The Depositor, or if so specified in the relevant prospectus supplement, a transferee as a result of a private placement to eligible investors, may hold the right to purchase all or some of the certificates of a given series or class from the holders thereof (the “Call on Certificates”) or all or some of the Underlying Securities of a given series from the issuing entity (the “Call on Underlying Securities”  and, together with the Call on Certificates, the “Call Right”).  If one or more specified persons holds a Call Right, the applicable prospectus supplement will designate such series as a “Callable Series. ”

The terms upon which any such specified person or entity may exercise a Call Right will be specified in the applicable prospectus supplement.  Such terms may relate to, but are not limited to, the following:

•	the initial holder of the Call Right;

•	whether the Certificate Principal Balance or Notional Amount of each certificate being purchased pursuant to the Call Right must be an authorized denomination;

•	the call date or dates; and

•	the call price.

After receiving notice of the exercise of a Call Right, the trustee will provide notice thereof as specified in the prospectus supplement.  Upon the satisfaction of any applicable conditions to the exercise of a Call Right, each certificateholder will be entitled to receive (in the case of a purchase of less than all of the certificates) payment of a pro rata share of the Call Price paid in connection with such exercise.  In addition, in conjunction with the exercise of a Call on Underlying Securities in respect of all or a portion of the Underlying Securities, the certificates will be redeemed in whole or pro rata, as applicable and as specified in the applicable prospectus supplement.  A Call Right is not expected to be exercised unless the value of the Underlying Securities exceeds the Call Price payable upon exercise of the Call Right.

Optional Exchange

If specified in the applicable prospectus supplement, a holder may exchange certificates of such series for a pro rata portion of the Underlying Securities (an “Exchangeable Series”).  The terms upon which a holder may exchange certificates of any Exchangeable Series for a pro rata portion of the Underlying Securities of the related issuing entity will be specified in the related prospectus supplement and the related trust agreement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the Depositor and such issuing entity’s continued satisfaction of the applicable requirements for an exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder.  Such terms may relate to the following:

•	a requirement that the exchanging holder tender to the trustee certificates of each class within such Exchangeable Series;

•	a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to each certificate being tendered for exchange;

•
a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each certificate tendered for exchange be an integral multiple of an amount specified in the prospectus supplement;

•	specified dates during which a holder may effect such an exchange (each, an “Optional Exchange Date”);

•
limitations on the right of an exchanging holder to receive any benefit upon such exchange from any interest rate or currency derivatives or any credit support deposited in the applicable issuing entity;

•
adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated extraordinary trust expenses as set forth in the applicable prospectus supplement, if applicable;

•
a requirement that the exchanging holder provide to the trustee an opinion of counsel stating that the exchange would not cause the issuing entity to be treated as an association or publicly traded partnership, taxable as a corporation for federal income tax purposes; and

•	a requirement that the exchanging holder pay any due and unpaid fees and expenses owed to the trustee and/or to the administrative agent, if any.

Unless otherwise specified in the related prospectus supplement, in order for a certificate of a given Exchangeable Series (or class within such Exchangeable Series) to be exchanged by the applicable certificateholder, the trustee for such series must receive, at least 30 (or such shorter period acceptable to the trustee) but not more than 60 days prior to an Optional Exchange Date (i) such certificate with the form entitled “Option to Elect Exchange” on the reverse thereof duly completed, or (ii) in the case of registered certificates, facsimile or electronic transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such registered certificate, the Certificate Principal Balance or Notional Amount of the registered certificate to be exchanged, the certificate number or a description of the tenor and terms of the registered certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the registered certificate to be exchanged with the form entitled “Option to Elect Exchange” on the reverse of the registered certificate duly completed will be received by such trustee not later than five Business Days after the date of such telegram, telex, facsimile or electronic transmission or letter.  If the procedure described in clause (ii) of the preceding sentence is followed, then such registered certificate and form duly completed must be received by such trustee by such fifth Business Day.  Any tender of a certificate by the holder for exchange shall be irrevocable.  The exchange option may be exercised by the holder of a certificate for less than the entire Certificate Principal Balance of such certificate provided that the Certificate Principal Balance or Notional Amount, as applicable, of such certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related prospectus supplement are satisfied.  Upon such partial exchange, such certificate shall be cancelled and a new certificate or certificates for the remaining Certificate Principal Balance thereof shall be issued (which, in the case of any registered certificate, shall be in the name of the holder of such exchanged certificate).

Until definitive certificates are issued each certificate will be represented by a global security, the Depositary’s nominee will be the certificateholder of such certificate and therefore will be the only entity that can exercise a right of exchange.  In order to ensure that the Depositary’s nominee will timely exercise a right of exchange with respect to a particular certificate, the beneficial owner of such certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such certificate to notify the Depositary of its desire to exercise a right of exchange.  Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

Upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Underlying Securities, as described in such prospectus supplement, the applicable certificateholder will be entitled to receive a distribution of a pro rata share of the Underlying Securities related to the Exchangeable Series (and class within such Exchangeable Series) of the certificate being exchanged, in the manner and to the extent described in such prospectus supplement.  Alternatively, to the extent so specified in the applicable prospectus supplement, the applicable certificateholder, upon satisfaction of such conditions, may direct the related trustee to sell, on behalf of the certificateholder, such pro rata share of the Underlying Securities.  In such event, the certificateholder will be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by the trustee in facilitating the sale, subject to any additional adjustments set forth in the applicable prospectus supplement.

Issuing Entity Liquidation Events

Each prospectus supplement will specify (i) any events that may lead to liquidation of the Deposited Assets, (ii) the method of liquidation of the Deposited Assets and the applicable issuing entity, (iii) the manner in which the proceeds from the liquidation of the Deposited Assets will be distributed to the certificateholders, subject to the priorities set forth in the applicable prospectus supplement, as well as (iv) remedies, if any, of the certificateholders upon the occurrence of any of these events.

Global Securities

Unless otherwise specified in the applicable prospectus supplement, all certificates of a given series (or, if more than one class exists, any given class within that series) will, upon issuance, be represented by one or more global securities.  The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (for registered certificates denominated and payable in U.S. dollars), or such other depositary identified in the related prospectus supplement (the “Depositary”), and registered in the name of a nominee of the Depositary.  Global securities may be issued in either registered or bearer form and in either temporary or permanent form.  See “Limitations on Issuance of Bearer Certificates” for provisions applicable to certificates issued in bearer form.  Unless and until it is exchanged in whole or in part for the individual certificates represented thereby (each, a “definitive certificate”), a global security may not be transferred except as a whole by the Depositary for such global security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  The Depository Trust Company was created to hold securities of its participating organizations and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with the Depositary (“participants”) in such securities through electronic book-entry changes in the accounts of the Depositary participants, thereby eliminating the need for physical movement of securities certificates.  The Depositary’s participants include securities brokers and dealers (including Banc of America Securities LLC), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary.  Access to the Depositary’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Upon the issuance of a global security, the Depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual certificates represented by such global security to the accounts of its participants.  The accounts to be credited shall be designated by the underwriters of such certificates, or, if such certificates are offered and sold directly through one or more agents, by the Depositor or its agent or agents.  Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants.  Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such global security or by participants or persons that hold through participants.  The laws of some states require that certain purchasers of securities take physical delivery of such securities.  Such limits and such laws may limit the market for beneficial interests in a global security.

So long as the Depositary for a global security, or its nominee, is the owner of the global security, the Depositary or the nominee, as the case may be, will be considered the sole certificateholder of the individual certificates represented by such global security for all purposes under the trust agreement governing the certificates.  Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any certificates and will not be considered the certificateholder thereof under the trust agreement governing the certificates.  Because the Depositary can only act on behalf of its participants, the ability of a holder of any certificate to pledge that certificate to persons or entities that do not participate in the Depositary’s system, or to otherwise act with respect to the certificate, may be limited due to the lack of a physical certificate for the certificate.

Subject to the restrictions discussed under “Limitations on Issuance of Bearer Certificates” below, distributions of interest, principal of (and premium, if any) on individual certificates represented by a global security will be made to the Depositary or its nominee, as the case may be, as the certificateholder of the global security.  None of the Depositor, the administrative agent, if any, the trustee for the certificates, any paying agent or the certificate registrar for the certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

The Depositor expects that the Depositary for certificates of a given class and series, upon receipt of any distribution of interest, principal, or premium in respect of a definitive global security representing any certificates, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such Depositary.  The Depositor also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.  Receipt by owners of beneficial interests in a temporary global security of payments of interest, principal, or premium in respect thereof will be subject to the restrictions discussed below under “Limitations on Issuance of Bearer Certificates” below.

If the Depositary for certificates of a given class of any series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Depositor within ninety days, the Depositor will issue individual definitive certificates in exchange for the global security or securities representing such certificates.  In addition, the Depositor may at any time and in its sole discretion determine not to have any certificates of a given class represented by one or more global securities and, in such event, will issue individual definitive certificates of such class in exchange for the global security or securities representing such certificates.  Further, if the Depositor so specifies with respect to the certificates of a given class, an owner of a beneficial interest in a global security representing certificates of such class may, on terms acceptable to the Depositor and the Depositary of the global security, receive individual definitive certificates in exchange for such beneficial interest.  In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual definitive certificates of the class represented by the global security equal in principal amount or notional amount, if applicable, to such beneficial interest and to have definitive certificates registered in its name (if the certificates of such class are issuable as registered certificates).  Individual definitive certificates of such class so issued will be issued:

•
as registered certificates in denominations, unless otherwise specified by the Depositor or in the related prospectus supplement, of $1,000 and integral multiples thereof if the certificates of such class are issuable as registered certificates;

•
as bearer certificates in the denomination or denominations specified by the Depositor or as specified in the related prospectus supplement if the certificates of such class are issuable as bearer certificates; or

•	as either registered or bearer certificates, if the certificates of such class are issuable in either form.

See, however, “Limitations on Issuance of Bearer Certificates” below for a description of certain restrictions on the issuance of individual bearer certificates in exchange for beneficial interests in a global security.

The applicable prospectus supplement will set forth any specific terms of the depositary arrangement with respect to any class or series of certificates being offered thereby to the extent not set forth or different from the description set forth above.

DESCRIPTION OF DEPOSITED ASSETS

General

Each certificate of each series (or if more than one class exists, each class (whether or not each such class is offered hereby) within such series) will represent an undivided ownership interest specified for such series (or class) of certificates, in a designated, security or a pool of securities each of which satisfies the criteria set forth in one or more of the categories listed under “—Description of Underlying Securities” below (the “Underlying Securities”), purchased by the Depositor and conveyed by the Depositor to the related issuing entity.

Description of the Underlying Securities

Each Underlying Security must fall within one of the following categories:

•
debt obligations issued or guaranteed by one or more corporations, general or limited partnerships, limited liability companies, banking organizations or insurance companies, referred to as “corporate securities”;

•	trust preferred securities of one or more trusts or other special purpose legal entities;

•	equipment trust certificates, including enhanced equipment trust certificates and pass-through equipment trust certificates;

•
U.S. treasury securities which are obligations issued or guaranteed by the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged;

•	a debt obligation of one or more U.S. government sponsored entities (“GSEs”) described below for the payment of which the full faith and credit of the United States of America is not pledged;

•	Government Trust Certificates, described below; or

•	debt obligations issued or guaranteed by a foreign government or any political subdivision or agency or instrumentality thereof.

The Depositor or one of its affiliates will purchase the Underlying Securities in the secondary market except that U.S. treasury securities may be purchased directly from the issuer thereof.

With respect to all Underlying Securities

•
neither the issuer of the Underlying Securities nor any of its affiliates will have any direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the issuance, sale or offering of the related series of certificates,

•
neither the issuer of the Underlying Securities nor any of its affiliates will be an affiliate of the Depositor, the issuing entity issuing the related series of certificates or any underwriter of the related series of certificates, and

•
at the time of the offering and issuance of the related series of certificates, the Depositor will be free to publicly resell the Underlying Securities without registration under Securities Act, including, but not limited to the following:

-
if the Underlying Securities are restricted securities, as defined in Rule 144(a)(3) under the Securities Act, the Underlying Securities will meet the conditions set forth in Rule 144(k) for the sale of restricted securities

-
the Underlying Securities will not be part of a subscription or unsold allotment as part the initial distribution of such securities pursuant to a registered offering under the Securities Act, and if the Depositor or any underwriter of the related series of certificates offered under this prospectus was an underwriter or an affiliate of an underwriter in a registered offering of the Underlying Securities, the Underlying Securities will have been purchased at arm’s length in the secondary market at least three months after the last sale of any unsold allotment or subscription by the affiliated underwriter that participated in the registered offering of the Underlying Securities.

With respect to any Underlying Securities (other than U.S. treasury securities) that constitute Concentrated Underlying Securities, to the knowledge of the Depositor, as of the offering and issuance of the related series of certificates, one of the criteria set forth under Item 1100(c)(2)(ii) of the SEC’s Regulation AB will be true with respect to the issuer and any guarantor of the Underlying Securities.  Accordingly, the related prospectus supplement will contain a reference to the issuer’s periodic reports (or the issuer’s parent with respect to clause (C) of Item 1100(c)(2)(ii)) under Section 13(a) or 15(d) of the Exchange Act that are on file with the SEC (or are otherwise publicly available with respect to  an issuer that is a GSE meeting the requirements of clause (F) of Item 1100(c)(2)(ii)) along with a statement of how those reports may be accessed, including the issuer’s SEC file number, if applicable.

With respect to any Underlying Securities (other than U.S. treasury securities) that constitute Concentrated Underlying Securities, the information referred to in the related prospectus supplement, as described in the preceding paragraph, will include the following financial information:

(1)	if the Concentrated Underlying Securities represent 10% or more but less than 20% of the Deposited Assets, selected financial data meeting the requirements of Item 301 of the SEC’s Regulation S-K and

(2)
if the Concentrated Underlying Securities represent 20% or more of the Deposited Assets, financial statements meeting the requirements of the SEC’s Regulation S-X, except for certain Items of S-X that may be excluded in accordance with Item 1112(b)(2) of Regulation AB; provided, however, that, instead of the above,

•
if the Concentrated Underlying Securities are backed by the full faith and credit of a foreign government, the related prospectus supplement may not refer to any such information if such foreign government securities are rated investment grade, or may refer to information required by paragraph (5) of Schedule B of the Securities Act if such foreign government securities are not rated investment grade, and

•
if the Concentrated Underlying Securities were issued by a foreign business (as defined Rule 1-02 of the SEC’s Regulation S-X) the related prospectus supplement may refer (1) if the Concentrated Underlying Securities represent 10% or more but less than 20% of the Deposited Assets, to selected financial data meeting the requirements of Item 3.A of the SEC’s Form 20-F (provided, that, if a reconciliation to U.S. generally accepted accounting principals called for by Instruction 2 to Item 3.A. is unavailable or not obtainable without unreasonable cost or expense, in lieu of such a reconciliation the applicable referenced information may include, a narrative description of all material variations in accounting principals, practices and methods used in preparing the non-U.S. GAAP financial statements used as a basis for the selected financial data from those accepted in the U.S.) and (2) if the Concentrated Underlying Securities represent 20% or more of the Deposited Assets, to financial statements meeting the requirements of Item 17 of Form 20-F for the periods specified by Item 8.A of Form 20-F.

In all cases, those reports referred to in the related prospectus supplement should be reviewed by any prospective certificateholder of the issuing entity containing the Underlying Securities.

In addition, for each series of certificates for which the Underlying Securities include Concentrated Underlying Securities, whenever the issuing entity issuing such certificates is required to file reports on Forms 10-D or 10-K under the Exchange Act, such reports will also be required to refer to the applicable financial information described above in accordance with Item 1100(c)(2)(ii) of Regulation AB for any period in which updated information is required pursuant to Item 1112(b) of Regulation AB.  As will be further described in the prospectus supplement for any such series of certificates, the related issuing entity will liquidate in the manner set forth in the prospectus supplement if the issuing entity is for any reason unable to reference the required financial information when it is required to do so.  This could occur, for example, if the obligor of the Underlying Securities does not report the information either because of a failure on its part to report as it is required to or because it is no longer required to do so under the SEC’s rules.  See “Description of the Certificates— Issuing Entity Liquidation Events” in this prospectus.  In such a circumstance, if so specified in the related prospectus supplement, instead of liquidating the applicable issuing entity, the Depositor may attempt to delist the certificates from any securities exchange on which the certificates are then listed and effect a withdrawal of the certificates from registration under the Exchange Act if doing so would permit the issuing entity to not liquidate.

The applicable prospectus supplement will also describe the material terms of any Concentrated Underlying Securities.  For a pool of Underlying Securities that are not Concentrated Underlying Securities, the applicable prospectus supplement will disclose a general description of the material terms of the Underlying Securities and statistical information relating to the economic terms of the Underlying Securities.  See “—Principal Economic Terms of the Underlying Securities” below.

Notwithstanding any requirement stated or incorporated herein relating to reporting under the Exchange Act, it should be noted that the issuers of the Underlying Securities are not participating in any offering of trust certificates and that neither the Depositor nor Banc of America Securities LLC will perform the analysis and review of such issuers that an underwriter of the Underlying Securities would perform.  With respect to any Underlying Securities purchased by the Depositor which were originally underwritten or placed by Banc of America Securities or an affiliate thereof, no additional review of such Underlying Securities will be conducted by the Depositor or Banc of America prior to such purchase by the Depositor.  The reasonableness of the Depositor’s belief as to an Underlying Security Issuer’s eligibility to issue investment grade asset backed securities or common stock on Form S-3 or Form F-3, as applicable, should be evaluated in light of these limitations.

No Underlying Securities Issuer is participating in this offering and none will receive any proceeds from the sale of the Underlying Securities to the Depositor or any proceeds from the issuance of the certificates.  The Underlying Securities Issuers will have no direct obligations under the certificates.  Banc of America Securities LLC, an affiliate of the Depositor, may have participated in the initial  offering of certain of the Underlying Securities as a placement agent or underwriter and for each series of certificates the related prospectus supplement will disclose whether it did so participate.

This prospectus relates only to the certificates offered hereby and does not relate to the Underlying Securities.  The following description of the Underlying Securities is intended only to summarize certain characteristics of the Underlying Securities the Depositor is permitted to deposit in an issuing entity and is not a complete description of the terms of any specific Underlying Security, or any related Underlying Securities Indenture (as defined below).

Private Sector Securities

We refer to “private sector securities” to mean any of the following:

•	corporate securities;

•	trust preferred securities; or

•	equipment trust certificates.

Private Sector Securities.  Private sector securities may consist of senior or subordinated debt obligations issued by domestic or foreign issuers as described above.  Debt obligations may be issued with a wide variety of terms and conditions.  Set forth below is a description of certain features that may be associated with one or more Underlying Securities consisting of debt obligations.

Indentures.  With respect to senior or subordinated debt obligations, the related prospectus supplement will specify whether each Underlying Security will have been issued pursuant to an indenture (each, an “Underlying Securities Indenture”) between the issuer of the Underlying Securities and a trustee (the “Underlying Securities Trustee”).

Certain Covenants.  Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the ability of any Underlying Securities Issuer and in some cases limiting the ability of any subsidiaries of any Underlying Securities Issuer to:

•	consolidate, merge, or transfer or lease assets;

•	incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets;

•
incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness will be secured by the grant of a lien on the assets which are subject to the lien of the indenture; or

•
declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any.

An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves.  Subject to specified exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

The Underlying Securities Indenture related to one or more Underlying Securities included in an issuing entity may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein.  To the extent that the Underlying Securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either.  There can be no assurance that any such provision will protect the issuing entity as a holder of the Underlying Securities against losses.

Events of Default.  Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder.  Such events of default may typically include any of the following events or variations thereof:

•
failure by the issuer to make a scheduled interest or principal payment on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

•
a breach by the issuer of any representation or warranty or its failure to observe or perform any covenant, agreement or condition contained in the indenture, which breach or failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities; or

•	certain events of bankruptcy, insolvency or reorganization of the issuer.

Remedies.  Indentures for corporate securities generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action to protect and enforce the rights of the security holders.  Certain indentures provide that the indenture trustee has or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer’s right to cure, if applicable.  An indenture may also contain a provision entitling the indenture trustee to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders.  An indenture is also likely to limit a security holder’s right to institute certain actions or proceedings to pursue remedies under the indenture unless certain conditions are satisfied, including (i) the security holder shall have given notice to the indenture trustee of the occurrence of an event of default; (ii) the holders of a specified percentage of the securities shall have requested that the indenture trustee institute proceedings; (iii) the indenture trustee shall have refused or neglected to comply with such request within a reasonable time; and (iv) no conflicting instruction shall have been given to the indenture trustee.

Each Underlying Securities Indenture or Underlying Security may include some, all or none of the foregoing provisions or variations thereof or additional events of default or remedies not discussed herein.  The prospectus supplement with respect to any series of certificates will summarize the events of default (“Underlying Security Events of Default””) relevant to any Concentrated Underlying Security ten percent (10%) or more of the total Deposited Assets with respect to any series of certificates (any such) and applicable remedies with respect thereto.  With respect to any issuing entity comprised of a pool of securities, the applicable prospectus supplement will describe certain common Underlying Security Events of Default with respect to such pool.  There can be no assurance that any such provisions will protect the issuing entity, as a holder of the Underlying Securities, against losses.  If an Underlying Security Event of Default occurs, the indenture trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, and the certificateholders’ objectives may differ from those of holders of other securities of the same series and class as any Underlying Security in determining whether to declare the acceleration of the Underlying Securities.

Subordination.  As set forth in the applicable prospectus supplement, certain of the Underlying Securities with respect to any issuing entity may be either senior (“Senior Underlying Securities”) or subordinated (“Subordinated Underlying Securities”) in right to payment to other existing or future indebtedness of the Underlying Securities Issuer.  With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before holders of the Subordinated Underlying Securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities.  Consequently, an issuing entity which holds Subordinated Underlying Securities may suffer greater losses than if it held Senior Underlying Securities.  There can be no assurance, however, that in the event of a bankruptcy or similar proceeding, an issuing entity, as a holder of Senior Underlying Securities, would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities.  Reference is made to the prospectus supplement used to offer any series of certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in an issuing entity comprised of a pool of securities.

Secured Obligations.  Certain of the Underlying Securities with respect to any issuing entity may represent secured obligations of the issuer of the Underlying Securities (“Secured Underlying Securities”).  Generally, unless an event of default shall have occurred and is continuing, with respect to any Secured Underlying Security, or as otherwise set forth in the indenture pursuant to which such Secured Underlying Securities were offered and sold, an issuer of secured obligations generally has the right to remain in possession and retain exclusive control of the collateral securing a Secured Underlying Security and to collect, invest and dispose of any income related to the collateral.  The indenture pursuant to which any Secured Underlying Security is issued may also contain provisions for release, substitution or disposition of collateral under specified circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders.  The indenture pursuant to which any Secured Underlying Security is issued will also provide for the disposition of the collateral upon the occurrence of specified events of default with respect thereto.  In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any pledged collateral and prior to or during such period the related collateral may decline in value.  In general, if proceeds of the sale of pledged collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such Secured Underlying Securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors for the amount of any shortfall.

The Underlying Securities Indenture with respect to any Secured Underlying Security may include, some, all or none of the foregoing provisions or variations thereof.  The prospectus supplement used to offer any series of certificates which includes Concentrated Underlying Securities which are Secured Underlying Securities, will describe the security provisions of the Underlying Securities and the related collateral.  With respect to any issuing entity comprised of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable prospectus supplement will disclose general information with respect to such security provisions and describe the pledged collateral.

Trust Preferred Securities.  As specified in the related prospectus supplement, an issuing entity may include one or more trust preferred securities.  Trust preferred securities are preferred equity securities issued by a trust, established for the purpose of issuing common and preferred equity securities and investing the proceeds in certain subordinated debt obligations.  The subordinated debt obligations are issued by the parent of the trust (i.e., the company to whom the trust issues its common equity securities), or by an affiliate of such parent.  Trust preferred securities generally have economic characteristics that mirror those of the subordinated debt obligations that are the trust’s principal assets.  Specifically, the trust preferred securities generally have a liquidation preference equal to the aggregate principal balance of the subordinated debt obligations and are subject to mandatory redemption on the maturity date of the subordinated debt obligations, or such earlier date on which the issuer may prepay the subordinated debt.  The trust preferred securities generally pay dividends at a rate approximately equal to the interest rate on the subordinated debt obligations, and such dividends and interest payments generally are due on or about the same date.

The trusts that issue trust preferred securities generally have no assets other than the subordinated debt obligations issued by such trusts’ affiliates.  Such subordinated debt obligations are subordinated to all other unsubordinated debt of such affiliates, including such debt issued subsequent to issuance of such subordinated debt obligations.

The trusts that issue trust preferred securities in each case will not file reports under the Exchange Act so long as their parent companies file reports under the Exchange Act.

Equipment Trust Certificates.  As specified in the related prospectus supplement, an issuing entity may include one or more equipment trust certificates.  Equipment trust certificates are generally issued, in one or more classes, by a trust or other special purpose legal entity that owns equipment or by an owner/operator of the equipment, including airlines (an “ETC Issuer”).  Such obligations of ETC Issuers are secured by mortgages of the equipment and, in the case of special purpose ETC Issuers, typically are supported by assignments of lease payments on equipment under leases to operators of the equipment.  Pass-through equipment trust certificates are issued by a trust or other special purpose legal entity that holds equipment trust certificates of other ETC Issuers.

The ETC Issuer which is an owner/operator of the equipment or the lessee of the equipment from the ETC Issuer which is a special purpose legal entity is referred to as the “ETC Credit Entity”.  In view of the relationship of special purpose ETC Issuers to ETC Credit Entities, ETC Issuers generally will not file reports under the Exchange Act.

Government Securities

We refer to “government securities” to mean any of the following:

•	GSE securities;

•	GTCs;

•	treasury securities; or

•	foreign government securities.

GSE Securities.  As specified in the applicable prospectus supplement, the debt obligations of one or more of the following GSEs may be included in an issuing entity:  Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Corporation (“FHLMC”), Student Loan Marketing Association (“Sallie Mae”), Resolution Funding Corporation, Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks) (“Freddie Mac”), Tennessee Valley Authority and Federal Farm Credit Banks.  While most issuers of GSE debt securities generally are exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act, Fannie Mae and FHLMC have recently agreed to voluntarily provide to investors the same information as is provided by issuers of mortgage-backed securities who register their securities under the Securities Act.  The securities of any GSE will be included in an issuing entity only to the extent (A) its obligations are supported by the full faith and credit of the U.S. government or (B) the organization makes publicly available its annual report, which shall include financial statements or similar financial information with respect to the organization.  Based on information contained in the offering document pursuant to which any GSE issuer’s securities were originally offered, the applicable prospectus supplement will set forth information with respect to the public availability of information with respect to any GSE issuer the debt securities of which constitute ten percent or more of the Deposited Assets for any series of certificates as of the date of the prospectus supplement.  The specific terms and conditions of the Underlying Securities will be set forth in the related prospectus supplement.

In the case of a GSE issuer there will generally be a fiscal agent with respect to any related Underlying Security whose actions will be governed by a fiscal agency agreement.  A fiscal agent is not a trustee for the holders of the Underlying Securities and does not have the same responsibilities or duties to act for the holders of a GSE’s securities as would a trustee.  The Underlying Securities with respect to any GSE issuer will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

Contractual and Statutory Restrictions.  A GSE issuer and the related Underlying Securities may be subject to contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events.  Each GSE is limited to the activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer.  See “Description of the Deposited Assets—Publicly Available Information” in the related prospectus supplement.

Neither the United States nor any agency thereof is obligated to finance any GSE issuer’s operations or to assist a GSE issuer in any manner.  Prospective purchasers should consult the publicly available information with respect to each GSE issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE’s activities.

Events of Default.  The Indenture or other document or instrument pursuant to which Underlying Securities are issued by a GSE issuer may provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder.  Events of default typically include the following or variations thereof:

•
failure by the issuer to make a scheduled payment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

•
breach by the issuer of a representation or warranty or failure by the issuer to observe or perform any covenant, agreement or condition contained in the indenture or authorizing legislation or regulation, as the case may be, which breach or failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the fiscal agent or the holders of not less than a specified percentage of the outstanding securities; or

•	the occurrence of certain events of insolvency or bankruptcy with respect to the GSE issuer.

GTCs.  As specified in the related prospectus supplement, a trust may include one or more government trust certificates.  GTCs are certificates evidencing undivided fractional interests in a trust, the assets of which consist of promissory notes (the “GTC Notes”), payable in U.S. dollars, of a certain foreign government, backed by a full faith and credit guaranty issued by the United States of America, acting through the Defense Security Assistance Agency of the Department of Defense, of the due and punctual payment of 90% of all payments of principal and interest due on the GTC Notes and a security interest in collateral, consisting of non-callable securities issued or guaranteed by the United States government, sufficient to pay the remaining 10% of all payments of principal and interest due on the GTC Notes.

Treasury Securities.  Treasury securities are securities issued or guaranteed by the United States of America or by any of its agencies if the full faith and credit of the United States of America is pledged for their payment.

Foreign Government Securities.  As specified in the applicable prospectus supplement, foreign government securities are debt obligations guaranteed or issued by one or more foreign governments or any political subdivision or agency or instrumentality thereof which has offered debt securities in the United States pursuant to a registration statement filed with the SEC containing information required by Schedule B of the Securities Act (“Schedule B”), which qualifies as a “seasoned” issuer under SEC practice and which issuer or guarantor the Depositor reasonably believes (based on publicly available information) is eligible to use Schedule B as of the time of any offering of certificates hereunder.  The foreign government securities may include, but shall not be limited to obligations of any or all of the following foreign governments (which may include, but shall not be limited to, obligations guaranteed by the following):  Austria, Australia, Canada, Canadian Provinces, Denmark, Finland, France, Germany, Ireland, Japan, Norway, Italy, Spain, Sweden and the United Kingdom.

General.  Generally, foreign government securities are not issued pursuant to an indenture, and no trustee is provided with respect to foreign government securities.  Generally, there will be a fiscal agent (each, a “Foreign Fiscal Agent”) for the foreign government issuer with respect to the foreign government security whose actions will be governed by a fiscal agency agreement.  A Foreign Fiscal Agent does not have the same responsibilities or duties to act on behalf of the holders of a foreign government’s debt securities as would a trustee.

Contractual Restrictions.  There will generally be few, if any, contractual restrictions on the foreign government issuers or foreign government guarantors in respect of the foreign government securities.  The foreign government securities by their terms and provisions may, however, restrict certain actions of the related foreign governments and may also require, among other things, the creation or maintenance of reserves or a sinking fund or contain an undertaking or pledge of the foreign government not to encumber its assets to secure any other external indebtedness without providing like security for the related foreign government securities.  Certain actions in respect of the debt securities of foreign governments may also be subject to proper executive, legislative or administrative approval.

The applicable prospectus supplement used to offer any series of certificates will describe material covenants or undertakings in relation to any Concentrated Underlying Security and, as applicable, will describe material covenants or undertakings which are common to any pool of Underlying Securities.  There can be no assurance that any such provision will protect the issuing entity as a holder of the Underlying Securities against losses.  In the event of a breach of any such covenant or undertaking it may not be possible to force any action in respect of the Underlying Securities or to obtain an enforceable judgment against a foreign government.

Events of Default.  Debt securities issued by foreign governments generally provide that any one of a number of specified events will constitute an event of default with respect to such securities.  Such events of default typically include the following or variations thereof:

•
failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

•
failure by the issuer to observe or perform any covenant, agreement, or condition contained in the securities which failure is materially adverse to security holders and continues for a specified period after notice thereof; and

•	the declaration by such government of a moratorium on the payment of interest or principal in respect of external indebtedness.

Principal Economic Terms of Underlying Securities

Reference is made in this prospectus to the applicable prospectus supplement for a description of the following terms, as applicable, with respect to any Concentrated Underlying Security:  (i) the title and series of such Underlying Securities, the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other obligations of the issuer of the Underlying Securities; (iii) whether any of the obligations are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such debt securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any; (vii) the date or dates between which such interest will accrue; (viii) the dates on which such interest will be payable; (ix) the obligation, if any, of the issuer of the Underlying Securities to redeem the Underlying Securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (x) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the issuer of the Underlying Securities; (xi) whether the Underlying Securities were issued at a price lower than the principal amount thereof; (xii) if other than United States dollars, the foreign or composite currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made (the “Underlying Securities Currency”), and the circumstances, if any, when such currency of payment may be changed; (xiii) material events of default or restrictive covenants provided for with respect to such Underlying Securities; (xiv) the rating thereof, if any; and (xv) any other material terms of such Underlying Securities.

With respect to an issuing entity comprised of a pool of Underlying Securities in which there are no Concentrated Underlying Securities, the related prospectus supplement will describe the composition of the Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (i), (ii), (iii), (v), (vi), (vii), (viii), (ix), (x), (xi), (xiii) and (xv) of the preceding paragraph and any other material terms regarding such pool of securities.

Interest Rate and Currency Derivatives

In addition to the Underlying Securities, the Depositor may also deposit into a given issuing entity, or the trustee on behalf of the certificateholders of an issuing entity may enter into an agreement constituting or providing for the purchase of certain assets that will be used to alter the payment characteristics of the cash flows from the issuing entity and whose primary purpose is not to provide credit enhancement relating to the Underlying Securities or the certificates.  The assets will consist of interest rate or currency derivatives in the form of swaps, floors, caps and/or collars (all such assets for any given series, the “Interest Rate Derivatives” or “Currency Derivatives” respectively).

The applicable prospectus supplement will describe the name of the counterparty of the derivative, its organizational form and the general character of its business.  It will also describe the operation and material terms of the derivative, any material substitution provisions, and whether the significance percentage related to the derivative is less than 10%, or is equal to or greater than 10% but less than 20%, or is 20% or more.  The “significance percentage” of any such derivative will be the Depositor’s reasonable good faith estimate of the maximum probable exposure represented by the derivative instrument made in substantially the same manner as that used in the Depositor's internal risk management process in respect of similar instruments, expressed as a percentage of the principal balance of the class or classes of certificates covered by the derivative.  If the significance percentage, determined as set forth above and in the related prospectus supplement, is 20% or more, the Depositor will provide (or incorporate by reference to the extent permitted under Item 1100(c)(1) of Regulation AB) audited financial information with respect to the derivative counterparty, or if the significance percentage is 10% or more but less than 20%, summary financial information as further described in the related prospectus supplement.

The Deposited Assets for a given series of certificates and the related issuing entity will not constitute Deposited Assets for any other series of certificates and the related issuing entity and the certificates of each class of a given series possess an equal and ratable undivided ownership interest in such Deposited Assets.  The applicable prospectus supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given series may be beneficially owned solely by or deposited solely for the benefit of one class or a group of classes within such series.  In such event, the other classes of such series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

Credit Support

As specified in the prospectus supplement for a given series of certificates, the issuing entity for any series of certificates may include, or the certificateholders of such series (or any class or group of classes within such series) may have the benefit of, credit support for any class or group of classes within such series (“Credit Support”).  Credit Support may be provided by any combination of the following means described below.  The applicable prospectus supplement will specify whether the issuing entity for any class or group of classes of certificates contains, or the certificateholders of such certificates have the benefit of, credit support and, if so, the amount, type and other relevant terms of each element of credit support with respect to any such class or classes and certain information with respect to the obligors of each element, including audited financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of such class or classes unless such obligor is subject to the informational requirements of the Exchange Act.  For any obligor providing credit support for 10% or more but less than 20% of the aggregate principal amount of any class or classes of certificates, summary financial information on such obligor will be provided in the applicable prospectus supplement.

Subordination.  As discussed below under “—Collections”, the rights of the certificateholders of any given class within a series of certificates to receive collections from the issuing entity for such series and any Credit Support obtained for the benefit of the certificateholders of such series (or classes within such series) may be subordinated to the rights of the certificateholders of one or more other classes of such series to the extent described in the related prospectus supplement.  Such subordination accordingly provides some additional Credit Support to certificateholders of those other classes.  For example, if losses are realized during a given period on the Underlying Securities relating to a series of certificates and collections received on such Underlying Securities, together with amounts collected under any related Interest Rate or Currency Derivatives or Credit Support, are insufficient to make all required distributions on the certificates of such series on the next Distribution Date, those realized losses would be allocated to the certificateholders of any class of any such series that is subordinated to another class, to the extent and in the manner provided in the related prospectus supplement.  In addition, if so provided in the applicable prospectus supplement, certain amounts otherwise payable to certificateholders of any class that is subordinated to another class may be required to be deposited into a Reserve Account.  Amounts held in any Reserve Account may be applied as described below under “—Reserve Accounts” and in the related prospectus supplement.

Letter of Credit; Surety Bond.  The certificateholders of any series (or class or group of classes of certificates within such series) may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a surety bond or bonds issued by a surety company.  In either case, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to cause the letter of credit or the surety bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the related prospectus supplement, the payment of such fees or premiums is otherwise provided for.  The trustee or such other person specified in the applicable prospectus supplement will make or cause to be made draws under the letter of credit or the surety bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement.  Any amounts otherwise available under the letter of credit or the surety bond will be reduced to the extent of any prior unreimbursed draws thereunder.  The applicable prospectus supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

If specified in the applicable prospectus supplement, in the event that the letter of credit bank or the surety company, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related prospectus supplement, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or surety bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost.  There can be no assurance that any letter of credit bank or any surety company, as applicable, will continue to satisfy such requirements or that any such substitute letter of credit, surety bond or similar credit enhancement will be available providing equivalent coverage for the same cost.  To the extent not so available, Credit Support otherwise provided by the letter of credit or the surety bond may be reduced to the level otherwise available for the same cost as the original letter of credit or surety bond.

Reserve Accounts.  If so provided in the related prospectus supplement, the Depositor, the trustee or such other person specified in the prospectus supplement (such as an affiliate of the Depositor acting at the instruction of the Depositor or an administrative agent, if any, acting at the instruction of the trustee) will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the trustee) (a “Reserve Account”) any combination of cash or eligible investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such prospectus supplement.  In the alternative or in addition to such deposit, a Reserve Account may be funded through application of a portion of collections received on the Underlying Securities for a given series of certificates, in the manner and priority specified in the applicable prospectus supplement.  Amounts deposited in such Reserve Account may be distributed to certificateholders of such class or group of classes within such series, or may be used for other purposes, i.e. to settle a derivative with cash or to satisfy any other shortfalls in amounts due to a Credit Support provider or Interest Rate Currency Derivatives provider, in the manner and to the extent provided in the related prospectus supplement.  Amounts deposited in any Reserve Account will be invested by the trustee in “eligible investments” which are short-term instruments that are commonly used for the temporary investment of funds in trust accounts, that will mature not later than the business day prior to the next Distribution Date and that are acceptable to the rating agencies as being consistent with the rating of the certificates.

Collections

The trust agreement will establish procedures by which the trustee or such other person specified in the prospectus supplement is obligated to administer the related Deposited Assets.  This will include making collections of all payments made on the Deposited Assets and depositing the collections from time to time prior to any applicable Distribution Date into a segregated account maintained or controlled by the trustee for the benefit of such series (each, a “Certificate Account”).  An administrative agent, if any is appointed pursuant to the applicable prospectus supplement, will direct the trustee, and otherwise the trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and Credit Support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the certificates of such series (and classes within such series), all in the manner and priorities described in the related prospectus supplement.  The applicable prospectus supplement will specify the collection periods, if applicable, and Distribution Dates for a given series of certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates.  Amounts received from the Deposited Assets obtained for the benefit of certificateholders for a particular series or class of certificates over a specified period may not be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such certificates.  The applicable prospectus supplement will also set forth the manner and priority by which any Realized Losses will be allocated among the classes of any series of certificates, if applicable.

The relative priorities of distributions with respect to collections from the assets of the issuing entity assigned to classes of a given series of certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable prospectus supplement.  Moreover, the applicable prospectus supplement may specify that the relative distribution priority assigned to each class of a given series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such class for payments of other amounts, such as interest or premium.

DESCRIPTION OF THE TRUST AGREEMENT

General

The following summary of certain provisions of the trust agreement and the certificates is not complete and is qualified in its entirety by reference to the detailed provisions of the form of trust agreement filed as an exhibit to the registration statement.

Assignment of Deposited Assets

At the time of issuance of any series of certificates, the Depositor will cause (x) the Underlying Securities, (y) any Credit Support described in this prospectus and specified in the prospectus supplement, and (z) any Interest Rate or Currency Derivatives described in this prospectus and specified in the prospectus supplement (each, a “Deposited Asset” and collectively, the “Deposited Assets”), to be contributed to the related trustee, together with all principal, premium (if any) and interest received by or on behalf of the Depositor on or with respect to such Deposited Assets on and after the Cut-off Date specified in the prospectus supplement (the “Cut-off Date”).  The trustee will, in consideration for the contribution of the Deposited Assets to the issuing entity, and concurrently with such assignment, deliver the certificates to the Depositor.  Each Underlying Security will be identified in a schedule appearing as an exhibit to the trust agreement.  The schedule will include certain statistical information with respect to the Underlying Securities as of the Cut-off Date, and in the event any Underlying Security is a Concentrated Underlying Security, the schedule will include, to the extent applicable, information regarding the payment terms thereof, the maturity or terms thereof, the rating, if any, thereof and certain other information.

In addition, the Depositor will, with respect to each Deposited Asset, deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the trustee.  The trustee (or such custodian) will review the documents within such period as is permitted in the prospectus supplement, and the trustee (or such custodian) will hold the documents in trust for the benefit of the certificateholders.

With respect to the Underlying Securities specified in the applicable prospectus supplement if and to the extent provided therein, if any document is found to be missing or defective in any material respect, the trustee (or such custodian) will immediately notify the administrative agent, if any, and the Depositor, and the administrative agent, if any, and the trustee will immediately notify the relevant Underlying Securities Issuer.  If and to the extent specified in the applicable prospectus supplement, the Underlying Securities Issuer cannot cure such omission or defect within 60 days after receipt of notice, the Underlying Securities Issuer will be obligated, within 90 days of receipt of notice, to repurchase the related Underlying Securities from the trustee at the Purchase Price (as defined below) or provide a substitute for the Underlying Security.  There can be no assurance that an Underlying Securities Issuer will fulfill this repurchase or substitution obligation.  Although the administrative agent, if any, or otherwise the trustee is obligated to use its best efforts to enforce this obligation, neither such administrative agent nor the Depositor will be obligated to repurchase or substitute such Underlying Security if the Underlying Securities Issuer defaults on its obligation to do so.  When applicable, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, or failure to provide, a constituent document.

Each of the Depositor and the administrative agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the trust agreement.  Upon a breach of any such representation of the Depositor or any such administrative agent, as the case may be, which materially and adversely affects the interests of the certificateholders, the Depositor or any such administrative agent, respectively, will be obligated to cure the breach in all material respects.

Collection and Other Administrative Procedures

General.  With respect to any series of certificates the trustee or such other person specified in the prospectus supplement directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets.  The trustee will follow the collection procedures, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the trust agreement and any related instrument governing the Deposited Assets (collectively, the “Deposited Assets Instruments”) and provided that, it shall not be required to risk its own funds or otherwise incur personal financial liability.

Sub-Administration.  Any trustee or administrative agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a “sub-administrative agent”).  However, the trustee or administrative agent will remain obligated with respect to such obligations under the trust agreement.  Each sub-administrative agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the trustee; maintaining accounting records relating to the Deposited Assets; attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable sub-administration agreement.

The agreement between any administrative agent or trustee and a sub-administrative agent will be consistent with the terms of the trust agreement and the assignment to the sub-administrative agent by itself will not result in a withdrawal or downgrading of the rating of any class of certificates issued pursuant to the trust agreement.  Although each such sub-administration agreement will be a contract solely between such administrative agent and the sub-administrative agent, the trust agreement pursuant to which a series of certificates is issued will provide that, if for any reason the administrative agent for the series of certificates is no longer acting in such capacity, the trustee or any successor administrative agent must recognize the sub-administrative agent’s rights and obligations under the sub-administration agreement.

The administrative agent or trustee will be solely liable for all fees owed by it to any sub-administrative agent, irrespective of whether the compensation of the administrative agent or trustee, as applicable, pursuant to the trust agreement with respect to the particular series of certificates is sufficient to pay such fees.  Each sub-administrative agent will be reimbursed by the administrative agent, if any, or otherwise the trustee for certain expenditures which it makes, generally to the same extent the administrative agent or trustee, as applicable, would be reimbursed under the terms of the trust agreement relating to such series.

The administrative agent or trustee may require any sub-administrative agent to agree to indemnify the administrative agent or trustee, as applicable, for any liability or obligation sustained in connection with any act or failure to act by the sub-administrative agent.

Realization upon Defaulted Deposited Assets or Exchanged Securities

Unless otherwise specified in the applicable prospectus supplement, (A) in the event of the occurrence of (i) an Event of Default with respect to any Underlying Security or (ii) an acceleration of the date of maturity of any Underlying Security in connection with a default thereon, or (B) upon the exchange by an Underlying Securities Issuer of an Underlying Security for a new security, the Depositor shall take such action as is set forth in the prospectus supplement with respect to such defaulted security or exchanged security, which steps may include, without limitation, (i) instructing the trustee to make a distribution “in-kind” of the related security to the certificateholders on a pro rata basis in proportion to their outstanding Certificate Principal Balances, (ii) instructing the trustee to sell such security and distribute the proceeds of such sale to the certificateholders pro rata in accordance with their respective Certificate Principal Balances, or (iii) such other action as may be set forth in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, if recovery on a defaulted Deposited Asset under any related Deposited Assets Instrument (or, on an exchanged security, under its governing instruments) is not available, the trustee will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the asset.  However, except as otherwise expressly provided in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.  If the proceeds of any liquidation of a defaulted Deposited Assets (or exchanged security) are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset (or, with respect to an exchanged security, the related Underlying Security), (ii) interest accrued but unpaid thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the administrative agent and the trustee in connection with such proceedings to the extent reimbursable from the assets of the related issuing entity under the related trust agreement, the issuing entity will realize a loss.  Only if and to the extent provided in the applicable prospectus supplement, the administrative agent or trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Underlying Security (or exchanged security), prior to the distribution of such proceeds to certificateholders, amounts representing its normal administrative compensation on the Underlying Security (or exchanged security), unreimbursed administrative expenses incurred with respect to the Underlying Security (or exchanged security) and any unreimbursed advances of delinquent payments made with respect to the Underlying Security (or exchanged security).

Retained Interest

The applicable prospectus supplement will specify whether the Depositor will have any retained interest with respect to a specified amount of accrued interest in relation to the Underlying Securities for the period prior to the date of issuance of the certificates.  Payments in respect of a retained interest will be deducted from any payments received on the Underlying Securities and, in general, will not become a part of the related issuing entity.  If an Underlying Security Events of Default occurs on or prior to the first interest payment date in relation to the Underlying Securities that follows the date of issuance of the certificates, any partial recovery of interest on the Underlying Securities will be allocated equally and ratably between any retained interest and the aggregate amount of the related certificates.

Trustee and Administrative Agent Compensation and Expenses

The applicable prospectus supplement will specify compensation payable to the trustee (the “Trustee Fee”), and compensation payable to the administrative agent, if any, and the source, manner and priority of payment thereof, with respect to a given series of certificates.

If, and to the extent specified in the applicable prospectus supplement, in addition to amounts payable to any sub-administrative agent and the administrative agent, if any, and otherwise, the trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement.

Advances in Respect of Delinquencies

Unless otherwise specified in the applicable prospectus supplement, the administrative agent or the trustee will have no obligation to make any advances with respect to collections on the Underlying Securities or in favor of the certificateholders of the related series of certificates.  However, to the extent provided in the applicable prospectus supplement, the administrative agent or the trustee will advance on or before each Distribution Date its own funds or funds held in the Certificate Account or the Reserve Account for such series that are not part of the funds available for distribution for such Distribution Date.  The amount of funds advanced will equal the aggregate payments of principal, premium (if any) and interest (net of related administration fees) with respect to the Underlying Securities that were due during the related Collection Period (as defined in the related prospectus supplement) and were delinquent on the related Determination Date, subject to (i) any such administrative agent’s or trustee’s good faith determination that such advances will be reimbursable from Related Proceeds (as defined below) and (ii) such other conditions as may be specified in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses.  Advances of an administrative agent’s or trustee’s funds will be reimbursable only out of related recoveries on the Deposited Assets for such series with respect to which such advances were made (“Related Proceeds”); provided, however, that any advance will be reimbursable from any amounts in the Certificate Account for the series to the extent that the administrative agent or trustee shall determine, in its sole judgment, that the advance (a “Nonrecoverable Advance”) is not ultimately recoverable from Related Proceeds.  If advances have been made by the administrative agent or trustee from excess funds in the Certificate Account for any series, the administrative agent or trustee will replace the funds in such Certificate Account on any future Distribution Date to the extent that funds in the certificate account on the Distribution Date are less than payments required to be made to certificateholders on such date.  If so specified in the related prospectus supplement, the obligations, if any, of an administrative agent or trustee to make advances may be secured by a cash advance reserve fund or a surety bond.  If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

Certain Matters Regarding the Administrative Agent and the Depositor

An administrative agent, if any, for each series of certificates under the trust agreement will be named in the related prospectus supplement.  The entity serving as administrative agent for any such series may be the trustee, the Depositor, an affiliate of either thereof, or any third party and may have other normal business relationships with the trustee, the Depositor, their affiliates or the Underlying Securities Issuer.

The trust agreement will provide that an administrative agent may resign from its obligations and duties under the trust agreement with respect to any series of certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any class of certificates of such series, or upon a determination that its duties under the trust agreement with respect to such series are no longer permissible under applicable law.  No resignation will become effective until the trustee or a successor has assumed the administrative agent’s obligations and duties under the trust agreement with respect to such series.

The trust agreement will further provide that neither an administrative agent, the Depositor nor any member, director, officer, employee, or agent of the administrative agent or the Depositor will incur any liability to the related issuing entity or certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the trust agreement or for errors in judgment; provided, however, that none of the administrative agent, the Depositor nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.  The trust agreement will further provide that, an administrative agent, the Depositor and any member, director, officer, employee or agent of the administrative agent or the Depositor will be entitled to indemnification by the related issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.  In addition, the trust agreement will provide that neither an administrative agent nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the trust agreement or which in its opinion may cause it to incur any expense or liability.  Each of the administrative agent or the Depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the trust agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder.  The applicable prospectus supplement will describe how the legal expenses and costs of such action and any liability resulting therefrom will be allocated.

Any person into or with which an administrative agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an administrative agent is a part, or any person succeeding to the business of an administrative agent, will be the successor of the administrative agent under the trust agreement with respect to the certificates of any given series.

Administrative Agent Termination Events; Rights Upon Administrative Agent Termination Event

Together with any additional events that may be described in the related prospectus supplement, “Administrative Agent Termination Events” under the trust agreement with respect to any given series of certificates will consist of the following:

•
any failure by an administrative agent to remit to the trustee any funds in respect of collections on the Deposited Assets as required under the trust agreement, that continues unremedied for five days after the giving of written notice of such failure to the administrative agent by the trustee or the Depositor, or to the administrative agent, the Depositor and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights (as defined below);

•
any failure by an administrative agent duly to observe or perform in any material respect any of its other covenants or obligations under the trust agreement with respect to such series which continues unremedied for thirty days after the giving of written  notice of such failure to the administrative agent by the trustee or the Depositor, or to the administrative agent, the Depositor and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights; and

•
specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of an administrative agent indicating its insolvency or inability to pay its obligations.

Any additional Administrative Agent Termination Events with respect to any given series of certificates will be set forth in the applicable prospectus supplement.  In addition, the applicable prospectus supplement will specify as to each matter requiring the vote of holders of certificates of a class or group of classes within a given series, the circumstances and manner in which the Required Percentage (as defined below) applicable to each matter is calculated.  “Required Percentage” means with respect to any matter requiring a vote of holders of certificates of a given series, the specified percentage (computed on the basis of outstanding Certificate Principal Balance or Notional Amount, as applicable) of certificates of a designated class or group of classes within such series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable prospectus supplement.  The “Voting Rights” evidenced by any certificate will be the portion of the voting rights of all the certificates in the related series allocated in the manner described in the related prospectus supplement.

So long as an Administrative Agent Termination Event under the trust agreement with respect to a given series of certificates remains unremedied, the Depositor or the trustee may, and at the direction of holders of such certificates evidencing not less than the “Required Percentage-Administrative Agent Termination” (as defined in the prospectus supplement, if applicable) of the Voting Rights, the trustee will, terminate all the rights and obligations of the administrative agent under the trust agreement relating to the applicable issuing entity and in and to the related Deposited Assets.  The trustee will then succeed to all the responsibilities, duties and liabilities of the administrative agent under the trust agreement with respect to such series (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Underlying Securities, then the trustee will not be so obligated) and will be entitled to similar compensation arrangements.  In the event that the trustee is unwilling or unable to act, it may or, at the written request of the holders of such certificates evidencing not less than the “Required Percentage-Administrative Agent Termination” of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent acceptable to the rating agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such administrative agent under the trust agreement with respect to such series.  Pending such appointment, the trustee is obligated to act in such capacity (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Underlying Securities, then the trustee will not be so obligated).  The trustee and any such successor may agree upon the compensation to be paid to such successor, which in no event may be greater than the compensation payable to such administrative agent under the trust agreement with respect to such series.

No certificateholder will have the right under the trust agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of breach and unless the holders of certificates evidencing not less than the “Required Percentage-Remedies” (as defined in the prospectus supplement) of the Voting Rights have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for fifteen days has neglected or refused to institute any such proceeding.  The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the trust agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the trust agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Modification and Waiver

The trust agreement for each series of certificates may be amended by the Depositor and the trustee with respect to such series, without notice to or consent of the certificateholders, for specified purposes including:

•	to cure any ambiguity or to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein;

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to add covenants, restrictions or obligations of the Depositor or to modify any provisions of the Trust Agreement provided that such addition or modification shall not adversely affect the interests of the Certificateholders in any material respect;

•	to add or supplement any Credit Support for the benefit of any certificateholders;

•	to evidence and provide for the acceptance of appointment under such trust agreement of a successor trustee;

•	to comply with any requirements imposed by the Code; and

•
to add, change or eliminate any other provisions with respect to matters or questions arising under such trust agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the issuing entity or result in a sale or exchange of any certificate for tax purposes and (y) the trustee has received written confirmation from each rating agency rating such certificates that such amendment will not cause such rating agency to qualify, reduce or withdraw the then current rating of the certificates.

Without limiting the generality of the foregoing, the trust agreement may also be modified or amended from time to time by the Depositor and the trustee with the consent of the certificateholders representing the “Required Percentage-Amendment” (as defined in the prospectus supplement) of the aggregate Voting Rights of those certificates to which such modification or amendment relates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the certificateholders; provided, however, that, no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Underlying Securities which are required to be distributed on any certificate without the consent of all of the holders of such certificates, (ii) adversely affect in any material respect the interests of the holders of any series (or class within such series) (other than as described in (i)) of certificates in a manner other than as described in (i), without the consent of the Certificateholders of such series or class evidencing not less than the Required Percentage-Amendment of the aggregate Voting Rights of such series or class or (iii) reduce the percentage of aggregate Voting Rights required by (ii), as described in (ii), without the consent of all Certificateholders of such series or class then outstanding.

No amendment or modification will be permitted which would alter the status of the issuing entity as a grantor trust for federal income tax purposes or cause the issuing entity to be required to register as an Investment Company under the Investment Company Act of 1940, as amended.  Further, no amendment will be permitted which would adversely affect in any material respect the interests of any class of certificateholders without confirmation by each Rating Agency that such amendment would not result in a downgrading or withdrawal of its rating of such certificates.

In the event the Rating Agency Condition is not satisfied with respect to such modification or amendment, the Required Percentage-Amendment will be increased to require an aggregate percentage of the aggregate Voting Rights in the amount specified in the applicable Prospectus Supplement.  The amendment provisions of the trust agreement will not be amended without the unanimous consent of the certificateholders.

Reports to Certificateholders; Notices

Reports to Certificateholders.  With each distribution to certificateholders of any class of certificates of a given series, the administrative agent or the trustee, as provided in the related prospectus supplement, will provide to the certificateholders a statement setting forth:

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the amount of such distribution to certificateholders of such class allocable to principal of or interest or premium, if any, on the certificates of such class; and the amount of aggregate unpaid interest as of such Distribution Date;

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in the case of certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related prospectus supplement;

•
the amount of compensation received by the administrative agent, if any, and the trustee for the period relating to such Distribution Date, as well as any extraordinary trust expenses incurred during such period, and such other customary information as the administrative agent, if any, or otherwise the trustee deems necessary or desirable to enable certificateholders to prepare their tax returns;

•
if the prospectus supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

•
the aggregate stated principal amount or, if applicable, notional principal amount of the Underlying Securities and the current interest rate thereon at the close of business on such Distribution Date;

•
the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each class of certificates (including any class of certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise; and

•
as to any series (or class within such series) for which Credit Support has been obtained, the amount of coverage of each element of credit support included therein as of the close of business on such Distribution Date.

In the case of information furnished with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, the amounts shall be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of certificates or for such other specified portion thereof.  Within a reasonable period of time after the end of each calendar year, the administrative agent or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a certificateholder a statement containing the information set forth above with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder.  Such obligation of the administrative agent or the trustee, as applicable, will be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the administrative agent or the trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect.

Notices.  Any notice required to be given to a holder of a registered certificate will be mailed to the last address of such holder set forth in the applicable certificate register.  Any notice required to be given to a holder of a bearer certificate will be published in a daily morning newspaper of general circulation in the city or cities specified in the prospectus supplement relating to such bearer certificate.

Evidence as to Compliance

The trustee and any administrative agent or sub-administrative agent (except for any sub-administrative agent whose activities relate only to 5% or less of the pool assets of the related issuing entity) will be required to deliver annually to the Depositor, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) under the Regulation AB that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

The trust agreement will also provide for delivery to the Depositor by the trustee, on or before March 15 of each year, of an annual statement signed by an authorized officer to the effect that after a review, to the best of such officer’s knowledge, the trustee has fulfilled its obligations under the trust agreement throughout the preceding year in all material respects with respect to any series of certificates or if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  Any administrative agent or sub-administrative agent will similarly be required to deliver an annual statement in the same form and to the same effect with respect to its obligations with respect to any series of certificates.

Copies of the annual accountants’ statement, if any, and the statement of officers of the trustee may be obtained by certificateholders without charge upon written request to either the administrative agent or the trustee, as applicable, at the address set forth in the related prospectus supplement.

Trustee, Administrative Agent and Sub-administrative agent, as Servicer

The trustee will, and any administrative agent or sub-administrative agent may, have obligations with respect the Deposited Assets or the issuing entity that will cause it to be regarded as a “servicer” of the issuing entity for purposes of Section 1101(j) of Regulation AB.  For each series of certificates, the related prospectus supplement will set forth the disclosure required for servicers performing the functions of each such party under Item 1108 of Regulation AB.

Replacement Certificates

If a certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable trustee in the City and State of New York (in the case of registered certificates) or at the principal London office of the applicable trustee (in the case of bearer certificates), or such other location as may be specified in the applicable prospectus supplement, upon payment by the holder of such expenses as may be incurred by the applicable trustee in connection therewith and the furnishing of such evidence and indemnity as such trustee may require.  Mutilated certificates must be surrendered before new certificates will be issued.

Termination

The obligations created by the trust agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the related Certificate Account or by an administrative agent, if any, and required to be paid to them pursuant to the trust agreement following the earlier of (i) the final payment or other liquidation of the last Deposited Assets subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Assets and (ii) the purchase of all the assets of the issuing entity by a party entitled to effect such purchase, under the circumstances and in the manner set forth in the related prospectus supplement.  In no event, however, will any issuing entity continue beyond the respective date specified in the related prospectus supplement.  Written notice of termination of the obligations with respect to the related series of certificates under the trust agreement will be provided as set forth above under “—Reports to Certificateholders; Notices—Notices,” and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

Any purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a series of certificates will be made at a price approximately equal to the aggregate fair market value of all the assets in the issuing entity (as determined by the trustee, the administrative agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable prospectus supplement, a specified price as determined therein (such price, a “Purchase Price”).  The exercise of such right will effect early retirement of the certificates of that series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets for such series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets at the Cut-off Date for that series specified in the related prospectus supplement.

Duties of the Trustee

The trustee makes no representations as to the validity or sufficiency of the trust agreement, the certificates of any series or any Deposited Assets or related document.  The trustee is not accountable for the use or application by or on behalf of any administrative agent of any funds paid to the administrative agent or its designee in respect of such certificates or the Deposited Assets, or deposited into or withdrawn from the related Certificate Account or any other account by or on behalf of the administrative agent.  If no Administrative Agent Termination Event has occurred and is continuing with respect to any given series, the trustee is required to perform only those duties specifically required under the trust agreement with respect to such series.  However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the trust agreement.

The Trustee

The trustee for any given series of certificates under the trust agreement will be named in the related prospectus supplement.  The commercial bank, national banking association or trust company serving as trustee will be unaffiliated with, but may have normal banking relationships with, the Depositor, any administrative agent and their respective affiliates.

LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES

In compliance with United States Federal income tax laws and regulations, the Depositor and any underwriter, agent or dealer participating in the offering of any bearer certificate will agree that, in connection with the original issuance of such bearer certificate and during the period ending 40 days after the issue of such bearer certificate, they will not offer, sell or deliver such bearer certificate, directly or indirectly, to a U.S. Person (as defined below) or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

Bearer certificates will bear a legend to the following effect:  “Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.”  The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds bearer certificates will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such bearer certificates.

As used herein, “United States means the United States of America and its possessions, and “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

Pending the availability of a definitive global security or individual bearer certificates, as the case may be, certificates that are issuable as bearer certificates may initially be represented by a single temporary global security, without interest coupons, to be deposited with a common depositary in London for Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, a société anonyme (“Clearstream Luxembourg”), for credit to the accounts designated by or on behalf of the purchasers thereof.  Following the availability of a definitive global security in bearer form, without coupons attached, or individual bearer certificates and subject to any further limitations described in the applicable prospectus supplement, the temporary global security will be exchangeable for interests in such definitive global security or for such individual bearer certificates, respectively, only upon receipt of a “Certificate of Non-U.S. Beneficial Ownership.”  A “Certificate of Non-U.S. Beneficial Ownership” is a certificate to the effect that a beneficial interest in a temporary global security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations.  No bearer certificate will be delivered in or to the United States.  If so specified in the applicable prospectus supplement, interest on a temporary global security will be distributed to each of Euroclear and Clearstream Luxembourg with respect to that portion of such temporary global security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S. Beneficial Ownership.

CURRENCY RISKS

Exchange Rates and Exchange Controls

An investment in a certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars.  Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency.  Such risks generally depend on factors over which the Depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies.  In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future.  Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any certificate.  Depreciation of the Specified Currency for a certificate against the U.S. dollar would result in a decrease in the effective yield of such certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of certificates denominated in such currency.  At present, the Depositor has identified the following currencies in which distributions of principal, premium and interest on certificates may be made:  euro, Australian dollars, Canadian dollars, U.K. pounds sterling, Danish kroner, Japanese yen, New Zealand dollars and  U.S. dollars.  However, certificates distributable with Specified Currencies other than those listed may be issued at any time.  There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency.  Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular certificate, the currency in which amounts then due to be distributed in respect of such certificate are distributable would not be available.  In that event, such payments will be made in the manner set forth above under “Description of the Certificates—General” or as otherwise specified in the applicable prospectus supplement.

As set forth in the applicable prospectus supplement, certain of the Underlying Securities may be denominated in a currency other than the Specified Currency.  Although payments in respect of principal and interest on the certificates will be made in the Specified Currency, such payments may be based in whole or in part upon receipt by the related issuing entity of payments in the Underlying Securities Currency.  An investment in certificates supported by Underlying Securities denominated in a currency other than the Specified Currency entails significant risks not associated with an investment in securities supported by obligations denominated in the same currency as the currency of payment on such securities.  Such risks include, without limitation, the possibility of significant changes in rates of exchange between the Specified Currency and the Underlying Securities Currency and the possibility of the imposition or modification of foreign exchange controls with respect to either the Specified Currency or the Underlying Securities Currency.

Prospective purchasers should consult their own financial and legal advisors as to the risks entailed by an investment in certificates denominated in a currency other than U.S. dollars.  Such certificates are not an appropriate investment for persons who are unsophisticated with respect to foreign currency transactions.

The information set forth in this prospectus is directed to prospective purchasers of certificates who are United States residents.  The applicable prospectus supplement for certain issuances of certificates may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such certificates.

Any prospectus supplement relating to certificates having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

Payment Currency

Except as set forth below, if distributions in respect of a certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Depositor’s control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such certificate shall be made in U.S. dollars until such currency is again available or so used.  The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable prospectus supplement.

If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion.  If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency.  If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

All determinations referred to above made by the applicable trustee shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the related certificateholders of such series.

Foreign Currency Judgments

The certificates will be governed by and construed in accordance with the law of the State of New York.  Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar.  A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material federal income tax consequences of owning and disposing of the certificates.  It is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated and proposed thereunder (the “Regulations”), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the “Service”) and interpretations thereof.  All of these authorities and interpretations are subject to change, and such changes may be applied on a retroactive basis.

This discussion represents the opinion of tax counsel to the issuing entity, subject to the qualifications set forth herein.  Except as specifically provided, this discussion does not purport to address the tax consequences of persons other than initial purchasers who are U.S. Certificateholders (as defined below) that hold their certificates as capital assets (within the meaning of Section 1221 of the Code) nor does it discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the United States federal income tax laws (such as life insurance companies, retirement plans, regulated investment companies, persons who hold their certificates as part of a “straddle,” a “hedge” or a “conversion transaction,” persons that have a “functional currency” other than the U.S. dollar, investors in pass-through entities and tax-exempt organizations).  This discussion assumes that the Underlying Securities are U.S. dollar-denominated debt instruments for United States federal income tax purposes.  Underlying Securities that are debt instruments but not denominated in U.S. dollars are considered under “Special Considerations for Underlying Securities Denominated in a Foreign Currency.”  Underlying Securities that are not debt instruments will be discussed in the Supplement or an attachment thereto.

U.S. Certificateholder.  For purposes of this discussion, a “U.S. Certificateholder” means a certificateholder that is a U.S. Person.  A “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation (or other entity treated like a corporation for federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, (iv) a trust with respect to which both (A) a court in the U.S. is able to exercise primary authority over its administration and (B) one or more U.S. persons have the authority to control all of its substantial decisions or (v) a trust that has elected to be treated as a United States person under applicable Regulations.  A “Non-U.S. Certificateholder” means a certificateholder that is neither a U.S. Person nor subject to rules applicable to former citizens and residents of the United States.

U.S. Persons and Non-U.S. persons who own an interest in a certificate through an arrangement treated as a pass-through entity under the Code (for example, a partnership) will generally receive the same tax treatment with respect to the material tax consequences of their indirect ownership of the Certificates as described herein for direct owners of Certificates with the same tax status.  Nonetheless, such persons are encouraged to consult their tax advisors with respect to their particular circumstances.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE CERTIFICATES UNDER THEIR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY LOCAL, STATE OR FOREIGN JURISDICTION TO WHICH THEY MAY BE SUBJECT.

Tax Status of the Issuing Entity

Classification as trust.  In the opinion of Sidley Austin LLP, the issuing entity will not be classified as a corporation or as a publicly traded partnership taxable as a corporation for federal income tax purposes and, therefore, will not be subject to federal income tax.  Although the matter is not entirely free from doubt, the parties will treat the issuing entity as a “grantor trust” for federal income tax purposes.  The certificateholders, therefore, will be deemed to own directly their proportionate shares of the Underlying Securities allocable to their classes of certificates and will generally be required to report on their federal income tax returns their proportionate shares of the issuing entity’s income and deductions in accordance with their own methods of accounting.  No assurance can be given that the Service will agree with the foregoing classification of the issuing entity or that if challenged this classification will prevail.

Classification as Partnership.  If the issuing entity is classified as a tax partnership, the issuing entity will not be subject to federal income tax, but each item of income, gain, loss, deduction and credit generated by the Underlying Securities will be allocated among the certificateholders as partners in accordance with their respective interests.  The amount of income reportable by the certificateholders as partners could differ from the amount of income reportable by the certificateholders as grantors of a trust.  A cash basis certificateholder treated as a partner, for example, might be required to report income when the issuing entity accrues the income rather than when the certificateholder receives it and, consequently, might be taxed on more income than received on the certificate.  In addition, partnership characterization may have adverse state or local tax consequences for certificateholders.  Certificateholders are urged to consult with their tax advisors regarding the foregoing.

Because the trustee will treat the issuing entity as a grantor trust for federal income tax purposes, it will not comply with the tax reporting requirements applicable to partnerships.  The remaining discussion assumes that the issuing entity is, and the certificates represent interests in, a grantor trust for federal income tax purposes.

Income of U.S. Certificateholders

In General.  A certificateholder will allocate the purchase price for a certificate among the different Underlying Securities represented by the certificate in proportion to the relative fair market values of the different Underlying Securities on the purchase date.  The amount allocated to any particular Underlying Security will represent the initial adjusted basis of the certificateholder’s interest in that Underlying Security.  Thereafter, a certificateholder should calculate separately the items of income, gain, loss, deduction and credit with respect to those different interests.

Certificates Subject to Call.  In some cases, the acquisition of a certificate will represent both the purchase of interests in the Underlying Securities and the grant of an option to call the certificate.  In that case, the purchase price allocable to the interests in the Underlying Securities should equal the fair market value of such interests and any difference between the fair market value of the interests and the purchase price of the certificate should represent an option premium deemed paid to the certificateholder for writing the option.  If the amount of the purchase price allocated to Underlying Securities either exceeds or falls short of the adjusted issue price (as more fully described below, but ordinarily, the principal amount) of the Underlying Securities, then the certificateholder’s interests in the Underlying Securities will have been acquired by the certificateholder either at a premium or a discount.  See the discussions below under the captions “Market Discount” and “Premium.”

Because of the difficulties of allocating the purchase price of a certificate between a deemed option premium and the Underlying Securities, and the related tax reporting, the issuing entity generally intends for reporting purposes to treat the deemed option premium as insignificant and allocate any certificate purchase price entirely to the Underlying Securities.  No assurance can be given that the Service will agree with this position and if the Service allocates less of the purchase price to the Underlying Securities and more to the deemed option premium, then the certificateholder may have more discount to take into income or less premium available to use as an offset against interest income.  In addition, although the matter is not entirely free from doubt, such a re-allocation by the Service may allow (but not require) a certificateholder to integrate the option and the Underlying Securities, treating them as a single “synthetic” debt instrument under Section 1.1275-6 of the Regulations.

The issuing entity will generally not identify the interests in the Underlying Securities and any option as part of an integrated transaction.  The remaining discussion assumes that these positions will not be integrated and that the issuing entity’s allocation of the purchase price of a certificate will be respected.  Certificateholders are urged to consult with their tax advisors regarding the foregoing.

Different Income Tax Treatment of Different Classes.  The certificates may be issued in different classes and may represent (i) an interest in the Underlying Securities in full, (ii) an interest in a specified portion of one or more principal payments or interest payments on the Underlying Securities (“Strip Certificates”) or (iii) an interest in a specified portion of the principal amount of the Underlying Securities and a specified portion of the interest payable on the Underlying Securities (“Fixed Rate and Floating Rate Certificates”).  These differences affect the income tax treatment of the different classes.

Interests in the Underlying Securities in Full

For income tax purposes these certificates are equivalent to holding the Underlying Securities and the following considerations apply to their tax treatment.

Original Issue Discount.  Certain of the  Underlying Securities may have been issued with original issue discount (“OID”) for federal income tax purposes.  In general, the OID on an Underlying Security will equal the difference between the issue price of the Underlying Security and its stated redemption price at maturity (“SRPM”), which is ordinarily the difference between  the initial price of the Underlying Security to the public and the stated principal amount of the Underlying Security.  OID is deemed to accrue over the term of the Underlying Security under a constant yield method that takes into account the annual (or more frequent) compounding of interest.

Unless a certificateholder acquires its interest in an Underlying Security at a premium (as explained below), if the amount of OID on an Underlying Security exceeds a certain “de minimis” amount, then regardless of its accounting method, a certificateholder will be required to include in gross income OID as it accrues on the Underlying Security during the period that the certificateholder has an interest in the Underlying Security.

Contingent Payment Securities.  Certain of the Underlying Securities may have been issued with contingent interest and, as a result, would be subject to the contingent payment rules under the OID provisions of the Code.  The interest on these securities must generally be taken into account whether or not the amount of any payment is fixed or determinable in the taxable year, according to how interest would accrue under a comparable noncontingent OID instrument.

Market Discount.  To the extent the purchase price of a certificate allocated to an Underlying Security is less than the Underlying Security’s adjusted issue price (that is, the initial price of the Underlying Security to the public increased for accrued OID), the certificateholder may acquire its interest in the Underlying Security with “market discount” as defined under Section 1276 of the Code.  If the amount of market discount exceeds a certain “de minimis” amount, then the certificateholder will have to recognize as ordinary income its share of any gain  realized on the disposition of either the Underlying Security or the Certificate, to the extent such market discount has accrued.  In addition, the certificateholder will have to  recognize as ordinary income its share of any partial principal payment on the Underlying Security to the extent market discount has accrued.  Alternatively, the certificateholder may elect to recognize and include market discount in income currently.  (Because such an election will affect how the certificateholder treats other securities it should only be made after consulting with a tax adviser).  In either case, the basis of the certificateholder’s interest in the Underlying Security will increase by the amount of market discount recognized.  If the market discount rules apply to one or more Underlying Securities represented by a certificate but a certificateholder does not elect to currently accrue and include market discount in income currently, then the certificateholder may have to defer claiming a deduction for part or all of any interest expense incurred or continued to purchase or carry the certificate.

Premium.  Depending on how the purchase price of a certificate is allocated among the  certificateholder’s interests in the Underlying Securities, the certificateholder’s interests in one or more Underlying Securities may be purchased with either an acquisition premium or a bond premium.  A certificateholder’s interests in an Underlying Security is purchased with acquisition premium if the purchase price allocated to the Underlying Security exceeds the adjusted issue price of the Underlying Security but not its stated redemption price at maturity, Acquisition premium reduces (but does not eliminate) the amount of OID that the certificateholder would otherwise have to include in income.  The affect of acquiring an interest in an Underlying Security with bond premium is discussed below under the caption “Fixed Rate and Floating Rate Certificates—Bond Premium.”

Election to Treat All Interest as Original Issue Discount.  A certificateholder may elect to include in gross income all interest (including stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any bond premium or acquisition premium) that accrues on an Underlying Security using a constant yield method.  Because this election will affect how the certificateholder treats other securities it should only be made after consulting with a tax adviser.

Strip Certificates

The federal income tax consequences of acquiring, holding, and disposing of Strip Certificates will be discussed in the applicable Supplement or an attachment thereto.

Fixed Rate and Floating Rate Certificates

Original Issue Discount.  Proper federal income tax treatment of these certificates is unclear.  In effect, a portion of the principal and a portion of the interest have been “stripped” off the Underlying Securities.  Under the tax rules applicable to stripped debt obligations, on the date a certificate is purchased, each of the Underlying Securities represented by the certificate is treated as newly issued (possibly with original issue discount) for purposes of reporting a certificateholder’s income.  Notwithstanding these rules, however, the investment of the certificateholder more closely resembles an investment in an ordinary, non-OID bond than an investment in a discount instrument.

Assuming the certificates are purchased at par (generally, the face amount of the Underlying Securities) and subject to the discussion in the paragraph below, the issuing entity intends to take the position that the Fixed Rate and Floating Rate Certificates do not represent interests in securities having original issue discount.  Based upon the foregoing, it is reasonable for each Fixed Rate and Floating Rate certificateholder to report on its federal income tax return, in a manner consistent with its method of tax accounting, its share of the interest income earned with respect to the Underlying Securities.  If, however, the Service successfully challenges this position, the Fixed Rate and Floating Rate Certificates would represent interests in securities having original issue discount.  In that case, Fixed Rate and Floating Rate certificateholders would have to include in gross income such OID as accrued over the term of the Underlying Securities under a constant yield method.  In addition, Fixed Rate and Floating Rate certificateholders who acquire their certificates after the original issuance (that is, on re-sale) may acquire their interests in the Underlying Securities either with additional discount or at a premium.  These purchasers are encouraged to consult their tax advisors regarding the tax consequences of acquiring, owning and disposing of  Fixed Rate and Floating Rate Certificates under these circumstances.

Bond Premium.  Depending on how the purchase price of a certificate is allocated among the Underlying Securities, a certificateholder may acquire its interest in one or more Underlying Securities at a bond premium.  This will occur to the extent that the purchase price allocated to the certificateholder’s portion of the Underlying Security exceeds the stated redemption price at maturity of the certificateholder’s portion of the Underlying Security.  If the certificateholder makes (or has made) an election under Section 171 of the Code, then the premium will be amortizable over the term of the Underlying Security under a constant yield method.  The amount of premium amortized in each taxable year offsets the interest income on the Underlying Security but also reduces the certificateholder’s basis in the Underlying Security.  Because this election will affect how the certificateholder treats other securities it should only be made after consulting with a tax advisor.

Special Considerations for Underlying Securities That Include trust Preferred

The Underlying Securities may include trust preferred securities.  Ordinarily, an issuer of trust preferred securities may defer the interest payments on the subordinated debentures that underlie the trust preferred securities, thereby deferring the interest payments on the trust preferred securities as well.  The materials used to offer trust preferred securities may express the view that the trust preferred securities were not issued with original issue discount.  Presumably, this is based on the belief that the likelihood of the issuer exercising its right to defer interest on the subordinated debentures was remote.  In these cases, the issuing entity also intends to treat these assets as having been issued without OID.

If the Service successfully challenges this treatment (or the assertion that the exercise of the deferral right was remote), then a certificateholder will have to include any OID in income as it accrues over the term of the trust preferred securities regardless of whether the certificateholder received the cash attributable to that income and regardless of the certificateholder’s regular accounting method.  Similarly, if the issuer of the trust preferred securities exercises its right to defer interest payments on the subordinated debentures, then beginning with the first deferral period, the certificateholders will have to accrue the interest payable on the trust preferred securities as OID.

Deductibility of Trust’s Fees and Expenses

Fees and Expenses.  Under Section 162 or 212 of the Code, each certificateholder will be entitled to deduct its pro rata share of expenses incurred by the issuing entity.  In the case of individuals (and trusts, estates or other persons that compute their income in the same manner as individuals) these expenses will be deductible under Section 67 of the Code only to the extent these expenses, plus other “miscellaneous itemized deductions” of the individual, exceed 2% of the individual’s adjusted gross income.  In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the “Applicable Amount”) will be reduced by the lesser of (i) 3% of the excess of the individual’s adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year.  The 3% and 80% limits are scheduled to be reduced starting in 2006 and return to current levels in 2010.

Foreign Tax Credits.  Foreign income taxes (if any) withheld from payments to the issuing entity will be includible in the income of certificateholders and will likewise be deductible to certificateholders, or, alternatively, certificateholders may, subject to various limitations, be eligible to claim a U.S. foreign tax credit.

Sale or Exchange by Certificateholders

Sale or Exchange of a Certificate.  A certificateholder who sells a certificate prior to its maturity will be treated as having sold a pro rata portion of the Underlying Securities represented by the certificate.  The certificateholder will recognize gain or loss equal to the difference, if any, between the amount received for each type of Underlying Security (determined based on the relative fair market values of the Underlying Securities on the date of sale) and the certificateholder’s adjusted basis in each Underlying Security.  A certificateholder’s adjusted basis in an Underlying Security will equal the amount of the Certificate purchase price initially allocated to the Underlying Security, increased by any original issue discount accrued by the certificateholder with respect to that security and decreased by the bond premium amortized and any payments of stated redemption price at maturity (generally, principal payments) received with respect to that security.  Except for gain representing accrued interest and accrued market discount not previously included in income, any gain or loss will be capital gain or loss.

Certificates Subject to Call.  As noted above, in some cases the acquisition of a certificate will represent both the purchase of an interest in the Underlying Securities and the grant of an option to call the certificate.  Although the matter is not entirely free from doubt, these two actions are likely to represent a straddle for purposes of Section 1092 of the Code.  Consequently, any capital gain or loss realized on the sale, exchange or redemption of the certificate will be short-term capital gain or loss regardless of how long the certificate is held.

Sale of the Underlying Securities.  If the issuing entity sells the Underlying Securities (or the Underlying Securities are redeemed or retired by the Issuer) each certificateholder will be treated as having sold its pro rata interest in the Underlying Security and gain or loss (if any) will be recognized by the certificateholder.  Except for gain representing accrued interest and accrued market discount not previously included in income, any gain or loss will be capital gain or loss.

In Kind Redemption of Certificates.  If the Underlying Securities are distributed in exchange for certificates in accordance with the proportionate interests of the certificateholders in the principal and interest payments on the Underlying Securities, then that distribution will not be treated as a taxable event.  A certificateholder will, however, have gain or loss if following an in-kind redemption, the certificateholder has a greater or lesser interest in the principal or interest payments on the Underlying Securities than it held immediately before the exchange.

Modification or Exchange of Underlying Securities.  Depending upon the circumstances, it is possible that a modification of the terms of the Underlying Securities, or a substitution of other assets for the Securities following a default on the Underlying Securities, would be a taxable event to certificateholders, in which case they would recognize gain or loss as if they had sold their interests in the Underlying Securities.

Special Considerations for Underlying Securities Denominated in a Foreign Currency

The following U.S. federal income tax considerations apply to certificates (“Foreign Currency Certificates”) that represent interests in Underlying Securities that are debt instruments denominated in currency other than the U.S. dollar (“Underlying Foreign Securities”).  Different rules apply to interest that may be taken into income upon receipt (such as interest received from a non-OID debt by a cash method U.S. Certificateholder) and interest that must be taken into income as it accrues (such as OID and “ordinary” interest in the case of an accrual method U.S. Certificateholder).

Interest That May be Taken Into Income Upon Receipt (“Current Interest”).    In the case of Current Interest paid in a foreign currency, the Certificateholder must determine (and include in income) the U.S. dollar value of the foreign currency payment on the date the payment is received, regardless of whether the payment is in fact converted into U.S. dollars at that time.  If the payment is retained in the form of the foreign currency, then the U.S. dollar value of the currency on the date of payment will be the U.S. Certificateholder’s tax basis in the foreign currency.  Any gain or loss subsequently realized by the U.S. Certificateholder on the sale or other disposition of the foreign currency (including its exchange into U.S. dollars or its use to purchase additional Certificates) will be ordinary income or loss.

Interest That Must be Taken Into Income as it Accrues and Before Receipt (“Accrued Interest”).    A U.S. Certificateholder must determine (and include in income) the U.S. dollar value of its Accrued Interest income by translating that income at the average rate of exchange for the accrual period or, if the accrual period spans two taxable years, by translating the income at the average rate for that part of the accrual period falling within the taxable year.  Alternatively, the U.S. Certificateholder may elect to translate Accrued Interest using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year for that part of the accrual period falling within the taxable year.  In addition, if the last day of an accrual period is within five business days of the date of receipt of the Accrued Interest, a U.S. Certificateholder may translate the interest using the rate of exchange on the date of receipt.  Because the election will apply to other debt obligations held by the U.S. Certificateholder and may not be changed without the consent of the Service, a U.S. Certificateholder is encouraged to consult a tax advisor before making the above election.

Receipt of Accrued Interest.  A U.S. Certificateholder will recognize exchange gain or loss (which will be treated as ordinary income or loss) on the date the Accrued Interest is received.  The amount of exchange gain or loss recognized will equal the difference, if any, between the U.S. dollar value of the foreign currency payment received (determined on the date the payment is received) and the U.S. dollar value of the Accrued Interest taken into income with respect to the accrual period.

Acquisition of Foreign Currency Certificates With Foreign Currency.  A U.S. Certificateholder who purchases a Foreign Currency Certificate with previously acquired foreign currency will recognize ordinary income or loss equal to the difference (if any) between the Certificateholder’s tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency as determined on the date of purchase.

Sale, Exchange or Retirement of a Foreign Currency Certificate.  Upon the disposition of a Foreign Currency Certificate (whether by sale, exchange or redemption), a U.S. Certificateholder will recognize taxable gain or loss equal to the difference between the amounts realized with respect to its interests in the different Underlying Foreign Securities and the U.S. Certificateholder’s adjusted tax basis in its interests in the different Underlying Foreign Securities.  See the discussion under “Sale or Exchange by Certificateholders.”  If the U.S. Certificateholder receives foreign currency on the disposition of the Foreign Currency Certificate, the amount realized will be based on the U.S. dollar value of the foreign currency on either the date the payment is received or the date the Foreign Currency Certificate is sold, exchanged or redeemed.

To the extent gain or loss realized upon the disposition of a Foreign Currency Certificate is attributable to fluctuations in currency exchange rates, it will be treated as ordinary income or loss but will not be characterized as interest income or as an interest expense.  The amount of currency gain or loss will equal the difference between the U.S. dollar value of the principal amounts of the different Underlying Foreign Securities, determined on the date the payment is received or the Foreign Currency Certificate is disposed of, and the U.S. dollar value of the foreign currency principal amount of the different Underlying Foreign Securities, determined on the date the U.S. Certificateholder acquired the Foreign Currency Certificate.  Foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. Certificateholder on the disposition of the Foreign Currency Certificate.

Market Discount.  If a U.S. Certificateholder’s share of a Foreign Currency Security is acquired at market discount, then the amount of market discount accrued in respect of that Foreign Currency Security is measured in terms of the foreign currency.  Market discount is deemed to accrue in all cases, but at a U.S. Certificateholder’s election the amount accrued may be taken into income either (i) currently or (ii) upon the receipt of any partial principal payment on the Foreign Currency Security, or upon the sale, exchange, retirement or other disposition of the Foreign Currency Certificate.  (See the earlier discussion of market discount under the caption “Interests in the Underlying Securities in Full —Market Discount”).  Market discount that is taken into income currently, and before receipt, is treated like Accrued Interest and Market Discount that is not taken into account until received, is treated like Current Interest.

Premium.  If a U.S. Certificateholder’s share of a Foreign Currency Security is acquired at a premium, then the amount of premium amortized in respect of any interest payment from that Foreign Currency Security is measured in terms of the foreign currency.  (See the earlier discussion of bond premium under the caption “Fixed Rate and Floating Rate Certificates—Bond Premium.”)  At the time the corresponding interest payment is received, the portion of the interest payment equal to the amortized premium should be treated as a return of principal.  A U.S. Certificateholder should then recognize exchange gain or loss on that portion based on the difference between the U.S. dollar value of such amount as measured on the date the interest payment is received and the U.S. dollar cost of the amount as measured on the date the Certificate was acquired.  As to the treatment of the remaining amount of the interest payment, see the earlier discussions of Current Interest and Accrued Interest.

Income of Non-U.S. Certificateholders

A Non-U.S. Certificateholder who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a  certificate, unless the Non-U.S. Certificateholder is (i) a direct or indirect 10% or greater shareholder of the issuer of the Underlying Securities; (ii) a controlled foreign corporation related to the issuer of the Underlying Securities; or (iii) an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

•	is signed under penalties of perjury by the beneficial owner of the certificate,

•	certifies that such owner is not a U.S. Certificateholder, and

•	provides the beneficial owner’s name and address.

A “Withholding Agent” is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Certificateholder (which itself is not a Withholding Agent).  Generally, this statement is made on an IRS Form W-8BEN (“W-8BEN”), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect.  Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S.  The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN.  A Non-U.S. Certificateholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf may have substantially increased reporting requirements.  In particular, in the case of  certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

A Non-U.S. Certificateholder whose income with respect to its investment in a  certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the certificateholder was a U.S. person provided the certificateholder provides to the Withholding Agent an IRS Form W-8ECI.

Certain securities clearing organizations, and other entities that are not beneficial owners, may be able to provide a signed statement to the Withholding Agent.  However, in such case, the signed statement may require a copy of the beneficial owner’s W-8BEN (or a substitute form).

Generally, a Non-U.S. Certificateholder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a  certificate, unless the Non-U.S. Certificateholder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and the gain is derived from sources within the United States.  Certain other exceptions may be applicable, and a Non-U.S. Certificateholder should consult its tax advisor in this regard.

Estate Tax.  The  certificates will not be includible in the estate of a Non-U.S. Certificateholder unless (a) the individual is a direct or indirect 10% or greater shareholder of the Underlying Securities Issuer or, (b) at the time of such individual’s death, payments in respect of the certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States, or (c) the certificateholder was an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes.

Information Reporting and Backup Withholding

Backup withholding of U.S. federal income tax may apply to payments made in respect of a  certificate to a registered owner who is not an “exempt recipient” and who fails to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the manner required.  Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients.  Payments made in respect of a certificateholder must be reported to the Service, unless the certificateholder is an exempt recipient or otherwise establishes an exemption.  Compliance with the identification procedures (described in the preceding section) will also establish an exemption from backup withholding for a Non-U.S. Certificateholder who is not an exempt recipient.

In addition, upon the sale of a  certificate to (or through) a broker, the broker must backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. Certificateholder certifies that the seller is a Non-U.S. Certificateholder (and certain other conditions are met).  The sale must also be reported by the broker to the Service, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met).

Any amounts withheld under the backup withholding rules from a payment to a certificateholder will be allowed as a refund or a credit against such certificateholder’s U.S. federal income tax, provided that the required information is furnished to the Service.

Proposed Reporting Regulations

In December 2006 the IRS and Treasury Department finalized regulations that concern the reporting of tax information with respect to “Widely Held Fixed Investment Trusts” such as the issuing entity.  Under these guidelines, the Trustee may be compelled, or have an opportunity, to adopt  methods of calculating and reporting the tax items associated with the Underlying Securities (such as OID, market discount, sale proceeds and premium) that are different from the methods customarily used to calculate and report such items.  Any  method of calculating and reporting tax items so adopted  could have the effect of accelerating the certificateholders’ income and delaying their deductions.

State and Local Tax Considerations

Potential certificateholders should consider the state and local tax consequences of the purchase, ownership and disposition of the certificates.  State and local tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality.  Therefore, potential certificateholders should consult their tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

Possible Alternative Treatment of the Underlying Securities

Except to the extent otherwise noted in the prospectus supplement, the issuer of the Underlying Securities has received an opinion of counsel to the effect that the Underlying Securities constitute indebtedness for federal income tax purposes.  If the Service successfully challenges that assertion, then a certificateholder’s interest in the Underlying Securities may instead be treated as representing an interest in the stock of the Underlying Securities Issuer.  Treatment of the Underlying Securities as stock could have adverse tax consequences to certain holders.  For example, a Non-U.S. Holder might lose the benefit of treating the income on the certificate as interest not subject to federal withholding tax.

UNDERWRITING

Certificates may be offered in any of three ways:  (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents.  The applicable prospectus supplement will set forth the terms of the offering of any series of certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of the certificates and the proceeds to the Depositor from the sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the certificates may be listed, any restrictions on the sale and delivery of certificates in bearer form and the place and time of delivery of the certificates to be offered thereby.

If underwriters are used in the sale, certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  The managing underwriters or underwriters in the United States will include BAS, an affiliate of the Depositor.  The obligations of the underwriters to purchase the certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the certificates if any certificates are purchased.  Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Certificates may also be sold through agents designated by the Depositor.  Any agent involved in the offer or sale of certificates will be named, and any commissions payable by the Depositor to such agent will be set forth, in the applicable prospectus supplement.  Any agent will act on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, the Depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase certificates at the public offering price described in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such prospectus supplement.  Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement and such prospectus supplement will set forth the commissions payable for solicitation of such contracts.

Any underwriters, dealers or agents participating in the distribution of certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of certificates may be deemed to be underwriting discounts and commissions under the Securities Act.  Agents and underwriters may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof.  Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Depositor or its affiliates in the ordinary course of business.

BAS is an affiliate of the Depositor.  BAS’s participation in the offer and sale of certificates complies with the requirements of Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

As to each series of certificates, only those classes rated in one of the investment grade rating categories by a rating agency will be offered hereby.  Any unrated classes or classes rated below investment grade may be retained by the Depositor or sold at any time to one or more purchasers.

Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the certificates.  Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the related prospectus supplement.  Also, affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the certificates.

LEGAL OPINIONS

Certain legal matters with respect to the certificates will be passed upon for the Depositor and the underwriters by Sidley Austin LLP, New York, New York, or other counsel identified in the applicable prospectus supplement.

INDEX OF TERMS FOR PROSPECTUS

$2
Accrued Interest	60
Administrative Agent Termination Events	46
Applicable Amount	59
Assessment of Compliance	49
BAS	2
Base Rate	15
Business Day	14
Calculation Agent	16
Call on Certificates	24
Call on Underlying Securities	24
Call Right	24
Callable Series	24
CD Rate	17
CD Rate Calculation Date	18
CD Rate Certificate	16
CD Rate Determination Date	17
CDs (Secondary Market)	17
Certificate Account	41
Certificate of Non–U.S. Beneficial Ownership	52
Certificates of Deposit	18
Clearstream Luxembourg	52
CMS Rate	18
CMS Rate Calculation Date	19
CMS Rate Certificate	16
CMS Rate Determination Date	18
Code	54
Commercial Paper	19
Commercial Paper Rate	19
Commercial Paper Rate Calculation Date	20
Commercial Paper Rate Certificate	16
Commercial Paper Rate Determination Date	19
Company	II–6
Composite Quotations	16
Concentrated Underlying Securities	11
Covered Persons	II–1
Credit Support	39
Currency Derivatives	38
Current Interest	60
Cut–off Date	41
Delaware Act	II–1
Deposited Assets	i, 41
Deposited Assets Instruments	42
Determination Date	13
Distribution Date	i
dollar	2
Dual Currency Certificates	23
ETC Credit Entity	35
ETC Issuer	35

Euroclear	52
Exchange Act	1
Exchange Rate Agent	13
Exchangeable Series	24
Fannie Mae	35
Federal Funds (Effective)	20
Federal Funds Rate	20
Federal Funds Rate Calculation Date	20
Federal Funds Rate Certificate	16
Federal Funds Rate Determination Date	20
Federal Funds/Effective Rate	20
FHLMC	35
Fixed Pass–Through Rate	11
Fixed Rate and Floating Rate Certificates	56
Fixed Rate Certificates	15
Floating Rate Certificates	15
Foreign Currency Certificates	60
Foreign Fiscal Agent	37
Freddie Mac	35
GSEs	29
GTC Notes	36
H.15(519)	16
Index Maturity	16
Initial Pass–Through Rate	15
Interest Accrual Period	16
Interest Rate Derivatives	38
Interest Reset Date	17
issuing entity	7
LIBOR	21
LIBOR Certificate	16
LIBOR Determination Date	21
London Banking Day	15
Market Exchange Rate	13
Maximum Pass–Through Rate	16
Minimum Pass–Through Rate	16
Money Market Yield	20
Moneyline Telerate Page 42276 Swap Rate	18
Nonrecoverable Advance	45
Non–U.S. Certificateholder	55
Notional Amount	15
OID	56
Optional Exchange Date	25
Original Issue Date	11
Pass–Through Rate	11
prime rate	21
Prime Rate Certificate	16
Purchase Price	51
Realized Losses	23
Regulations	54
Related Proceeds	45
Required Percentage	46

Required Percentage–Administrative Agent Termination	46, 47
Required Percentage–Amendment	48
Required Percentage–Remedies	47
Reserve Account	40
Reuters Screen ISDAFIX1 Page	19
Reuters Screen LIBO Page	21
Reuters Screen NYMF Page	21
Sallie Mae	35
Schedule B	37
Secured Underlying Securities	34
Securities Act	6
Senior Underlying Securities	33
Service	54
Specified Currency	12
Spread	15
Spread Multiplier	15
SRPM	56
Strip Certificates	56
Stripped Interest	15
sub–administrative agent	42
Subordinated Underlying Securities	33
Treasury bills	22
Treasury Rate Calculation Date	23
Treasury Rate Certificate	16
Treasury Rate Determination Date	22
Trustee Fee	44
U.S. Certificateholder	54
U.S. dollars	2
U.S. Government Securities Business Day	19
U.S. Person	52
U.S.$	2
Underlying Foreign Securities	60
Underlying Securities	i
Underlying Securities Currency	38
Underlying Securities Indenture	32
Underlying Securities Issuer	5
Underlying Securities Trustee	32
Underlying Security Events of Default	33
United States	52
USD	2
Variable Pass–Through Rate	11
Voting Rights	46
W–8BEN	62
Withholding Agent	62

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3)

The expenses estimated to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below.

SEC Filing Fee for Registration Statement	$ _______

Legal Fees and Expenses	$ 500,000*

Trustee’s Fees and Expenses (including counsel fees)	$150,000*

Blue Sky Fees and Expenses	$ 25,000*

Listing Fees	$ 50,000*

Printing and Engraving Fees	$ 75,000*

Rating Agency Fees	$ 100,000*

Miscellaneous	$100,000*

Total	$[ ]*
_________________
*	All amounts, except the SEC Filing Fee, are estimates for expenses incurred or to be incurred in accordance with Item 511 of Regulation S-K.

INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3)

Section 18-108 of the Delaware Limited Liability Company Act, as amended (the “Delaware Act”), grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.  Section 3.13(a) of the Limited Liability Company Agreement of the Depositor (the “Agreement”) provides that no manager (or affiliate thereof), member or officer of the Depositor shall have any liability to the Depositor for any act or failure to act on behalf of the Depositor unless such act or failure to act resulted from the gross negligence or intentional misconduct of such person or entity.  Section 3.13(e) of the Agreement provides that the managers (any affiliate of the managers), any officers, directors, stockholders or employees of any affiliate of the managers and the members, officers and employees of the Depositor shall be “Covered Persons” under the Agreement.  In addition, Section 3.13(b) of the Agreement provides that to the fullest extent permitted by applicable law, the Depositor shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved, or is threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Depositor or which relates to or arises out of the Depositor or its property, business or affairs.  A Covered Person shall not be entitled to indemnification with respect to any claim, issue or matter in which it has engaged in fraud, willful misconduct, bad faith or gross negligence.  Section 18-303 of the Delaware Act provides that except as otherwise provided therein the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company.  Section 1.5 of the Agreement provides that except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Depositor, whether existing in contract, tort, or otherwise shall be obligations and liabilities of the Depositor and no member or manager shall be obligated personally for such debt, obligation or liability of the Depositor solely by means of being a member or manager of the Depositor.  Section 3.13(a) provides that any Covered Person shall be fully protected from any action or inaction based upon or in accordance with the advice or opinions received from counsel or accountants or other professionals consulted in respect of the affairs of the Depositor.  In addition, no manager shall be liable for the gross negligence, dishonesty or bad faith of any officer, employee, or other agent selected by the board of managers of the Depositor with reasonable care.  Notwithstanding any of the foregoing to the contrary, the provisions of Section 3.13 of the Agreement shall not relieve any Covered Person of any liability, to the extent that such liability may not be waived, modified or limited under applicable law.

EXHIBITS (ITEM 16 OF FORM S-3)

Exhibits	Description of Exhibit

1.1	Form of Underwriting Agreement.*

3.1	Certificate of Formation of the Depositor. *

3.2	Limited Liability Company Agreement of the Depositor. *

4.1.1	Form of Standard Terms for Trust Agreement.

4.1.2	Form of Series Supplement. *

4.4	Administration Agreement.

5.1	Opinion of Sidley Austin LLP with respect to legality.*

8.1	Opinion of Sidley Austin LLP with respect to material tax matters.*

23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1 and Exhibit 8.1).*

24.1	Power of Attorney.*
__________________
*	Previously filed.

UNDERTAKINGS (ITEM 17 OF FORM S-3)

A.	Undertakings Pursuant to Rule 415

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a) (1) (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; and

provided, further, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.           Undertaking in respect of incorporation of subsequent Exchange Act documents by reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.           Undertaking in respect of indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D.           Undertaking in respect of incorporation of subsequent Exchange Act documents by third parties.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies on behalf of the Bond Products Depositor LLC (the “Company”) that he has reasonable grounds to believe that the Company meets all of the requirements for filing on Form S-3, it believes that the securities rating requirement for use of Form S-3 will be met by the time of sale of the securities and it has duly caused this Amendment Number 6 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 30 day of July, 2007.

Bond Products Depositor LLC

By:	/s/ Stephen J. Anderson
Stephen J. Anderson
President and Principal Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment Number 5 to the Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Date	Title

*	July 30, 2007	Chairman of the Board and Manager
Stephen K. Stegemeyer

	July 30, 2007	President, Principal Executive Officer and Manager
Stephen J. Anderson

*	July 30, 2007	Senior Vice President, Principal Accounting Officer and Manager
David J. Walker

*	July 30, 2007	Principal Financial Officer and Manager
George C. Carp

*	July 30, 2007	Manager
Adam M. Vore

*By	/s/ Stephen J. Anderson
Stephen J. Anderson Attorney-in-fact